HOME EQUITY ASSET TRUST 2006-7

_______________________________________________

DERIVED INFORMATION [9/19/06]

[$1,069,750,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,080,750,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-7

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

[$1,069,750,000] (Approximate)

Home Equity Pass-Through Certificates, Series 2006-7

Pricing Information

Offered Certificates (1):

Class	Available Certificate Balance ($)	Pre-Placed Certificate Balance ($)	Loan Group	Bond Type	Coupon (2)	WAL (Years)	Proposed Ratings (Fitch/Moody’s/S&P/DBRS)
1-A -1	-	340,000,000	I	Senior/Adj	LIBOR + [ ]%	2.1	AAA / Aaa / AAA / AAA
2-A-1	296,000,000	-	II	Senior/Adj/Sequential	LIBOR + [ ]%	1.0	AAA / Aaa / AAA / AAA
2-A-2	86,000,000	-	II	Senior/Adj/Sequential	LIBOR + [ ]%	2.0	AAA / Aaa / AAA / AAA
2-A-3	91,000,000	-	II	Senior/Adj/Sequential	LIBOR + [ ]%	3.0	AAA / Aaa / AAA / AAA
2-A-4	64,800,000	-	II	Senior/Adj/Sequential	LIBOR + [ ]%	5.9	AAA / Aaa / AAA / AAA
M-1	40,150,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.7	AA+ / Aa1 / AA+ / AA (high)
M-2	35,750,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.5	AA+ / Aa2 / AA / AA
M-3	20,350,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.4	AA / Aa3 / AA / AA
M-4	19,250,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.4	AA- / A1 / AA- / AA (low)
M-5	18,700,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.3	A+ / A2 / A+ / A (high)
M-6	16,500,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.3	A / A3 / A / A
M-7	16,500,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.3	A- / Baa1 / A- / A (low)
M-8	11,000,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.2	BBB+ / Baa2 / BBB+ / BBB (high)
B-1	8,250,000	-	I & II	Subordinate/Adj	LIBOR + [ ]%	4.2	BBB / Baa3 / BBB / BBB
B-2	5,500,000	-	I & II	Subordinate/Adj	LIBOR + [ ]%	4.2	BBB- / Ba1 / BBB- / BBB
Total	729,750,000	340,000,000

Non-Offered Certificates (1):

Class	Available Certificate Balance ($)	Pre-Placed Certificate Balance ($)	Loan Group	Bond Type	Coupon (2)	WAL (Years)	Proposed Ratings (Fitch/Moody’s/S&P/DBRS)
B-3	11,000,000	-	I & II	Subordinate/Adj	LIBOR + [ ]%	4.1	BB+ / Ba2 / BB+ / BB (high)
R (3)	50	-	II	Residual	LIBOR + [ ]%	N/A	AAA / --- / AAA / AAA
P (4)	50	-	I & II	Prepayment Penalties	N/A	N/A	AAA / --- / AAA / AAA
X	-	-	I & II	Subordinate	N/A	N/A	N/A

(1)

100% of the Prospectus Prepayment Curve (“PPC”) for the fixed rate collateral assumes 4.60% Constant Prepayment Rate (“CPR”) in the first month of the life of the mortgage loans, which then increases by approximately 1.67% CPR in each of the following 11 months.  In month 12, and thereafter, 100% PPC for the fixed rate collateral assumes 23.00% CPR.  100% PPC for the adjustable rate loans assumes 8.00% CPR in the first month of the life of the mortgage loans, which then increases by approximately 2.00% CPR in each of the following 11 months.  In month 12 through 22, 100% PPC for the adjustable rate loans assumes 30.00% CPR.  In month 23 through 27, 100% PPC for the adjustable rate loans assumes 55.00% CPR.  In month 28 and thereafter, 100% PPC for the adjustable rate loans is assumed to remain constant at 35.00% CPR.   The bonds are priced to call at 100% of the PPC and assuming one-month LIBOR and six-month LIBOR are 5.35% and 5.41%, respectively.  The initial class principal balances of the certificates are subject to a variance of no more than plus or minus 5% prior to their issuance.

(2)

The coupons are capped by the applicable Net Funds Cap as described herein.

(3)

Non-economic residual with the tax liabilities of the REMIC.

(4)

The Class P Certificates are entitled to all prepayment penalties that the servicers receive from collections on the mortgage loans.

SUMMARY TERMS

Underwriter:	Credit Suisse Securities (USA) LLC (sole manager).
Depositor:	Credit Suisse First Boston Mortgage Securities Corp.
Servicers:	Select Portfolio Servicing, Inc. (“SPS”) (approximately [85.0%]) and Wells Fargo Bank, N.A. (approximately [15.0%]). Refer to additional information about SPS on page 13 herein.
Trustee:	[U.S. Bank, N.A.].
Swap Provider:	Credit Suisse International (CSi). [‘Aa3’/’P-1’ Moody’s; ‘AA-’/’A-1+’ S&P; ‘AA-‘/’F-1+’ Fitch].
Loss Mitigation Advisor:	Clayton Fixed Income Services Inc. (formerly known as The MurrayHill Company).
Cut-off Date:	On or about September 1, 2006 for the initial Mortgage Loans.
Deal Closing & Investor Settlement Date:	On or about [October 3, 2006].
Distribution Dates:	25th day of each month (or the next succeeding business day), beginning in October 2006.
Accrual Period:

For any class of Offered Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Accrual Period, the closing date) and ending on the day immediately preceding the related Distribution Date.

Delay Days:	0 days.
Prospectus Prepayment Speed (“PPC”):

With respect to the fixed rate Mortgage Loans, 100% of the prepayment assumption (the “Fixed PPC”) describes prepayments starting at 4.60% CPR in month 1, increasing by approximately 1.67% CPR per month to 23.00% CPR in month 12, and remaining at 23.00% CPR thereafter.

With respect to the adjustable rate Mortgage Loans, 100% of the prepayment assumption (the “ARM PPC”) describes 8.00% CPR in the first month of the life of the mortgage loans, which then increases by approximately 2.00% CPR in each of the following 11 months.  In month 12 through 22, 100% PPC for the adjustable rate loans assumes 30.00% CPR.  In month 23 through 27, 100% PPC for the adjustable rate loans assumes 55.00% CPR.  In month 28 and thereafter, 100% PPC for the adjustable rate loans is assumed to remain constant at 35.00% CPR.

Optional Call:	The transaction will have a 10% optional call.
Prefunding Amount:	Approximately [10.0%] - [15.0%].
Capitalized Interest Acct:	Amount to be determined.
Offered Certificates:	The Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1 and Class B-2 Certificates.
ERISA Eligibility:

Subject to the considerations and conditions described in the Prospectus Supplement, it is expected that the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1 and Class B-2 Certificates may be purchased by employee benefit plans that are subject to ERISA.  During the period that the Swap Agreement is outstanding, plan investors will be required to represent that they have available certain exemptions based upon the identity of the plan or the fiduciary making the investment decisions on behalf of the plan.

SMMEA Treatment:	None of the classes will constitute “mortgage related securities” for purposes of SMMEA.
Taxation:	REMIC.
Maximum Pool Balance:	The aggregate of the initial principal balance of the Mortgage Loans plus the Prefunding Amount.
Margin Step-up:

If the optional clean-up call is not exercised, the Certificate margin will be increased by the lesser of 50 basis points and (1) the initial pass-through margin for the Class A certificates; and (2) one-half the initial pass-through margin with respect to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,  Class B-1, Class B-2 and Class B-3 Certificates.

Expense Fee Rate:	The per annum rate at which the servicing, trustee, mortgage insurance (as applicable), and loss mitigation advisor fees accrue.
Pass-through Rate:

The pass-through rate for each Class of Certificates for each Distribution Date is a per annum rate equal to the lesser of (i) the sum of the one-month LIBOR for that Distribution Date plus the related certificate margin and (ii) the applicable Net Funds Cap.

Group 1 Excess Interest Amount:

For any Distribution Date, the product of (a) the amount of Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) in section IV of the payment waterfall and (b) a fraction, the numerator of which is the Principal Remittance Amount derived from Loan Group 1 and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.  For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Group 1 Senior Net Funds Cap:

For any Distribution Date and the Class 1-A-1 Certificates, will be a per annum rate equal to (1) (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for loan group 1 on such date and (y) 12, and the denominator of which is the Aggregate Loan Group Collateral Balance of loan group 1 for the immediately preceding Distribution Date, less (b) a fraction, expressed as a percentage, the numerator of which is the product of (i) the sum of the Net Swap Payment made to the Swap Provider, if any, plus certain Swap Termination Payments, if any, and (ii) 12, and the denominator of which is equal to the aggregate collateral balance (the “Net Swap Payment Rate”), multiplied by (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Group 2 Senior Net Funds Cap:

For any Distribution Date and the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates, will be a per annum rate equal to (1) (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for loan group 2 on such date and (y) 12, and the denominator of which is the Aggregate Loan Group Collateral Balance of loan group 2 for the immediately preceding Distribution Date, less (b) Net Swap Payment Rate, multiplied by (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Subordinate Net Funds Cap:

For any Distribution Date and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates, a per annum rate equal to a weighted average of (i) the Group 1 Senior Net Funds Cap and (ii) the Group 2 Senior Net Funds Cap for such Distribution Date; weighted on the basis of the Subordinate Group 1 Balance and Subordinate Group 2 Balance.

Subordinate Group 1 Balance:

For any Distribution Date will be the aggregate of the Stated Principal Balances of the group 1 mortgage loans as of the first day of the related collection period, plus amounts on deposit in the prefunding account for such date related to loan group 1, less the Principal Balance of the Class 1-A-1 Certificates.

Subordinate Group 2 Balance:

For any Distribution Date will be the aggregate of the Stated Principal Balances of the group 2 mortgage loans as of the first day of the related collection period, plus amounts on deposit in the prefunding account for such date related to loan group 2, less the sum of the Class Principal Balances of the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates.

Basis Risk Carry Forward Amount:

If on any Distribution Date, the Pass-Through Rate for a Class of Offered Certificates is based on the related Net Funds Cap, the excess of (i) the amount of interest such Class would have been entitled to receive on such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net Funds Cap, up to the related Maximum Interest Rate, over (ii) the amount of interest such Class of Certificates received on such Distribution Date based on the related Net Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and accrued interest thereon at the lesser of (x) the then applicable Pass-Through Rate, without giving effect to the related Net Funds Cap and (y) the Maximum Interest Rate) is the “Basis Risk Carry Forward Amount” on such Class of Certificates.  The “Basis Risk Carry Forward Amount” will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, if any, on a senior basis and from the Monthly Excess Cashflow, if any, on a subordinated basis on the same Distribution Date or in any subsequent period.  The ratings on each Class of Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Maximum Interest Rate:

For the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class R Certificates and any Distribution Date, an annual rate equal to (a) the weighted average of (i) the weighted average maximum mortgage rate minus the weighted average Expense Fee rate of the adjustable-rate mortgage loans in the related loan group and (ii) the weighted average Net Mortgage Rate of the fixed-rate mortgage loans in the related loan group, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period. For the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates and any Distribution Date, an annual rate equal to (a) the weighted average of (x) the weighted average maximum mortgage rate minus the weighted average Expense Fee rate of the adjustable-rate mortgage loans in both loan groups and the (y) weighted average Net Mortgage Rate of the fixed-rate mortgage loans in both loan groups, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Net Mortgage Rate:	As to each mortgage loan, and at any time, the per annum rate equal to the mortgage rate of such mortgage loan less the rate at which such loan’s Expense Fee Rate accrues.
Principal and Interest Advancing:

The servicers will be obligated to make advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent deemed recoverable (as described in Prospectus Supplement).

Accrued Certificate Interest:	For each Class of Offered Certificates, on any Distribution Date, shall equal the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance.
Interest Carry Forward Amount:

For each Class of Offered Certificates, on any Distribution Date, shall equal the sum of (i) the excess of (A) the Accrued Certificate Interest for such Class with respect to prior Distribution Dates (excluding any Basis Risk Carry Forward Amount with respect to such Class) over (B) the amount actually distributed to such Class with respect to interest (including amounts attributable to Interest Carry Forward Amounts) on such prior Distribution Dates and (ii) interest on such excess at the Pass-Through Rate for such Class.

Principal Remittance Amount:

The sum of (1) all principal collected (other than payaheads) or advanced in respect of scheduled payments on the mortgage loans during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicers and the trustee to the extent allocable to principal) and the principal portion of payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments received during the related prepayment period, (3) the outstanding principal balance of each mortgage loan repurchased during the calendar month immediately preceding that Distribution Date, (4) the portion of any substitution amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that Distribution Date allocable to principal, (5) all net liquidation proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) collected during the related Collection Period, to the extent allocable to principal, (6) amounts withdrawn from the swap account (“Swap Account”) up to the amount required to maintain the required overcollateralization amount for such date, and (7) regarding the December 2006 Distribution Date, the amount remaining in the Prefunding Account at the end of the Prefunding Period in respect of that loan group, less the Capitalization Reimbursement Amount for such Distribution Date.

Optimal Interest Remittance Amount:

For any distribution date and loan group, will be equal to the excess of (i) the product of (1) (x) the weighted average mortgage rate less the weighted average servicing fee rate of the mortgage loans in the related loan group as of the first day of the related Collection Period divided by (y) 12 and (2) the applicable Aggregate Loan Group Collateral Balance for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount for that loan group which did not arise as a result of a default or delinquency of the mortgage loans and were not taken into account in computing the Expense Fee rate.

Swap Agreement:

On the Closing Date, the Trustee will enter into a Swap Agreement (Notional Schedule displayed on page 12).  Under the Swap Agreement, (i) the Trust will be obligated to pay to the Swap Provider an amount equal to approximately [5.35%] per annum (30/360 accrual) on the notional amount for the related period (as set forth in the Swap Agreement) and (ii) the Trust will be entitled to receive from the Swap Provider an amount equal to one-month LIBOR (actual/360 accrual) on the notional amount for the related period (as set forth in the Swap Agreement), until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).

Generally, the Net Swap Payment will be deposited into a Swap Account by the Swap Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full,

prior to distributions to Certificateholders.

Credit Enhancement:	1. Excess cashflow.
2. Net Swap Payments received from the Swap Provider (if any)
3. Overcollateralization. 4. Subordination (see table below).

Class	Approximate Expected Initial Credit Enhancement*	Approximate Expected Initial Target Credit Enhancement*	Approximate Expected Final Target Credit Enhancement**
A	[20.20%]	[20.20%]	[40.40%]
M-1	[16.55%]	[16.55%]	[33.10%]
M-2	[13.30%]	[13.30%]	[26.60%]
M-3	[11.45%]	[11.45%]	[22.90%]
M-4	[ 9.70%]	[ 9.70%]	[19.40%]
M-5	[ 8.00%]	[ 8.00%]	[16.00%]
M-6	[ 6.50%]	[ 6.50%]	[13.00%]
M-7	[ 5.00%]	[ 5.00%]	[10.00%]
M-8	[ 4.00%]	[ 4.00%]	[ 8.00%]
B-1	[ 3.25%]	[ 3.25%]	[ 6.50%]
B-2	[ 2.75%]	[ 2.75%]	[ 5.50%]

*    Prior to stepdown date, based on Maximum Pool Balance.

** After stepdown date, based on current pool balance.

Overcollateralization:	1. Before the Stepdown Date, the required overcollateralization amount is [1.75%] of the Maximum Pool Balance.
2. On and after the Stepdown Date, the required overcollateralization amount is [3.50%] of the outstanding pool balance (subject to a Trigger Event).
3. The required overcollateralization amount is subject to a floor of 0.50% of the Maximum Pool Balance.

4.     On any Distribution Date on or after the Stepdown Date, if a Trigger Event occurs or is continuing, the required overcollateralization amount will be equal to the required overcollateralization amount in effect for the Distribution Date immediately preceding such Distribution Date.

Senior Enhancement Percentage:

With respect to any Distribution Date and the senior certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates and (ii) the overcollateralization amount, in each case prior taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate principal balance of the Mortgage Loans, plus amounts on deposit in the prefunding account, as of the last day of the related remittance period.

Most Senior Enhancement Percentage:

With respect to any Distribution Date and any class of certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of those classes which are lower in priority and (ii) the overcollateralization amount, in each case prior taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate principal balance of the Mortgage Loans, plus amounts on deposit in the prefunding account, as of the first day of the related remittance period.

Stepdown Date:

The earlier to occur of (1) the first Distribution Date following the Distribution Date on which the principal balance of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 are reduced to zero and (2) the later to occur of (i) the Distribution Date in October 2009 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to approximately [40.40%].

Trigger Event:

A Trigger Event will occur for any Distribution Date if either:

(i)

the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds the applicable percentage (as set forth below) of the Most Senior Enhancement Percentage for the most senior class of certificates then outstanding:

Class

Percentage

Class A Certificates

[39.60%]

Class M-1 Certificates

[48.34%]

Class M-2 Certificates

[60.15%]

Class M-3 Certificates

[69.87%]

Class M-4 Certificates

[82.47%]

Class M-5 Certificates

[100.00%]

Class M-6 Certificates

[123.08%]

Class M-7 Certificates

[160.00%]

Class M-8 Certificates

[200.00%]

Class B-1 Certificates

[246.15%]

Class B-2 Certificates

[290.91%]

or

(ii) the cumulative realized losses as a percentage of the original Maximum Pool Balance on the closing date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates

Cumulative Loss Percentage

October 2008 – September 2009

[1.30%]*

October 2009 – September 2010

[2.90%]*

October 2010 – September 2011

[4.60%]*

October 2011 – September 2012

[5.90%]*

October 2012 and thereafter

[6.60%]*

* The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Delinquency Rate:

For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent (including all bankruptcies, foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Collateral Balance as of the close of business on the last day of such month.

Rolling Three Month Delinquency Rate:

For any distribution date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates) immediately preceding months.

Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream, Luxembourg and Euroclear.
Source for Calculation of One-Month LIBOR:	Telerate Page 3750.
Group Allocation Amount:

For any Distribution Date on or after the Stepdown Date, the product of (a) the Senior Principal Payment Amount for that Distribution Date and (b) a fraction, the numerator of which is the Principal Remittance Amount derived from the related loan group and the denominator of which is the Principal Remittance Amount for both loan groups, in each case for that Distribution Date (as described in the Prospectus Supplement).  For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Distributions to I. Certificateholders:

1.

From Group 2, to the Trustee, the trustee fee, if any;

2.

From Group 2, to the Loss Mitigation Advisor, the loss mitigation advisor fee;

3.

From Group 1, to the Trustee, the Trustee fee amount remaining unpaid from (1) above, if any;

4.

From Group 1, to the Loss Mitigation Advisor, any loss mitigation advisor fee remaining unpaid from (2) above, if any;

5.

To the Swap Account, any Net Swap Payment or Swap Termination Payment (if the Swap Agreement default is attributable to the trust) owed to the Swap Provider

6.

Concurrently, to the Class A Certificates, Accrued Certificate Interest and any Interest Carry Forward Amounts for such Classes, pro rata; provided that (a) the Class 1-A-1 Certificates receive interest from the Interest Remittance Amount of the Group 1 Loans before any interest is allocated to such classes from the Interest Remittance Amount of the loan group 2 loans and (b) interest amounts distributed to Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates are allocated from the Interest Remittance Amount of the loan group 2 loans prior to amounts being paid to such classes from the Interest Remittance Amount of loan group 1 loans;

7.

To the Class M-1 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

8.

To the Class M-2 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

9.

To the Class M-3 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then   from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

10.   To the Class M-4 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then    from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

11.  To the Class M-5 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then   from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

10.

To the Class M-6 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then   from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

11.

To the Class M-7 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

12.

To the Class M-8 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

13.

To the Class B-1 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then          from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

14.

To the Class B-2 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

15.

To the Class B-3 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

18.   For application as part of monthly excess cash flow.

II.	Before the Stepdown Date or during a Trigger Event, collections of principal shall be allocated according to the following priority:

1.    First from the Principal Remittance Amount derived from loan group 2, and then from the Principal Remittance Amount derived from loan group 1, to the Swap Account, any unpaid Swap Termination Payment owed to the Swap Provider (if the Swap Agreement default is attributable to the trust);

2.    From the Principal Remittance Amount derived from loan group 1, sequentially, first to (x) the Class 1-A-1 Certificates, and then to (y) the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates, in that order, until the respective Class Principal Balance of such classes has been reduced to zero; and

3.    From the Principal Remittance Amount derived from loan group 2, sequentially, first to (w)

the Class R Certificates, second (x) on the first distribution date after the expiration of the latest expiring prepayment penalty term, to the Class P Certificates, until the Class Principal Balance of such class has been reduced to zero, and third (y) to the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates, in that order, and then fourth (z) to the Class 1-A-1 Certificates, until the respective Class Principal Balance of such classes has been reduced to zero; and

4.    Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero; and

5. For application as part of monthly excess cash flow.

III.	On and after the Stepdown Date (assuming no Trigger Event is in effect), collections of principal shall be allocated according to the following priority:

1.    First from the Principal Remittance Amount derived from loan group 2, and then from the Principal Remittance Amount derived from loan group 1, to the Swap Account, any unpaid Swap Termination Payment owed to the Swap Provider (if the Swap Agreement default is attributable to the trust);

2.    From the Principal Remittance Amount derived from loan group 1, sequentially, first to (x)

the Class 1-A-1 Certificates, and then to (y) the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates, in that order, the Group 1 Allocation Amount and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the group 1 mortgage loans, until the respective Class Principal Balances are reduced to zero; and

3.    From the Principal Remittance Amount derived from loan group 2, sequentially, first to (x)

the Class 2-A-1, the Class 2-A-2, the Class 2-A-3, and the Class 2-A-4 Certificates, in that order, and then to (y) the Class 1-A-1 Certificates, the Group 2 Allocation Amount and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the group 2 mortgage loans, until the respective Class Principal Balances are reduced to zero;

4.    Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates (until the respective class principal balances have been reduced to zero) in accordance with the Target Credit Enhancement percentages for each class; and

5. For application as part of each month’s excess cash flow.

IV.	Any amount remaining after distributions in clauses I, II and III above shall be distributed to the certificates in the following order of priority:

1. (A) Until the aggregate Class Principal Balance of the certificates equals the aggregate loan balance for such Distribution Date minus the required overcollateralization amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, to the extent of Monthly Excess Interest for such Distribution Date, to the certificates, in the following order of priority:

(a) (i) to the extent of the Monthly Excess Interest derived from loan group 1, sequentially, first to

(x) the Class 1-A-1 Certificates and then to (y) the Class 2-A-1, the Class 2-A-2, the Class 2-A-3, and the Class 2-A-4 Certificates, in that order, the Group 1 Excess Interest Amount, until the respective Class Principal Balances have been reduced to zero; and

(ii) to the extent of the Monthly Excess Interest derived from loan group 2, sequentially, first to (x) the Class 2-A-1, the Class 2-A-2, the Class 2-A-3, and the Class 2-A-4 Certificates, in that order, and then to (y) the Class 1-A-1 Certificates, until the respective Class Principal Balances have been reduced to zero;

(b) to the Class M-1 Certificates, until the Class Principal Balance has been reduced to zero;

(c) to the Class M-2 Certificates, until the Class Principal Balance has been reduced to zero;

(d) to the Class M-3 Certificates, until the Class Principal Balance has been reduced to zero;

(e) to the Class M-4 Certificates, until the Class Principal Balance has been reduced to zero;

(f) to the Class M-5 Certificates, until the Class Principal Balance has been reduced to zero;

(g) to the Class M-6 Certificates, until the Class Principal Balance has been reduced to zero;

(h) to the Class M-7 Certificates, until the Class Principal Balance has been reduced to zero;

(i)  to the Class M-8 Certificates, until the Class Principal Balance has been reduced to zero;

(j)  to the Class B-1 Certificates, until the Class Principal Balance has been reduced to zero;

(k) to the Class B-2 Certificates, until the Class Principal Balance has been reduced to zero;

(l)  to the Class B-3 Certificates, until the Class Principal Balance has been reduced to zero;

    (B) On each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event                                          has not occurred, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause III (above), after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

2.    To the Class M-1 Certificates, any unpaid realized loss amounts for such Class; **

3. To the Class M-2 Certificates, any unpaid realized loss amounts for such Class; ** 4. To the Class M-3 Certificates, any unpaid realized loss amounts for such Class; **
5. To the Class M-4 Certificates, any unpaid realized loss amounts for such Class; ** 6. To the Class M-5 Certificates, any unpaid realized loss amounts for such Class; **
7. To the Class M-6 Certificates, any unpaid realized loss amounts for such Class; **

8.    To the Class M-7 Certificates, any unpaid realized loss amounts for such Class; **

9.    To the Class M-8 Certificates, any unpaid realized loss amounts for such Class; **

10.   To the Class B-1 Certificates, any unpaid realized loss amounts for such Class; **

11.   To the Class B-2 Certificates, any unpaid realized loss amounts for such Class; **

12.   To the Class B-3 Certificates, any unpaid realized loss amounts for such Class; **

       13.   To the Class A Certificates, any Basis Risk Carry Forward Amounts, for such Classes,              prorata;**

14.   To the Class M-1 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

15.   To the Class M-2 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

16.   To the Class M-3 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

17.   To the Class M-4 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

18.   To the Class M-5 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

19.   To the Class M-6 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

20.   To the Class M-7 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

21.   To the Class M-8 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

22.   To the Class B-1 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

23.   To the Class B-2 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

24.   To the Class B-3 Certificates, any Basis Risk Carry Forward Amounts for such Class; **

25.  To the Basis Risk Reserve Fund, any amounts required to be paid thereto;

26.   To the Swap Account, any Swap Termination Payment (if the Swap Agreement default is attributable to the Swap Provider) owed to the Swap Provider

27.   To the Class X Certificates, the amount distributable thereon pursuant to the pooling and                  servicing agreement; and

28.   To the Class R Certificates, any remaining amount.

**

Distributions pursuant to line items 2 through 24 in the excess cashflow waterfall (above) on any distribution date will be made after giving effect to withdrawals from the Swap Account to pay unpaid realized loss amounts and Basis Risk Carry Forward Amounts to the Certificates on such date.  Refer to page 12 for priorities of the payments from the Swap Account.

Swap Agreement

The Swap Agreement Lower Bound and Upper Bound amounts are shown in the table below. The Swap Agreement notional amount is determined as follows:

1)

if the aggregate collateral balance for the immediately preceding Distribution Date is greater than the Lower Bound and less than the Upper Bound, the Swap Agreement notional amount will equal the sum of the class certificate principal balances of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates.

2)

if the aggregate collateral balance for the immediately preceding Distribution Date is less than or equal to the Lower Bound, the Swap Agreement notional amount will equal the Lower Bound.

3)

if the aggregate collateral balance for the immediately preceding Distribution Date is greater than or equal to the Upper Bound, the Swap Agreement notional amount will equal the Upper Bound.

Under the Swap Agreement, the Trust shall be obligated to pay to the Swap Provider an amount equal to approximately [5.35%] (per annum) (30/360 accrual) on the Swap Agreement notional amount for the related period and the trust will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR (as determined pursuant to the Swap Agreement) on the Swap Agreement notional amount for the related period, accrued (on an actual/360 basis) during each Swap Agreement accrual period until the Swap Agreement is retired. Only the Net Swap Payment of the two obligations above will be paid by the appropriate party.

Period	Payment Date	Lower Bound ($)	Upper Bound ($)
1	Oct-06	-	-
2	Nov-06	-	-
3	Dec-06	1,060,000,000	1,081,200,000
4	Jan-07	1,035,900,000	1,069,800,000
5	Feb-07	1,009,000,000	1,057,200,000
6	Mar-07	979,500,000	1,043,300,000
7	Apr-07	947,700,000	1,028,200,000
8	May-07	913,600,000	1,012,000,000
9	Jun-07	877,500,000	994,600,000
10	Jul-07	839,900,000	976,200,000
11	Aug-07	801,000,000	956,800,000
12	Sep-07	763,900,000	936,300,000
13	Oct-07	728,500,000	915,000,000
14	Nov-07	694,700,000	892,900,000
15	Dec-07	662,600,000	870,000,000
16	Jan-08	631,900,000	846,400,000
17	Feb-08	602,700,000	822,400,000
18	Mar-08	574,900,000	798,100,000
19	Apr-08	546,400,000	774,500,000
20	May-08	517,200,000	751,700,000
21	Jun-08	489,700,000	728,900,000
22	Jul-08	435,800,000	706,100,000
23	Aug-08	387,900,000	683,400,000
24	Sep-08	347,300,000	651,800,000
25	Oct-08	312,700,000	621,700,000
26	Nov-08	282,200,000	592,600,000
27	Dec-08	267,300,000	566,000,000
28	Jan-09	253,600,000	541,400,000
29	Feb-09	240,300,000	517,400,000
30	Mar-09	227,900,000	501,800,000
Period	Payment Date	Lower Bound ($)	Upper Bound ($)
31	Apr-09	216,300,000	486,900,000
32	May-09	201,300,000	460,900,000
33	Jun-09	184,600,000	427,700,000
34	Jul-09	175,300,000	414,700,000
35	Aug-09	93,000,000	179,000,000
36	Sep-09	87,900,000	168,600,000
37	Oct-09	84,300,000	162,200,000
38	Nov-09	80,900,000	156,000,000
39	Dec-09	77,600,000	150,400,000
40	Jan-10	74,500,000	145,100,000
41	Feb-10	71,500,000	139,900,000
42	Mar-10	68,600,000	136,100,000
43	Apr-10	65,800,000	132,400,000
44	May-10	62,000,000	123,700,000
45	Jun-10	59,300,000	119,400,000
46	Jul-10	56,900,000	115,500,000
47	Aug-10	47,500,000	80,200,000
48	Sep-10	45,700,000	77,600,000
49	Oct-10	44,000,000	75,600,000
50	Nov-10	42,500,000	73,700,000
51	Dec-10	40,900,000	71,800,000
52	Jan-11	39,500,000	70,000,000
53	Feb-11	38,000,000	68,200,000
54	Mar-11	36,700,000	66,500,000
55	Apr-11	35,400,000	64,800,000
56	May-11	34,100,000	63,100,000
57	Jun-11	32,800,000	61,200,000
58	Jul-11	31,500,000	58,800,000
59	Aug-11	30,200,000	55,700,000
60	Sep-11	29,000,000	54,000,000

Swap Payments: Swap Provider Downgrade Provisions: Replacement of a Swap Agreement following Termination:

Funds payable under the Swap Agreement (i.e., Net Swap Payment from either the trust or the Swap Provider) will be deposited into a reserve account (the “Swap Account”).

Funds in the Swap Account which are payable to the Swap Provider will be distributed from any available funds prior to distributions on the Certificates (as described herein under “Distributions to Certificateholders” (page 8)) on each Distribution Date in the following order of priority:

       1.     To the Swap Provider, any Net Swap Payment owed for such Distribution Date; and

       2.     To the Swap Provider, any Swap Termination Payment not due to a Swap Provider Trigger Event.

Funds in the Swap Account that are payable to the trust will be distributed on each Distribution Date in the following order of priority:

1.

To pay the Class A Certificates Accrued Certificate Interest and any Interest Carry Forward Amounts, to the extent unpaid from the Interest Remittance Amount;

2.

To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates, in that order, Accrued Certificate Interest and any Interest Carry Forward Amounts, to the extent unpaid from the Interest Remittance Amount;

3.

To the Principal Remittance Amount, up to the amount required to maintain the required overcollateralization amount for such date;

4.

To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any unpaid realized loss amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 9) on such Distribution Date;

5.    To pay, first to the Class A on a pro rata basis, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates, any Basis Risk Carry Forward Amounts for such Distribution Date, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 9) on such Distribution Date;

6.     To the Class X Certificates.

On any Distribution Date, amounts distributed pursuant to paragraph 3 above will be limited to Realized Losses on the mortgage loans incurred during the related or prior Collection Periods with respect to which amounts were not previously distributed from the Swap Account described herein.

If the Swap Provider's ratings fall below:

·  a short-term credit rating of “A-1” by S&P or, if the Swap Counterparty does not have a short-term rating from S&P, a long-term credit rating of “A+” by S&P;

·  a short-term credit rating of “P-2” and a long-term credit rating of “A3,” or, if no short-term credit rating is available, a long-term credit rating of “A2,” in each case by Moody’s; or

·   a short-term credit rating of “F-1” by Fitch or a long-term credit rating of “A” by Fitch;

The Swap Provider is required, at it’s cost, to perform, in a manner satisfactory to the Rating Agencies, in order to confirm that the ratings on the Certificates will be the same as the ratings in effect prior to such downgrade of the Swap Provider, one or more actions, including, but not limited to:

·   furnishing a guarantee of the Swap Counterparty’s obligations under the Swap Agreement from a guarantor that has (a) either a short-term credit rating greater than or equal to “A-1” or, if the substitute swap counterparty does not have a short-term rating from S&P, a long-term credit rating greater than or equal to “A+,” in each case by S&P, (b) either a short-term credit rating greater than or equal to “P-1” (and, if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade) and a long-term credit rating greater than or equal to “A1” (and, if rated “A1” by Moody’s, such rating is not on watch for possible downgrade) or, if the substitute swap counterparty does not have a short-term credit rating from Moody’s, a long-term credit rating greater than or equal to “Aa3” (and, if rated “Aa3”, such rating is not on watch for possible downgrade), in each case by Moody’s and (c) either a short-term credit rating greater than or equal to “F-1” or a long-term credit rating greater than or equal to “A” by Fitch;

·  post collateral according to the terms of the Swap Agreement; or

·  obtaining a substitute swap counterparty to replace the Swap Counterparty (and providing written notice to each rating agency with respect to such replacement) that is subject to approval by S&P (as provided in the Swap Agreement) and has (a) either a short-term credit rating greater than or equal to “A-1” or, if the substitute swap counterparty does not have a short-term rating from S&P, a long-term credit rating greater than or equal to “A+,” in each case by S&P, (b) either a short-term credit rating greater than or equal to “P-1” (and, if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade) and a long-term credit rating greater than or equal to “A1” (and, if rated “A1” by Moody’s, such rating is not on watch for possible downgrade) or, if the substitute swap counterparty does not have a short-term credit rating from Moody’s, a long-term credit rating greater than or equal to “Aa3” (and, if rated “Aa3”, such rating is not on watch for possible downgrade), in each case by Moody’s and (c) either a short-term credit rating greater than or equal to “F-1” or a long-term credit rating greater than or equal to “A” by Fitch.

If the credit ratings of the Swap Provider are downgraded to a rating level below “BBB-“ by Standard & Poor’s, or “BBB+” or “F-2" by Fitch, or below “A3” (or “A2” if the Swap Provider does not have a short-term rating) or “P-3” by Moody’s, then the Swap Provider must, in a manner satisfactory to the Rating Agencies in order to confirm that the ratings on the Certificates will be the same as the ratings in effect prior to such downgrade, seek to replace itself with a substitute Provider, but only on the conditions specified in the Pooling and Servicing Agreement.

Select Portfolio Servicing, Inc. (SPS):

Select Portfolio Servicing, Inc. changed its name from Fairbanks Capital Corp. on June 30, 2004.

SPS maintains an “Average” rating with a “Positive” outlook with Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and an “SQ2” rating with Moody’s Investors Service.  Fitch Ratings has given SPS the following residential primary servicer ratings: “RPS2” for subprime, home equity and Alt A products and “RSS2” for special servicing.

On May 18, 2004, the United States District Court for the District of Massachusetts entered its final approval of the settlement of approximately 40 putative class action cases The settlement contemplates that plaintiff’s redress would come, in part, from the redress fund established in connection with SPS’s settlement with the Federal Trade Commission (“FTC”) and the U.S. Department of Housing and Urban Development (“HUD”) described below.

On May 5, 2004, a West Virginia state court entered an order approving a settlement between SPS and plaintiffs in a putative class action in which plaintiffs alleged that certain of SPS’s fees violated provisions of the West Virginia Code and sought an injunction, declaratory relief, actual damages, civil penalties, punitive damages, attorneys’ fees, and other relief from SPS. Under the settlement, SPS may resume its previously enjoined foreclosure activities in West Virginia, subject to compliance with applicable law. The settlement requires the approximately 300 West Virginia loans that were in one of two specific categories (i.e., real estate owned or foreclosure) as of January 7, 2003 to be reviewed by a three-person panel, including a representative of  SPS, to resolve any customer disputes that may exist regarding charges assessed by SPS on such customers’ accounts and/or SPS’s right to foreclose.

On November 12, 2003, SPS announced that it had entered into a final settlement agreement with the FTC and HUD to resolve issues raised during their review of SPS’s servicing practices. As part of the settlement, SPS agreed to pay to the FTC the amount of $40 million for the creation of a redress fund for the benefit of consumers allegedly harmed by SPS and to implement certain practices on a prospective basis.

SPS has entered into consent agreements with certain state regulatory agencies in Florida, Massachusetts, Michigan, Colorado, California, West Virginia, Kansas and Illinois, which provide for provisions similar to some of those contained in the consent order entered into with the FTC and HUD. While not admitting any liability in any of those agreements, SPS agreed to refund certain amounts to Florida, Massachusetts, California, West Virginia, Kansas and Michigan consumers identified by regulators in those states.

Since 2003, SPS has experienced an increased level of scrutiny from various state regulatory agencies and a few states conducted or commenced formal investigations. At present, SPS has concluded all material state regulatory actions in a satisfactory manner and has procedures and controls in place to monitor compliance with the resulting state settlements and consent orders. As a licensed servicer, SPS is examined for compliance with state and local laws by numerous state agencies. No assurance can be given that SPS’s regulators will not inquire into its practices, policies or procedures in the future. It is possible that any of SPS’s regulators will order SPS to change or revise its practices, policies or procedures in the future. Any such change or revisions may have a material impact on the future income from SPS’s operations.

The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS’s policies and procedures do not comply with applicable law could lead to downgrades by one or more rating agencies, a transfer of SPS’s servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions or losses on the offered certificates, or any combination of these events.

Static Pool Data:

Investors may find additional information about the original characteristics and delinquency, loss and prepayment experience of certain prior securitized pools of similar assets prepared by the Seller at http://www.credit-suisse.heat.static-pool.com.

BOND SUMMARY

To Call

Class 1-A-1	50 PPC	75 PPC 100 PPC		125 PPC 150 PPC		175 PPC
Average Life (Years)	4.4	2.9	2.1	1.5	1.2	1.1
First Pay (Month/Year)	Oct06	Oct06	Oct06	Oct06	Oct06	Oct06
Last Pay (Month/Year)	Aug19	Mar15	Nov12	May11	Mar09	Aug08
Class 2-A-1	50 PPC	75 PPC 100 PPC		125 PPC 150 PPC		175 PPC
Average Life (Years)	1.7	1.2	1.0	0.8	0.7	0.6
First Pay (Month/Year)	Oct06	Oct06	Oct06	Oct06	Oct06	Oct06
Last Pay (Month/Year)	Feb10	Dec08	Jul08	Apr08	Jan08	Nov07
Class 2-A-2	50 PPC	75 PPC 100 PPC		125 PPC 150 PPC		175 PPC
Average Life (Years)	4.2	2.7	2.0	1.7	1.5	1.3
First Pay (Month/Year)	Feb10	Dec08	Jul08	Apr08	Jan08	Nov07
Last Pay (Month/Year)	Feb12	Apr10	Jan09	Aug08	Jun08	Mar08
Class 2-A-3	50 PPC	75 PPC 100 PPC		125 PPC 150 PPC		175 PPC
Average Life (Years)	7.5	4.9	3.0	2.1	1.8	1.7
First Pay (Month/Year)	Feb12	Apr10	Jan09	Aug08	Jun08	Mar08
Last Pay (Month/Year)	Dec16	Jun13	Jul11	Mar09	Sep08	Jun08
Class 2-A-4	50 PPC	75 PPC 100 PPC		125 PPC 150 PPC		175 PPC
Average Life (Years)	12.3	8.1	5.9	3.2	2.2	1.8
First Pay (Month/Year)	Dec16	Jun13	Jul11	Mar09	Sep08	Jun08
Last Pay (Month/Year)	Aug19	Mar15	Nov12	May11	Mar09	Aug08
Class M-1	50 PPC	75 PPC 100 PPC		125 PPC 150 PPC		175 PPC
Average Life (Years)	8.4	5.6	4.7	4.6	3.5	2.6
First Pay (Month/Year)	Sep10	Dec09	Jul10	May11	Mar09	Aug08
Last Pay (Month/Year)	Aug19	Mar15	Nov12	May11	May10	May09
Class M-2	50 PPC	75 PPC 100 PPC		125 PPC 150 PPC		175 PPC
Average Life (Years)	8.4	5.6	4.5	4.5	3.6	2.6
First Pay (Month/Year)	Sep10	Nov09	Apr10	Dec10	May10	May09
Last Pay (Month/Year)	Aug19	Mar15	Nov12	May11	May10	May09
Class M-3	50 PPC	75 PPC 100 PPC		125 PPC 150 PPC		175 PPC
Average Life (Years)	8.4	5.6	4.4	4.2	3.6	2.6
First Pay (Month/Year)	Sep10	Nov09	Mar10	Sep10	Mar10	Apr09
Last Pay (Month/Year)	Aug19	Mar15	Nov12	May11	May10	May09
Class M-4	50 PPC	75 PPC 100 PPC		125 PPC 150 PPC		175 PPC
Average Life (Years)	8.4	5.6	4.4	4.0	3.4	2.5
First Pay (Month/Year)	Sep10	Nov09	Feb10	Jun10	Dec09	Jan09
Last Pay (Month/Year)	Aug19	Mar15	Nov12	May11	May10	May09
Class M-5	50 PPC	75 PPC 100 PPC		125 PPC 150 PPC		175 PPC
Average Life (Years)	8.4	5.6	4.3	3.9	3.3	2.3
First Pay (Month/Year)	Sep10	Oct09	Jan10	Apr10	Oct09	Nov08
Last Pay (Month/Year)	Aug19	Mar15	Nov12	May11	May10	May09
Class M-6	50 PPC	75 PPC 100 PPC		125 PPC 150 PPC		175 PPC
Average Life (Years)	8.4	5.5	4.3	3.8	3.2	2.2
First Pay (Month/Year)	Sep10	Oct09	Dec09	Feb10	Sep09	Oct08
Last Pay (Month/Year)	Aug19	Mar15	Nov12	May11	May10	May09

To Call (Continued)

Class M-7 50 PPC		75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.4	5.5	4.3	3.7	3.1	2.2
First Pay (Month/Year)	Sep10	Oct09	Nov09	Jan10	Jul09	Oct08
Last Pay (Month/Year)	Aug19	Mar15	Nov12	May11	May10	May09
Class M-8 50 PPC		75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.4	5.5	4.2	3.7	3.0	2.2
First Pay (Month/Year)	Sep10	Oct09	Nov09	Dec09	Jun09	Sep08
Last Pay (Month/Year)	Aug19	Mar15	Nov12	May11	May10	May09
Class B-1 50 PPC		75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.4	5.5	4.2	3.6	3.0	2.2
First Pay (Month/Year)	Sep10	Oct09	Nov09	Dec09	Jun09	Sep08
Last Pay (Month/Year)	Aug19	Mar15	Nov12	May11	May10	May09
Class B-2 50 PPC		75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.4	5.5	4.2	3.6	2.9	2.2
First Pay (Month/Year)	Sep10	Oct09	Oct09	Nov09	May09	Sep08
Last Pay (Month/Year)	Aug19	Mar15	Nov12	May11	May10	May09

To Maturity

Class 1-A-1 50 PPC 75 PPC 100 PPC				125 PPC 150 PPC 175 PPC
Average Life (Years)	4.7	3.2	2.3	1.6	1.2	1.1
First Pay (Month/Year)	Oct06	Oct06	Oct06	Oct06	Oct06	Oct06
Last Pay (Month/Year)	Oct33	Feb26	Jun21	Mar18	Mar09	Aug08
Class 2-A-1 50 PPC 75 PPC 100 PPC				125 PPC 150 PPC 175 PPC
Average Life (Years)	1.7	1.2	1.0	0.8	0.7	0.6
First Pay (Month/Year)	Oct06	Oct06	Oct06	Oct06	Oct06	Oct06
Last Pay (Month/Year)	Feb10	Dec08	Jul08	Apr08	Jan08	Nov07
Class 2-A-2 50 PPC 75 PPC 100 PPC				125 PPC 150 PPC 175 PPC
Average Life (Years)	4.2	2.7	2.0	1.7	1.5	1.3
First Pay (Month/Year)	Feb10	Dec08	Jul08	Apr08	Jan08	Nov07
Last Pay (Month/Year)	Feb12	Apr10	Jan09	Aug08	Jun08	Mar08
Class 2-A-3 50 PPC 75 PPC 100 PPC				125 PPC 150 PPC 175 PPC
Average Life (Years)	7.5	4.9	3.0	2.1	1.8	1.7
First Pay (Month/Year)	Feb12	Apr10	Jan09	Aug08	Jun08	Mar08
Last Pay (Month/Year)	Dec16	Jun13	Jul11	Mar09	Sep08	Jun08
Class 2-A-4 50 PPC 75 PPC 100 PPC				125 PPC 150 PPC 175 PPC
Average Life (Years)	15.2	10.2	7.4	4.0	2.2	1.8
First Pay (Month/Year)	Dec16	Jun13	Jul11	Mar09	Sep08	Jun08
Last Pay (Month/Year)	Sep33	Jan26	Apr21	Dec17	Mar09	Aug08
Class M-1 50 PPC 75 PPC 100 PPC				125 PPC 150 PPC 175 PPC
Average Life (Years)	9.3	6.2	5.1	5.9	5.9	4.7
First Pay (Month/Year)	Sep10	Dec09	Jul10	Sep11	Mar09	Aug08
Last Pay (Month/Year)	Jan30	Oct22	Oct18	Jan16	Nov15	Mar14
Class M-2 50 PPC 75 PPC 100 PPC				125 PPC 150 PPC 175 PPC
Average Life (Years)	9.3	6.2	5.0	4.9	4.5	3.4
First Pay (Month/Year)	Sep10	Nov09	Apr10	Dec10	Aug10	Jul09
Last Pay (Month/Year)	Feb29	Jan22	Mar18	Jul15	Sep13	Apr12
Class M-3 50 PPC 75 PPC 100 PPC				125 PPC 150 PPC 175 PPC
Average Life (Years)	9.2	6.1	4.8	4.6	3.9	2.9
First Pay (Month/Year)	Sep10	Nov09	Mar10	Sep10	Mar10	Apr09
Last Pay (Month/Year)	Jan28	Jun21	Jul17	Jan15	Apr13	Dec11
Class M-4 50 PPC 75 PPC 100 PPC				125 PPC 150 PPC 175 PPC
Average Life (Years)	9.2	6.1	4.8	4.4	3.7	2.7
First Pay (Month/Year)	Sep10	Nov09	Feb10	Jun10	Dec09	Jan09
Last Pay (Month/Year)	Apr27	Nov20	Feb17	Sep14	Jan13	Sep11
Class M-5 50 PPC 75 PPC 100 PPC				125 PPC 150 PPC 175 PPC
Average Life (Years)	9.1	6.1	4.7	4.2	3.5	2.6
First Pay (Month/Year)	Sep10	Oct09	Jan10	Apr10	Oct09	Nov08
Last Pay (Month/Year)	Jun26	Apr20	Aug16	Apr14	Sep12	Jun11
Class M-6 50 PPC 75 PPC 100 PPC				125 PPC 150 PPC 175 PPC
Average Life (Years)	9.1	6.0	4.7	4.1	3.4	2.4
First Pay (Month/Year)	Sep10	Oct09	Dec09	Feb10	Sep09	Oct08
Last Pay (Month/Year)	Jul25	Jul19	Jan16	Nov13	May12	Feb11

To Maturity (Continued)

Class M-7	50 PPC 75 PPC 100 PPC 125 PPC 150 PPC 175 PPC
Average Life (Years)	9.0	6.0	4.6	4.0	3.3	2.4
First Pay (Month/Year)	Sep10	Oct09	Nov09	Jan10	Jul09	Oct08
Last Pay (Month/Year)	Jun24	Oct18	Jun15	Jun13	Dec11	Oct10
Class M-8	50 PPC 75 PPC 100 PPC 125 PPC 150 PPC 175 PPC
Average Life (Years)	8.9	5.9	4.5	3.9	3.2	2.3
First Pay (Month/Year)	Sep10	Oct09	Nov09	Dec09	Jun09	Sep08
Last Pay (Month/Year)	Jan23	Oct17	Oct14	Nov12	Jul11	May10
Class B-1	50 PPC 75 PPC 100 PPC 125 PPC 150 PPC 175 PPC
Average Life (Years)	8.7	5.8	4.4	3.8	3.1	2.2
First Pay (Month/Year)	Sep10	Oct09	Nov09	Dec09	Jun09	Sep08
Last Pay (Month/Year)	Nov21	Dec16	Feb14	May12	Feb11	Jan10
Class B-2	50 PPC 75 PPC 100 PPC 125 PPC 150 PPC 175 PPC
Average Life (Years)	8.6	5.7	4.3	3.7	3.0	2.2
First Pay (Month/Year)	Sep10	Oct09	Oct09	Nov09	May09	Sep08
Last Pay (Month/Year)	Jan21	Mar16	Jul13	Dec11	Oct10	Oct09

Effective Collateral Net WAC – Class 1-A-1

Spot LIBOR

Stressed LIBOR

Period	Net WAC (1)	Period	Net WAC (1)	Period WAC	Net (1)	Period	Net WAC (2)	Period	Net Net WAC (2) Period WAC (2)
1	10.57%	26	9.17%	51	9.76%	1	10.57%	26	11.74% 51	11.72%
2	7.50%	27	9.30%	52	9.49%	2	7.50%	27	12.12% 52	11.33%
3	7.76%	28	9.25%	53	9.48%	3	12.50%	28	11.71% 53	11.31%
4	7.67%	29	9.38%	54	10.30%	4	12.09%	29	11.70% 54	12.50%
5	7.67%	30	9.85%	55	9.46%	5	12.09%	30	12.93% 55	11.28%
6	7.93%	31	9.39%	56	9.71%	6	13.38%	31	11.67% 56	11.63%
7	7.67%	32	9.52%	57	9.45%	7	12.08%	32	12.04% 57	11.24%
8	7.76%	33	9.37%	58	9.74%	8	12.47%	33	11.64% 58	11.60%
9	7.67%	34	9.64%	59	9.47%	9	12.06%	34	12.01% 59	11.21%
10	7.76%	35	9.46%	60	9.47%	10	12.46%	35	11.61% 60	11.19%
11	7.68%	36	9.56%	61	9.72%	11	12.05%	36	11.59% 61	11.48%
12	7.68%	37	9.79%	62	9.40%	12	12.04%	37	11.96% 62	11.09%
13	7.76%	38	9.54%	63	9.71%	13	12.44%	38	11.56% 63	11.44%
14	7.68%	39	9.77%	64	9.38%	14	12.03%	39	11.93% 64	11.07%
15	7.76%	40	9.56%	65	9.37%	15	12.42%	40	11.53% 65	11.05%
16	7.68%	41	9.56%	66	10.01%	16	12.01%	41	11.51% 66	11.80%
17	7.68%	42	10.32%	67	9.36%	17	12.01%	42	12.72% 67	11.02%
18	7.85%	43	9.54%	68	9.66%	18	12.83%	43	11.48% 68	11.37%
19	7.68%	44	9.77%	69	9.34%	19	11.99%	44	11.84% 69	10.98%
20	7.76%	45	9.53%	70	9.64%	20	12.38%	45	11.44% 70	11.35%
21	7.68%	46	9.77%	71	9.32%	21	11.96%	46	11.81% 71	10.97%
22	8.34%	47	9.50%	72	9.31%	22	12.31%	47	11.41% 72	10.98%
23	9.18%	48	9.52%	73	9.61%	23	11.87%	48	11.39% 73	11.32%
24	9.20%	49	9.77%	74	9.29%	24	11.83%	49	11.76% 74	10.94%
25	9.32%	50	9.51%			25	12.17%	50	11.36%

(1)       Achieved assuming each adjustable rate Mortgage Loan index equals 5.41% and one-month LIBOR is 5.35%; run at the Pricing Scenario (to call).

Net WAC indicates the weighted-average net interest rate of the Group 1 Mortgage Loans, adjusted to include Group 1 net payments from the Swap

Agreement. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

(2)       Achieved assuming each adjustable rate Mortgage Loan index and one-month LIBOR increase to 20.00% in period 2; run at the Pricing Scenario.

Net WAC indicates the lesser of the weighted-average net interest rate of the Group 1 Mortgage Loans, adjusted to include net payments to Group 1 under the Swap Agreement, and the weighted-average maximum rate on the Group 1 mortgage loans. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

Effective Collateral Net WAC – Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4

Spot LIBOR

Stressed LIBOR

Period	Net WAC (1)	Period	Net WAC (1)	Period WAC	Net (1)	Period	Net WAC (2)	Period	Net Net WAC (2) Period WAC (2)
1	10.55%	26	9.21%	51	10.00%	1	10.55%	26	11.87% 51	11.90%
2	7.49%	27	9.34%	52	9.72%	2	7.49%	27	12.25% 52	11.51%
3	7.74%	28	9.36%	53	9.72%	3	12.58%	28	11.84% 53	11.49%
4	7.66%	29	9.49%	54	10.57%	4	12.17%	29	11.83% 54	12.71%
5	7.66%	30	9.95%	55	9.71%	5	12.17%	30	13.08% 55	11.46%
6	7.92%	31	9.49%	56	9.96%	6	13.46%	31	11.80% 56	11.83%
7	7.66%	32	9.63%	57	9.69%	7	12.16%	32	12.18% 57	11.43%
8	7.74%	33	9.48%	58	9.95%	8	12.55%	33	11.77% 58	11.80%
9	7.66%	34	9.76%	59	9.73%	9	12.14%	34	12.15% 59	11.40%
10	7.74%	35	9.74%	60	9.72%	10	12.54%	35	11.75% 60	11.39%
11	7.66%	36	9.74%	61	9.98%	11	12.13%	36	11.73% 61	11.67%
12	7.67%	37	9.97%	62	9.65%	12	12.13%	37	12.11% 62	11.28%
13	7.75%	38	9.72%	63	9.97%	13	12.52%	38	11.71% 63	11.64%
14	7.67%	39	9.96%	64	9.64%	14	12.11%	39	12.08% 64	11.25%
15	7.75%	40	9.75%	65	9.63%	15	12.51%	40	11.68% 65	11.24%
16	7.67%	41	9.75%	66	10.29%	16	12.10%	41	11.66% 66	12.00%
17	7.67%	42	10.53%	67	9.62%	17	12.09%	42	12.90% 67	11.21%
18	7.84%	43	9.74%	68	9.93%	18	12.92%	43	11.64% 68	11.57%
19	7.67%	44	9.98%	69	9.60%	19	12.08%	44	12.01% 69	11.18%
20	7.76%	45	9.73%	70	9.92%	20	12.48%	45	11.61% 70	11.55%
21	7.68%	46	9.98%	71	9.59%	21	12.05%	46	11.98% 71	11.21%
22	8.46%	47	9.76%	72	9.58%	22	12.42%	47	11.58% 72	11.20%
23	9.22%	48	9.75%	73	9.89%	23	11.98%	48	11.56% 73	11.56%
24	9.21%	49	10.01%	74	9.57%	24	11.94%	49	11.93% 74	11.17%
25	9.36%	50	9.74%			25	12.29%	50	11.53%

(1)

Achieved assuming each adjustable rate Mortgage Loan index equals 5.41% and one-month LIBOR is 5.35%; run at the Pricing Scenario (to call).

Net WAC indicates the weighted-average net interest rate of the Group 2 Mortgage Loans, adjusted to include Group 2 net payments from the Swap

Agreement. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

(2)

Achieved assuming each adjustable rate Mortgage Loan index and one-month LIBOR increase to 20.00% in period 2; run at the Pricing Scenario.

Net WAC indicates the lesser of the weighted-average net interest rate of the Group 2 Mortgage Loans, adjusted to include net payments to Group 2 under the Swap Agreement, and the weighted-average maximum rate on the Group 2 mortgage loans. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

Effective Collateral Net WAC – Mezzanine & Subordinate Classes

Spot LIBOR

Stressed LIBOR

Period WAC	Net (1)	Period	Net WAC (1)	Period	Net Net WAC (1) Period WAC (2)		Period	Net WAC (2)	Period WAC	Net (2)
1	10.56%	26	9.19%	51	9.91% 1	10.56%	26	11.82%	51	11.83%
2	7.49%	27	9.33%	52	9.63% 2	7.49%	27	12.20%	52	11.44%
3	7.74%	28	9.31%	53	9.63% 3	12.55%	28	11.79%	53	11.42%
4	7.66%	29	9.45%	54	10.47% 4	12.14%	29	11.78%	54	12.63%
5	7.66%	30	9.91%	55	9.61% 5	12.13%	30	13.02%	55	11.39%
6	7.92%	31	9.45%	56	9.87% 6	13.43%	31	11.75%	56	11.75%
7	7.67%	32	9.59%	57	9.60% 7	12.12%	32	12.13%	57	11.36%
8	7.75%	33	9.44%	58	9.87% 8	12.52%	33	11.72%	58	11.72%
9	7.67%	34	9.72%	59	9.63% 9	12.11%	34	12.10%	59	11.33%
10	7.75%	35	9.63%	60	9.63% 10	12.51%	35	11.69%	60	11.31%
11	7.67%	36	9.67%	61	9.88% 11	12.10%	36	11.68%	61	11.59%
12	7.67%	37	9.90%	62	9.56% 12	12.09%	37	12.05%	62	11.20%
13	7.75%	38	9.65%	63	9.87% 13	12.49%	38	11.65%	63	11.56%
14	7.67%	39	9.89%	64	9.54% 14	12.08%	39	12.02%	64	11.18%
15	7.75%	40	9.67%	65	9.53% 15	12.48%	40	11.62%	65	11.17%
16	7.67%	41	9.68%	66	10.18% 16	12.07%	41	11.60%	66	11.92%
17	7.67%	42	10.45%	67	9.52% 17	12.06%	42	12.83%	67	11.14%
18	7.84%	43	9.66%	68	9.83% 18	12.88%	43	11.57%	68	11.49%
19	7.67%	44	9.90%	69	9.50% 19	12.05%	44	11.94%	69	11.10%
20	7.76%	45	9.65%	70	9.81% 20	12.44%	45	11.54%	70	11.47%
21	7.68%	46	9.90%	71	9.48% 21	12.02%	46	11.91%	71	11.12%
22	8.41%	47	9.66%	72	9.48% 22	12.38%	47	11.51%	72	11.11%
23	9.20%	48	9.66%	73	9.78% 23	11.94%	48	11.50%	73	11.47%
24	9.21%	49	9.92%	74	9.46% 24	11.89%	49	11.87%	74	11.08%
25	9.34%	50	9.65%		25	12.25%	50	11.47%

(1)

Achieved assuming each adjustable rate Mortgage Loan index equals 5.41% and one-month LIBOR is 5.35%; run at the Pricing Scenario (to call). Net WAC indicates the weighted-average net interest rate of the Mortgage Loans, adjusted to include net payments from the Swap Agreement. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

(2)

Achieved assuming each adjustable rate Mortgage Loan index and one-month LIBOR increase to 20.00% in period 2; run at the Pricing Scenario. Net WAC indicates the lesser of the weighted-average net interest rate of the Mortgage Loans, adjusted to include net payments under the Swap Agreement, and the weighted-average maximum rate on the mortgage loans. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

Breakeven CDR Table

The tables below display the Constant Default Rate (“CDR”), and the related cumulative collateral loss, that can be sustained without the referenced Class incurring a writedown. Calculations are run to maturity at both static and forward LIBOR. Other assumptions incorporated include: (1) prepayment speed is 100% PPC, (2) 40% loss severity, (3) 12 month lag from default to loss, and (4) triggers fail (i.e., no stepdown):

	Forward Libor		Static Libor
	CDR Break	Cum Loss	CDR Break	Cum Loss
Class M-1	28.05%	20.03%	28.20%	20.10%
Class M-2	22.30%	17.21%	22.40%	17.27%
Class M-3	19.35%	15.59%	19.50%	15.68%
Class M-4	16.80%	14.07%	16.90%	14.13%
Class M-5	14.50%	12.59%	14.55%	12.63%
Class M-6	12.55%	11.26%	12.65%	11.33%
Class M-7	10.65%	9.87%	10.75%	9.94%
Class M-8	9.45%	8.94%	9.50%	8.98%
Class B-1	8.50%	8.18%	8.60%	8.26%
Class B-2	7.90%	7.69%	7.95%	7.73%

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 9/01/06 cutoff date.  Approximately 15.3% of the mortgage loans do not provide for any payments of principal in the first two, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	5,568
Total Outstanding Loan Balance	$1,095,034,662*	Min	Max
Average Loan Current Balance	$196,666	$12,383	$1,150,000
Weighted Average Original LTV	79.6%**
Weighted Average Coupon	8.26%	5.63%	17.38%
Arm Weighted Average Coupon	8.15%
Fixed Weighted Average Coupon	8.74%
Weighted Average Margin	5.92%	2.25%	12.50%
Weighted Average FICO (Non-Zero)	632
Weighted Average Age (Months)	2
% First Liens	96.2%
% Second Liens	3.8%
% Arms	80.5%
% Fixed	19.5%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$1,100,000,100]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
5.63 - 6.00	20	5,298,655	0.5	5.87	77.3	693
6.01 - 6.50	108	30,513,960	2.8	6.37	75.2	678
6.51 - 7.00	477	124,908,472	11.4	6.85	75.6	670
7.01 - 7.50	709	169,513,721	15.5	7.33	77.2	660
7.51 - 8.00	988	230,341,718	21.0	7.81	78.3	641
8.01 - 8.50	721	155,434,074	14.2	8.30	79.5	626
8.51 - 9.00	745	152,943,107	14.0	8.80	80.5	607
9.01 - 9.50	424	74,454,826	6.8	9.31	82.1	591
9.51 - 10.00	398	67,163,498	6.1	9.79	82.9	584
10.01 - 10.50	202	25,751,714	2.4	10.27	83.6	582
10.51 - 11.00	192	20,216,655	1.8	10.79	86.5	600
11.01 - 11.50	191	13,925,159	1.3	11.32	92.1	608
11.51 - 12.00	233	13,868,681	1.3	11.80	96.3	627
12.01 - 17.38	160	10,700,422	1.0	12.57	96.0	619
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
423 - 425	1	20,361	0.0	11.63	100.0	423
451 - 475	3	270,851	0.0	7.63	84.6	456
476 - 500	5	772,030	0.1	9.22	76.3	497
501 - 525	260	43,311,753	4.0	9.39	72.2	513
526 - 550	374	68,724,229	6.3	9.15	74.5	539
551 - 575	463	89,917,923	8.2	8.89	77.2	563
576 - 600	705	123,746,849	11.3	8.60	80.5	589
601 - 625	1,064	177,996,968	16.3	8.36	81.7	613
626 - 650	905	181,990,610	16.6	8.09	80.7	639
651 - 675	737	156,508,314	14.3	7.92	80.5	662
676 - 700	480	112,193,292	10.2	7.84	80.4	687
701 - 725	283	66,694,074	6.1	7.67	79.9	711
726 - 750	139	35,449,494	3.2	7.48	78.6	736
751 - 775	93	22,769,476	2.1	7.66	80.0	762
776 - 800	52	13,234,181	1.2	7.42	80.0	787
801 - 809	4	1,434,256	0.1	7.47	80.2	806
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
12,383 - 50,000	415	14,782,577	1.3	11.13	93.3	628
50,001 - 100,000	1,067	80,444,596	7.3	9.44	82.7	616
100,001 - 150,000	1,021	127,594,941	11.7	8.59	78.3	616
150,001 - 200,000	960	168,275,753	15.4	8.27	78.7	622
200,001 - 250,000	642	143,464,174	13.1	8.14	78.3	625
250,001 - 300,000	450	122,921,826	11.2	8.04	78.8	630
300,001 - 350,000	273	88,705,607	8.1	7.97	79.3	639
350,001 - 400,000	223	83,449,154	7.6	8.08	79.7	634
400,001 - 450,000	158	67,274,641	6.1	7.74	79.5	650
450,001 - 500,000	146	69,721,293	6.4	7.73	79.9	651
500,001 - 550,000	74	38,865,461	3.5	8.01	81.9	662
550,001 - 600,000	54	31,021,222	2.8	7.98	79.4	650
600,001 - 650,000	39	24,226,507	2.2	7.94	80.8	659
650,001 - 700,000	22	14,980,413	1.4	8.63	82.9	647
700,001 - 750,000	11	8,050,577	0.7	8.44	78.9	634
750,001 - 800,000	5	3,874,827	0.4	8.51	85.7	625
800,001 - 850,000	4	3,266,509	0.3	7.97	86.2	630
900,001 - 950,000	2	1,880,586	0.2	7.72	67.0	702
950,001 - 1,150,000	2	2,234,000	0.2	8.16	78.3	652
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
10.69 - 50.00	165	23,139,711	2.1	8.01	41.8	603
50.01 - 55.00	66	12,057,551	1.1	8.12	52.7	605
55.01 - 60.00	120	22,214,591	2.0	8.01	58.0	597
60.01 - 65.00	169	34,905,250	3.2	7.99	63.3	591
65.01 - 70.00	258	52,284,983	4.8	8.24	68.9	595
70.01 - 75.00	687	140,971,879	12.9	7.82	74.5	628
75.01 - 80.00	2,098	483,950,119	44.2	7.91	79.8	652
80.01 - 85.00	504	111,588,064	10.2	8.63	84.5	601
85.01 - 90.00	571	131,889,228	12.0	8.65	89.7	616
90.01 - 95.00	112	23,420,264	2.1	8.96	94.6	640
95.01 - 100.00	818	58,613,024	5.4	10.76	99.9	646
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	1,428	261,466,884	23.9	8.80	80.2	623
0.50	23	3,410,543	0.3	8.57	84.1	639
1.00	307	79,046,632	7.2	8.32	78.2	649
2.00	1,976	407,591,155	37.2	8.21	80.1	627
3.00	1,756	331,502,488	30.3	7.89	79.0	641
5.00	78	12,016,960	1.1	8.27	74.6	619
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	3,400	592,697,553	54.1	8.12	79.6	616
Reduced	715	168,326,710	15.4	8.34	80.9	660
Stated Income / Stated Assets	1,446	331,462,485	30.3	8.47	78.9	644
No Income / No Assets	7	2,547,914	0.2	8.12	83.7	711
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	5,253	1,037,507,509	94.7	8.23	79.6	631
Second Home	34	6,941,072	0.6	8.59	82.8	646
Investor	281	50,586,080	4.6	8.98	80.1	646
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	1,085	335,924,526	30.7	7.82	78.7	649
Florida	797	143,852,002	13.1	8.39	78.9	621
Illinois	303	58,130,737	5.3	8.83	82.1	620
Arizona	278	55,340,799	5.1	8.24	79.8	635
New York	183	52,421,325	4.8	8.30	76.6	634
Washington	224	46,160,535	4.2	7.97	79.3	634
Maryland	149	32,366,427	3.0	8.66	77.9	605
Nevada	154	31,782,358	2.9	8.05	79.1	639
Virginia	154	30,560,697	2.8	8.32	79.0	618
Oregon	169	29,405,767	2.7	8.08	80.0	635
Georgia	171	23,581,059	2.2	8.87	81.6	612
New Jersey	97	23,021,683	2.1	8.67	77.2	626
Colorado	148	21,670,125	2.0	8.18	82.5	637
Ohio	224	20,720,818	1.9	8.61	85.1	621
Texas	140	14,303,847	1.3	8.90	79.9	625
Other	1,292	175,791,958	16.1	8.65	81.5	618
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	2,727	504,512,241	46.1	8.18	81.9	659
Refinance - Rate Term	324	60,270,986	5.5	8.35	79.6	611
Refinance - Cashout	2,517	530,251,434	48.4	8.33	77.5	608
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 2/28	1,906	413,018,826	37.7	8.28	79.5	628
Arm 2/28 - Balloon 40/30	948	249,479,417	22.8	8.17	80.0	625
Arm 2/28 - Balloon 45/30	164	40,491,528	3.7	7.71	79.4	652
Arm 2/28 - Dual 40/30	21	6,751,977	0.6	8.76	78.4	589
Arm 3/27	252	50,153,007	4.6	8.13	79.8	645
Arm 3/27 - Balloon 40/30	133	32,114,591	2.9	8.18	79.2	636
Arm 3/27 - Balloon 45/30	323	71,794,551	6.6	7.61	77.6	659
Arm 5/25	45	10,092,413	0.9	7.66	75.5	665
Arm 5/25 - Balloon 40/30	27	6,191,532	0.6	7.86	77.4	648
Arm 5/25 - Balloon 45/30	6	1,498,972	0.1	7.16	78.1	673
Fixed Balloon 30/15	409	27,101,582	2.5	11.47	98.6	662
Fixed Balloon 40/30	206	31,756,514	2.9	8.66	78.9	623
Fixed Balloon 45/30	179	28,561,902	2.6	8.27	79.8	618
Fixed Balloon 50/30	16	4,977,753	0.5	7.36	72.3	626
Fixed Rate	933	121,050,097	11.1	8.32	77.4	626
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	4,285	806,456,932	73.6	8.23	79.5	629
PUD	663	148,760,523	13.6	8.29	81.1	634
2 Family	243	60,676,075	5.5	8.29	78.4	641
Condo	269	49,144,665	4.5	8.26	79.9	645
3-4 Family	108	29,996,468	2.7	8.82	78.3	660
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.00	75	19,481,632	2.2	7.35	77.8	686
4.01 - 4.50	66	19,472,976	2.2	7.22	77.8	677
4.51 - 5.00	156	41,806,646	4.7	7.61	78.2	660
5.01 - 5.50	868	216,086,377	24.5	8.06	79.7	633
5.51 - 6.00	1,011	247,263,847	28.0	7.99	78.8	628
6.01 - 6.50	886	186,780,738	21.2	8.31	80.2	630
6.51 - 7.00	351	76,471,137	8.7	8.35	79.1	632
7.01 - 7.50	163	31,951,219	3.6	8.68	78.6	618
7.51 - 8.00	155	27,488,014	3.1	9.15	80.4	600
8.01 - 8.50	59	10,224,500	1.2	9.59	82.5	599
8.51 - 9.00	21	2,623,977	0.3	10.09	89.9	617
9.01 - 12.50	14	1,935,750	0.2	10.31	93.6	603
Total:	3,825	881,586,813	100.0	8.15	79.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
7 - 9	2	404,017	0.0	7.64	85.0	559
10 - 12	12	2,560,212	0.3	6.66	81.3	622
13 - 15	7	888,583	0.1	7.64	75.0	574
16 - 18	32	7,315,677	0.8	7.93	81.4	624
19 - 21	1,167	268,608,480	30.5	8.04	79.3	634
22 - 24	1,824	431,014,855	48.9	8.33	79.8	625
25 - 27	1	327,917	0.0	6.05	80.0	662
28 - 30	5	1,426,859	0.2	8.32	82.9	613
31 - 33	272	61,104,526	6.9	7.80	78.2	654
34 - 36	425	90,152,770	10.2	7.98	78.9	647
37 >=	78	17,782,917	2.0	7.69	76.4	660
Total:	3,825	881,586,813	100.0	8.15	79.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
10.63 - 11.50	18	5,560,397	0.6	6.29	80.3	660
11.51 - 12.00	57	15,017,199	1.7	6.62	74.8	650
12.01 - 12.50	119	32,807,446	3.7	6.84	76.6	659
12.51 - 13.00	416	109,068,774	12.4	7.17	77.8	657
13.01 - 13.50	565	137,304,157	15.6	7.50	78.1	657
13.51 - 14.00	660	165,954,622	18.8	7.99	79.1	640
14.01 - 14.50	503	113,622,117	12.9	8.30	79.8	627
14.51 - 15.00	563	126,456,410	14.3	8.56	80.7	623
15.01 - 15.50	346	70,881,735	8.0	8.94	81.6	610
15.51 - 16.00	281	56,006,701	6.4	9.39	81.4	594
16.01 - 16.50	129	22,691,040	2.6	9.95	81.7	582
16.51 - 17.00	98	16,625,999	1.9	10.07	81.3	571
17.01 - 17.50	38	5,255,520	0.6	10.86	80.8	553
17.51 - 18.00	22	3,114,543	0.4	11.06	76.4	533
18.01 - 18.99	10	1,220,152	0.1	11.92	76.5	527
Total:	3,825	881,586,813	100.0	8.15	79.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.50	15	3,734,495	0.4	7.77	80.0	699
4.51 - 5.50	12	3,382,125	0.4	7.39	70.1	663
5.51 - 6.00	41	10,739,308	1.2	6.90	76.8	654
6.01 - 6.50	90	25,471,848	2.9	6.52	77.3	673
6.51 - 7.00	387	101,997,951	11.6	6.97	77.0	670
7.01 - 7.50	570	140,485,602	15.9	7.34	77.8	661
7.51 - 8.00	756	187,467,359	21.3	7.81	79.1	644
8.01 - 8.50	568	130,308,113	14.8	8.30	79.8	629
8.51 - 9.00	559	126,304,489	14.3	8.80	80.5	606
9.01 - 9.50	310	60,684,526	6.9	9.30	82.6	592
9.51 - 10.00	282	54,888,466	6.2	9.79	82.9	582
10.01 - 10.50	126	18,598,789	2.1	10.29	81.6	565
10.51 - 11.00	62	10,178,694	1.2	10.78	80.4	562
11.01 - 11.50	26	4,364,841	0.5	11.27	81.4	565
11.51 - 12.49	21	2,980,207	0.3	12.06	75.9	534
Total:	3,825	881,586,813	100.0	8.15	79.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	3	463,643	0.1	9.17	77.9	578
1.50	414	93,530,990	10.6	8.40	78.2	631
2.00	927	219,341,907	24.9	8.49	79.1	607
3.00	2,438	558,946,866	63.4	7.97	79.8	642
5.00	27	5,374,208	0.6	8.09	74.9	651
6.00	16	3,929,200	0.4	7.72	80.0	694
Total:	3,825	881,586,813	100.0	8.15	79.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	3,366	777,136,044	88.2	8.12	79.6	632
1.50	436	98,789,823	11.2	8.34	78.2	630
2.00	23	5,660,946	0.6	7.95	78.0	669
Total:	3,825	881,586,813	100.0	8.15	79.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	5,014	927,625,440	84.7	8.39	79.6	625
24	3	853,500	0.1	7.74	75.2	610
60	544	164,775,881	15.0	7.54	79.5	671
120	7	1,779,841	0.2	7.09	80.0	697
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group 1 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 9/01/06 cutoff date.  Approximately 11.9% of the mortgage loans do not provide for any payments of principal in the first two, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	2,579
Total Outstanding Loan Balance	$425,154,172*	Min	Max
Average Loan Current Balance	$164,852	$12,383	$619,725
Weighted Average Original LTV	80.1%**
Weighted Average Coupon	8.27%	5.63%	14.45%
Arm Weighted Average Coupon	8.26%
Fixed Weighted Average Coupon	8.35%
Weighted Average Margin	5.91%	2.25%	10.99%
Weighted Average FICO (Non-Zero)	631
Weighted Average Age (Months)	2
% First Liens	97.3%
% Second Liens	2.7%
% Arms	80.1%
% Fixed	19.9%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$426,100,000]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
5.63 - 6.00	8	1,489,377	0.4	5.83	73.3	655
6.01 - 6.50	50	11,428,561	2.7	6.39	71.5	672
6.51 - 7.00	236	47,879,675	11.3	6.86	74.7	660
7.01 - 7.50	350	64,604,094	15.2	7.34	76.8	651
7.51 - 8.00	441	84,690,880	19.9	7.80	79.4	641
8.01 - 8.50	344	62,950,520	14.8	8.30	81.4	632
8.51 - 9.00	338	61,104,389	14.4	8.80	82.2	616
9.01 - 9.50	205	33,686,175	7.9	9.32	83.4	602
9.51 - 10.00	183	26,530,355	6.2	9.79	83.9	593
10.01 - 10.50	86	11,588,670	2.7	10.29	83.5	585
10.51 - 11.00	70	6,751,267	1.6	10.79	82.6	586
11.01 - 11.50	84	4,043,906	1.0	11.34	90.6	588
11.51 - 12.00	116	5,018,784	1.2	11.79	96.4	627
12.01 - 14.45	68	3,387,519	0.8	12.43	94.9	612
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
423 - 425	1	20,361	0.0	11.63	100.0	423
451 - 475	2	209,130	0.0	6.60	80.0	453
476 - 500	3	465,527	0.1	8.88	75.2	495
501 - 525	50	8,746,227	2.1	9.62	67.7	516
526 - 550	105	19,240,631	4.5	9.43	73.3	540
551 - 575	157	28,421,841	6.7	9.09	80.1	563
576 - 600	327	52,962,480	12.5	8.68	82.4	589
601 - 625	600	87,364,174	20.5	8.37	82.6	613
626 - 650	517	88,188,934	20.7	8.02	80.1	638
651 - 675	360	60,360,738	14.2	7.95	80.2	662
676 - 700	218	39,493,422	9.3	7.79	80.0	686
701 - 725	124	21,052,878	5.0	7.63	77.7	712
726 - 750	48	8,082,129	1.9	7.56	77.9	736
751 - 775	47	7,186,310	1.7	7.74	76.5	761
776 - 800	19	3,302,734	0.8	7.72	80.6	784
801 - 809	1	56,656	0.0	9.45	85.0	809
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
12,383 - 50,000	247	7,932,478	1.9	11.34	97.3	633
50,001 - 100,000	525	39,974,996	9.4	9.02	83.4	625
100,001 - 150,000	517	64,914,343	15.3	8.23	77.9	633
150,001 - 200,000	504	88,054,213	20.7	8.15	79.9	636
200,001 - 250,000	302	67,513,151	15.9	8.14	78.9	628
250,001 - 300,000	213	58,111,514	13.7	8.04	79.5	633
300,001 - 350,000	128	41,477,967	9.8	8.06	79.9	631
350,001 - 400,000	96	36,123,763	8.5	8.21	80.7	624
400,001 - 450,000	32	13,353,079	3.1	7.83	80.8	635
450,001 - 500,000	8	3,854,336	0.9	7.82	80.9	659
500,001 - 550,000	4	2,041,989	0.5	8.41	78.6	630
550,001 - 600,000	2	1,182,620	0.3	9.64	77.4	624
600,001 - 619,725	1	619,725	0.1	8.75	80.0	686
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
10.69 - 50.00	64	9,944,545	2.3	7.77	42.0	624
50.01 - 55.00	31	6,044,197	1.4	8.17	52.6	620
55.01 - 60.00	51	9,790,404	2.3	8.09	58.3	617
60.01 - 65.00	72	14,085,205	3.3	7.89	63.4	605
65.01 - 70.00	102	20,949,465	4.9	8.19	68.9	614
70.01 - 75.00	305	53,427,769	12.6	7.80	74.4	630
75.01 - 80.00	875	152,400,005	35.8	7.96	79.7	647
80.01 - 85.00	202	42,330,492	10.0	8.44	84.5	625
85.01 - 90.00	407	80,440,433	18.9	8.62	89.7	616
90.01 - 95.00	74	13,635,994	3.2	8.81	94.7	635
95.01 - 100.00	396	22,105,664	5.2	10.39	99.9	634
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	661	103,716,989	24.4	8.73	80.5	625
0.50	17	1,780,724	0.4	8.28	82.7	646
1.00	119	27,198,082	6.4	8.32	75.8	642
2.00	912	160,521,998	37.8	8.28	81.0	625
3.00	870	131,936,380	31.0	7.90	79.6	642
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	1,562	231,519,558	54.5	7.98	81.8	630
Reduced	239	41,178,388	9.7	8.64	79.7	651
Stated Income / Stated Assets	776	151,801,121	35.7	8.62	77.7	627
No Income / No Assets	2	655,106	0.2	7.30	78.6	707
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	2,409	393,115,333	92.5	8.24	79.9	628
Second Home	18	4,064,638	1.0	8.22	82.8	661
Investor	152	27,974,201	6.6	8.82	82.6	672
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	314	84,053,858	19.8	7.92	77.4	633
Florida	315	55,765,931	13.1	8.36	79.8	625
Illinois	180	31,533,010	7.4	8.81	84.0	623
Arizona	143	25,011,899	5.9	8.08	79.6	643
New York	81	20,580,015	4.8	8.17	73.8	630
Washington	110	18,640,611	4.4	7.85	79.3	646
Oregon	93	16,030,858	3.8	7.83	80.1	651
Maryland	79	14,717,567	3.5	8.42	78.3	610
Ohio	156	13,722,176	3.2	8.55	86.7	631
Virginia	80	13,290,390	3.1	8.15	80.7	625
Colorado	101	12,630,675	3.0	8.15	83.5	642
Nevada	66	12,399,407	2.9	7.98	79.3	637
New Jersey	52	11,580,427	2.7	8.58	76.5	628
Michigan	87	7,903,751	1.9	8.70	88.5	628
Minnesota	44	7,342,583	1.7	8.07	79.2	636
Other	678	79,951,014	18.8	8.59	82.1	629
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	1,064	127,430,967	30.0	8.35	82.6	650
Refinance - Rate Term	216	37,563,272	8.8	8.31	78.8	616
Refinance - Cashout	1,299	260,159,933	61.2	8.23	79.1	624
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 2/28	905	163,589,986	38.5	8.44	80.6	625
Arm 2/28 - Balloon 40/30	459	100,197,007	23.6	8.23	80.2	619
Arm 2/28 - Balloon 45/30	79	14,543,941	3.4	7.86	80.7	639
Arm 2/28 - Dual 40/30	6	1,640,749	0.4	8.68	85.3	609
Arm 3/27	122	18,363,787	4.3	8.10	79.9	654
Arm 3/27 - Balloon 40/30	64	13,582,831	3.2	7.99	79.0	630
Arm 3/27 - Balloon 45/30	127	20,188,862	4.7	7.71	78.4	648
Arm 5/25	24	5,418,436	1.3	7.70	74.7	675
Arm 5/25 - Balloon 40/30	11	2,282,779	0.5	7.63	75.6	645
Arm 5/25 - Balloon 45/30	4	884,387	0.2	7.30	77.9	670
Fixed Balloon 30/15	145	6,339,276	1.5	11.65	99.1	647
Fixed Balloon 40/30	92	10,375,088	2.4	8.36	79.0	641
Fixed Balloon 45/30	100	13,140,886	3.1	8.13	81.2	633
Fixed Balloon 50/30	7	1,803,016	0.4	7.77	66.2	618
Fixed Rate	434	52,803,142	12.4	8.03	78.2	649
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	2,038	323,361,739	76.1	8.26	80.3	629
PUD	243	43,898,609	10.3	8.20	80.8	635
2 Family	127	28,254,926	6.6	8.34	77.7	635
Condo	123	17,367,809	4.1	8.38	80.9	638
3-4 Family	48	12,271,090	2.9	8.70	77.5	656
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.00	44	9,350,699	2.7	7.43	76.8	684
4.01 - 4.50	24	5,520,972	1.6	7.45	73.0	648
4.51 - 5.00	68	14,020,533	4.1	7.74	77.6	650
5.01 - 5.50	447	96,219,144	28.2	8.14	80.6	632
5.51 - 6.00	442	87,571,262	25.7	8.13	79.8	622
6.01 - 6.50	416	70,697,727	20.8	8.40	80.9	624
6.51 - 7.00	150	26,098,378	7.7	8.42	78.9	628
7.01 - 7.50	79	12,584,048	3.7	8.76	81.2	621
7.51 - 8.00	71	10,624,954	3.1	9.10	80.6	603
8.01 - 8.50	35	5,183,991	1.5	9.51	81.6	592
8.51 - 9.00	15	1,982,020	0.6	10.05	91.3	627
9.01 - 10.99	10	839,037	0.2	10.39	95.5	646
Total:	1,801	340,692,764	100.0	8.26	80.1	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
7 - 9	1	147,418	0.0	6.80	85.0	639
10 - 12	5	982,508	0.3	6.32	83.4	602
13 - 15	4	651,056	0.2	7.69	74.4	554
16 - 18	13	2,778,926	0.8	8.29	83.0	616
19 - 21	546	103,577,160	30.4	8.19	79.8	628
22 - 24	883	172,065,326	50.5	8.44	80.9	621
28 - 30	3	357,760	0.1	7.29	77.5	535
31 - 33	117	18,339,459	5.4	7.88	79.3	644
34 - 36	190	33,207,550	9.7	7.96	79.0	648
37 >=	39	8,585,602	2.5	7.64	75.3	666
Total:	1,801	340,692,764	100.0	8.26	80.1	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
10.63 - 11.50	9	2,213,181	0.6	6.30	82.1	659
11.51 - 12.00	31	7,564,280	2.2	6.79	75.2	639
12.01 - 12.50	59	14,103,456	4.1	7.05	75.1	643
12.51 - 13.00	183	36,814,140	10.8	7.25	79.2	640
13.01 - 13.50	259	47,208,304	13.9	7.54	78.7	650
13.51 - 14.00	291	60,248,289	17.7	8.02	80.2	638
14.01 - 14.50	247	47,181,156	13.8	8.36	80.6	629
14.51 - 15.00	278	51,217,276	15.0	8.67	82.0	622
15.01 - 15.50	173	29,929,172	8.8	9.03	82.3	611
15.51 - 16.00	130	22,222,435	6.5	9.44	80.8	600
16.01 - 16.50	66	11,798,353	3.5	9.86	80.5	585
16.51 - 17.00	40	5,764,657	1.7	10.08	81.2	584
17.01 - 17.50	18	2,432,647	0.7	10.77	82.7	573
17.51 - 18.00	11	1,423,865	0.4	11.01	72.8	529
18.01 - 18.99	6	571,553	0.2	12.08	71.3	529
Total:	1,801	340,692,764	100.0	8.26	80.1	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.50	10	1,893,967	0.6	7.79	80.0	723
4.51 - 5.50	8	1,551,635	0.5	7.47	76.5	646
5.51 - 6.00	19	4,062,156	1.2	7.12	75.9	643
6.01 - 6.50	36	7,952,650	2.3	6.64	76.6	660
6.51 - 7.00	172	34,007,676	10.0	7.03	77.0	653
7.01 - 7.50	266	50,631,140	14.9	7.35	77.0	649
7.51 - 8.00	339	68,579,145	20.1	7.80	80.4	639
8.01 - 8.50	271	51,679,208	15.2	8.30	81.3	634
8.51 - 9.00	254	50,245,496	14.7	8.80	81.9	612
9.01 - 9.50	167	29,885,599	8.8	9.32	82.8	600
9.51 - 10.00	141	23,225,756	6.8	9.79	83.1	589
10.01 - 10.50	64	9,629,589	2.8	10.30	81.7	579
10.51 - 11.00	31	4,713,763	1.4	10.79	77.4	563
11.01 - 11.50	10	1,647,218	0.5	11.28	77.5	545
11.51 - 12.49	13	987,765	0.3	12.05	73.9	533
Total:	1,801	340,692,764	100.0	8.26	80.1	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	2	398,684	0.1	9.32	84.3	575
1.50	178	36,127,985	10.6	8.37	76.9	634
2.00	467	100,504,526	29.5	8.45	80.3	614
3.00	1,128	198,401,889	58.2	8.15	80.7	633
5.00	16	3,365,714	1.0	7.85	74.9	664
6.00	10	1,893,967	0.6	7.79	80.0	723
Total:	1,801	340,692,764	100.0	8.26	80.1	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	1,599	300,271,971	88.1	8.25	80.5	627
1.50	190	38,182,168	11.2	8.30	77.1	633
2.00	12	2,238,626	0.7	8.12	80.2	702
Total:	1,801	340,692,764	100.0	8.26	80.1	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	2,347	374,543,584	88.1	8.36	80.1	627
24	3	853,500	0.2	7.74	75.2	610
60	225	48,941,248	11.5	7.68	80.1	661
120	4	815,840	0.2	6.55	80.0	694
Total:	2,579	425,154,172	100.0	8.27	80.1	631

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group 2 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 9/01/06 cutoff date.  Approximately 17.4% of the mortgage loans do not provide for any payments of principal in the first five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	2,989
Total Outstanding Loan Balance	$669,880,490*	Min	Max
Average Loan Current Balance	$224,115	$19,981	$1,150,000
Weighted Average Original LTV	79.3%**
Weighted Average Coupon	8.25%	5.80%	17.38%
Arm Weighted Average Coupon	8.08%
Fixed Weighted Average Coupon	9.00%
Weighted Average Margin	5.93%	2.25%	12.50%
Weighted Average FICO (Non-Zero)	632
Weighted Average Age (Months)	2
% First Liens	95.6%
% Second Liens	4.4%
% Arms	80.7%
% Fixed	19.3%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$673,900,100]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
5.80 - 6.00	12	3,809,278	0.6	5.88	78.8	707
6.01 - 6.50	58	19,085,399	2.8	6.36	77.5	681
6.51 - 7.00	241	77,028,797	11.5	6.85	76.2	677
7.01 - 7.50	359	104,909,627	15.7	7.33	77.5	665
7.51 - 8.00	547	145,650,838	21.7	7.82	77.7	640
8.01 - 8.50	377	92,483,554	13.8	8.30	78.3	621
8.51 - 9.00	407	91,838,718	13.7	8.79	79.3	602
9.01 - 9.50	219	40,768,651	6.1	9.29	81.0	583
9.51 - 10.00	215	40,633,143	6.1	9.79	82.2	579
10.01 - 10.50	116	14,163,044	2.1	10.26	83.6	578
10.51 - 11.00	122	13,465,388	2.0	10.79	88.5	606
11.01 - 11.50	107	9,881,253	1.5	11.31	92.8	616
11.51 - 12.00	117	8,849,897	1.3	11.81	96.2	626
12.01 - 17.38	92	7,312,903	1.1	12.63	96.6	622
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
465 - 475	1	61,721	0.0	11.13	100.0	465
476 - 500	2	306,503	0.0	9.73	77.9	500
501 - 525	210	34,565,527	5.2	9.33	73.4	513
526 - 550	269	49,483,598	7.4	9.05	74.9	539
551 - 575	306	61,496,082	9.2	8.79	75.9	563
576 - 600	378	70,784,369	10.6	8.55	79.0	589
601 - 625	464	90,632,795	13.5	8.35	80.8	612
626 - 650	388	93,801,677	14.0	8.16	81.2	640
651 - 675	377	96,147,576	14.4	7.90	80.7	662
676 - 700	262	72,699,870	10.9	7.86	80.7	687
701 - 725	159	45,641,195	6.8	7.69	80.8	711
726 - 750	91	27,367,365	4.1	7.46	78.8	736
751 - 775	46	15,583,166	2.3	7.62	81.6	762
776 - 800	33	9,931,448	1.5	7.32	79.8	787
801 - 809	3	1,377,600	0.2	7.39	80.0	806
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
19,980 - 50,000	168	6,850,099	1.0	10.89	88.5	621
50,001 - 100,000	542	40,469,600	6.0	9.85	82.1	607
100,001 - 150,000	504	62,680,598	9.4	8.96	78.6	598
150,001 - 200,000	456	80,221,540	12.0	8.40	77.3	607
200,001 - 250,000	340	75,951,023	11.3	8.15	77.9	622
250,001 - 300,000	237	64,810,312	9.7	8.05	78.2	627
300,001 - 350,000	145	47,227,641	7.1	7.90	78.7	646
350,001 - 400,000	127	47,325,391	7.1	7.98	79.0	642
400,001 - 450,000	126	53,921,563	8.0	7.71	79.2	654
450,001 - 500,000	138	65,866,956	9.8	7.72	79.8	651
500,001 - 550,000	70	36,823,472	5.5	7.98	82.1	664
550,001 - 600,000	52	29,838,603	4.5	7.91	79.5	651
600,001 - 650,000	38	23,606,782	3.5	7.91	80.8	659
650,001 - 700,000	22	14,980,413	2.2	8.63	82.9	647
700,001 - 750,000	11	8,050,577	1.2	8.44	78.9	634
750,001 - 800,000	5	3,874,827	0.6	8.51	85.7	625
800,001 - 850,000	4	3,266,509	0.5	7.97	86.2	630
900,001 - 950,000	2	1,880,586	0.3	7.72	67.0	702
950,001 - 1,150,000	2	2,234,000	0.3	8.16	78.3	652
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
12.90 -50.00	101	13,195,166	2.0	8.19	41.6	587
50.01 - 55.00	35	6,013,354	0.9	8.07	52.9	590
55.01 - 60.00	69	12,424,187	1.9	7.95	57.8	581
60.01 - 65.00	97	20,820,045	3.1	8.05	63.2	583
65.01 - 70.00	156	31,335,517	4.7	8.28	68.9	582
70.01 - 75.00	382	87,544,110	13.1	7.84	74.6	627
75.01 - 80.00	1,223	331,550,115	49.5	7.89	79.9	655
80.01 - 85.00	302	69,257,572	10.3	8.75	84.4	586
85.01 - 90.00	164	51,448,795	7.7	8.69	89.8	616
90.01 - 95.00	38	9,784,270	1.5	9.16	94.6	647
95.01 - 100.00	422	36,507,360	5.4	10.99	100.0	653
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	767	157,749,896	23.5	8.84	80.1	622
0.50	6	1,629,819	0.2	8.89	85.7	631
1.00	188	51,848,550	7.7	8.32	79.5	653
2.00	1,064	247,069,157	36.9	8.16	79.5	628
3.00	886	199,566,108	29.8	7.89	78.7	640
5.00	78	12,016,960	1.8	8.27	74.6	619
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	1,838	361,177,995	53.9	8.22	78.3	607
Reduced	476	127,148,322	19.0	8.25	81.3	663
Stated Income / Stated Assets	670	179,661,364	26.8	8.34	79.9	659
No Income / No Assets	5	1,892,808	0.3	8.41	85.4	712
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	2,844	644,392,176	96.2	8.22	79.4	633
Second Home	16	2,876,435	0.4	9.11	82.9	624
Investor	129	22,611,880	3.4	9.18	76.9	613
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	771	251,870,668	37.6	7.79	79.1	655
Florida	482	88,086,071	13.1	8.41	78.3	619
New York	102	31,841,310	4.8	8.38	78.5	637
Arizona	135	30,328,900	4.5	8.37	79.9	628
Washington	114	27,519,924	4.1	8.05	79.4	626
Illinois	123	26,597,727	4.0	8.84	80.0	617
Georgia	171	23,581,059	3.5	8.87	81.6	612
Nevada	88	19,382,952	2.9	8.09	78.9	640
Maryland	70	17,648,860	2.6	8.86	77.6	600
Virginia	74	17,270,306	2.6	8.44	77.8	614
Oregon	76	13,374,908	2.0	8.38	79.8	617
New Jersey	45	11,441,256	1.7	8.75	77.9	625
Colorado	47	9,039,450	1.3	8.23	81.1	630
Texas	80	8,358,607	1.2	9.05	79.4	614
Ohio	68	6,998,643	1.0	8.72	81.9	603
Other	543	86,539,851	12.9	8.76	80.5	607
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	1,663	377,081,274	56.3	8.13	81.6	662
Refinance - Rate Term	108	22,707,714	3.4	8.40	81.0	604
Refinance - Cashout	1,218	270,091,502	40.3	8.42	75.9	592
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 2/28	1,001	249,428,840	37.2	8.17	78.8	631
Arm 2/28 - Balloon 40/30	489	149,282,410	22.3	8.13	79.8	628
Arm 2/28 - Balloon 45/30	85	25,947,587	3.9	7.63	78.7	659
Arm 2/28 - Dual 40/30	15	5,111,228	0.8	8.78	76.1	583
Arm 3/27	130	31,789,221	4.7	8.14	79.8	639
Arm 3/27 - Balloon 40/30	69	18,531,759	2.8	8.32	79.4	641
Arm 3/27 - Balloon 45/30	196	51,605,690	7.7	7.57	77.3	663
Arm 5/25	21	4,673,976	0.7	7.60	76.3	654
Arm 5/25 - Balloon 40/30	16	3,908,753	0.6	8.00	78.5	650
Arm 5/25 - Balloon 45/30	2	614,585	0.1	6.95	78.4	677
Fixed Balloon 30/15	264	20,762,306	3.1	11.41	98.5	666
Fixed Balloon 40/30	114	21,381,426	3.2	8.81	78.8	615
Fixed Balloon 45/30	79	15,421,017	2.3	8.39	78.6	606
Fixed Balloon 50/30	9	3,174,737	0.5	7.13	75.7	630
Fixed Rate	499	68,246,956	10.2	8.55	76.7	608
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	2,247	483,095,194	72.1	8.22	78.9	628
PUD	420	104,861,914	15.7	8.32	81.2	634
2 Family	116	32,421,149	4.8	8.25	79.0	646
Condo	146	31,776,856	4.7	8.20	79.4	649
3-4 Family	60	17,725,378	2.6	8.90	78.8	662
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.00	31	10,130,933	1.9	7.27	78.8	688
4.01 - 4.50	42	13,952,005	2.6	7.13	79.6	689
4.51 - 5.00	88	27,786,114	5.1	7.55	78.5	666
5.01 - 5.50	421	119,867,233	22.2	7.99	78.9	634
5.51 - 6.00	569	159,692,585	29.5	7.91	78.2	632
6.01 - 6.50	470	116,083,011	21.5	8.25	79.7	633
6.51 - 7.00	201	50,372,759	9.3	8.32	79.2	635
7.01 - 7.50	84	19,367,171	3.6	8.62	76.9	617
7.51 - 8.00	84	16,863,060	3.1	9.18	80.3	598
8.01 - 8.50	24	5,040,509	0.9	9.67	83.4	607
8.51 - 9.00	6	641,957	0.1	10.22	85.4	583
9.01 - 12.50	4	1,096,713	0.2	10.24	92.1	570
Total:	2,024	540,894,049	100.0	8.08	78.9	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
7 - 9	1	256,599	0.0	8.13	85.0	513
10 - 12	7	1,577,704	0.3	6.87	80.0	635
13 - 15	3	237,527	0.0	7.51	76.6	631
16 - 18	19	4,536,751	0.8	7.72	80.4	628
19 - 21	621	165,031,321	30.5	7.95	78.9	637
22 - 24	941	258,949,529	47.9	8.26	79.2	627
25 - 27	1	327,917	0.1	6.05	80.0	662
28 - 30	2	1,069,100	0.2	8.67	84.7	639
31 - 33	155	42,765,067	7.9	7.77	77.7	658
34 - 36	235	56,945,220	10.5	7.99	78.9	647
37 >=	39	9,197,314	1.7	7.73	77.4	654
Total:	2,024	540,894,049	100.0	8.08	78.9	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
11.00 - 11.50	9	3,347,215	0.6	6.28	79.1	661
11.51 - 12.00	26	7,452,920	1.4	6.45	74.4	662
12.01 - 12.50	60	18,703,991	3.5	6.67	77.7	671
12.51 - 13.00	233	72,254,634	13.4	7.13	77.1	666
13.01 - 13.50	306	90,095,853	16.7	7.47	77.8	661
13.51 - 14.00	369	105,706,333	19.5	7.98	78.5	640
14.01 - 14.50	256	66,440,961	12.3	8.26	79.2	625
14.51 - 15.00	285	75,239,134	13.9	8.49	79.9	624
15.01 - 15.50	173	40,952,563	7.6	8.88	81.1	609
15.51 - 16.00	151	33,784,265	6.2	9.36	81.7	589
16.01 - 16.50	63	10,892,687	2.0	10.05	83.0	578
16.51 - 17.00	58	10,861,342	2.0	10.07	81.3	564
17.01 - 17.50	20	2,822,873	0.5	10.93	79.1	536
17.51 - 18.00	11	1,690,678	0.3	11.10	79.4	536
18.01 - 18.38	4	648,598	0.1	11.78	81.2	525
Total:	2,024	540,894,049	100.0	8.08	78.9	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.50	5	1,840,528	0.3	7.74	79.9	674
4.51 - 5.50	4	1,830,490	0.3	7.33	64.7	677
5.51 - 6.00	22	6,677,152	1.2	6.77	77.3	661
6.01 - 6.50	54	17,519,198	3.2	6.47	77.6	679
6.51 - 7.00	215	67,990,275	12.6	6.94	77.0	678
7.01 - 7.50	304	89,854,462	16.6	7.33	78.3	667
7.51 - 8.00	417	118,888,214	22.0	7.81	78.4	647
8.01 - 8.50	297	78,628,905	14.5	8.30	78.8	625
8.51 - 9.00	305	76,058,993	14.1	8.79	79.6	602
9.01 - 9.50	143	30,798,927	5.7	9.28	82.4	584
9.51 - 10.00	141	31,662,710	5.9	9.80	82.8	577
10.01 - 10.50	62	8,969,200	1.7	10.27	81.4	549
10.51 - 11.00	31	5,464,931	1.0	10.77	83.0	562
11.01 - 11.50	16	2,717,623	0.5	11.26	83.8	576
11.51 - 12.49	8	1,992,442	0.4	12.07	76.9	534
Total:	2,024	540,894,049	100.0	8.08	78.9	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	1	64,959	0.0	8.25	38.9	593
1.50	236	57,403,005	10.6	8.43	79.0	630
2.00	460	118,837,381	22.0	8.52	78.0	602
3.00	1,310	360,544,977	66.7	7.88	79.3	647
5.00	11	2,008,494	0.4	8.50	74.8	630
6.00	6	2,035,233	0.4	7.66	79.9	666
Total:	2,024	540,894,049	100.0	8.08	78.9	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	1,767	476,864,074	88.2	8.04	79.0	636
1.50	246	60,607,656	11.2	8.37	78.9	628
2.00	11	3,422,319	0.6	7.85	76.6	648
Total:	2,024	540,894,049	100.0	8.08	78.9	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	2,667	553,081,856	82.6	8.42	79.3	623
60	319	115,834,633	17.3	7.47	79.3	675
120	3	964,001	0.1	7.55	80.0	699
Total:	2,989	669,880,490	100.0	8.25	79.3	632

*

Note, for second liens, CLTV is employed in this calculation.

TERM SHEET SUPPLEMENT

(FOR USE WITH PROSPECTUS DATED AUGUST 28, 2006)

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

DLJ Mortgage Capital, Inc.

Sponsor and Seller

Home Equity Asset Trust, Home Equity Pass-Through Certificates

(Issuable in Series)

You should carefully review the information in “Risk Factors” on page S-5 in this term sheet supplement.

A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

The trust will issue:
• One or more classes of senior certificates, including one or more classes of residual certificates.
• One or more classes of subordinate certificates, which provide credit enhancement for the senior certificates and each class of subordinate certificates, if any, with a higher payment priority.

The certificates:

·

Represent ownership interests in a trust, whose assets will generally be a pool of fixed-rate and adjustable-rate, first and second lien residential mortgage loans that were generally originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines.  The mortgage loans will be segregated into one or more groups, each of which consists of fixed-rate and adjustable-rate, first and second lien mortgage loans.

·

Represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the servicers, any special servicer, the sponsor, the seller, the trustee or any of their affiliates or any other entity.

Risks:

·

The yield to investors on each class of certificates will be sensitive to the rate and timing of principal payments on the related mortgage loans which may vary over time.

·

Net interest shortfalls from prepayments on mortgage loans and losses from liquidations of defaulted mortgage loans will adversely affect the yield to investors in the related certificates, and the investors in the subordinate certificates in particular.

Principal and interest on the certificates entitled to receive such amounts will be payable monthly.  Credit enhancement for all of the classes of offered certificates will be provided by overcollateralization, the use of excess interest to create or maintain overcollateralization, subordination and a swap agreement provided by Credit Suisse International.

Credit Suisse Securities (USA) LLC, as underwriter, will buy the offered certificates from Credit Suisse First Boston Mortgage Securities Corp., the depositor.  The depositor will pay the expenses related to the issuance of the certificates from these proceeds.  The underwriter will sell the offered certificates it purchases from time to time in negotiated transactions at varying prices determined at the time of sale.

The trust will make multiple REMIC elections for federal income tax purposes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or determined that this term sheet supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Delivery of the offered certificates, other than the Residual Certificates, will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on the related closing date.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES WITH A FILE NUMBER OF 333-130884.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV.   ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.

Credit Suisse

Underwriter

Important Notice about information presented in this term sheet supplement and the accompanying term sheet

You should rely only on the information contained in this document.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this term sheet supplement is accurate as of any date other than the date on the front of this document.

Credit Suisse First Boston Mortgage Securities Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-130884.  Before you invest, you should read the prospectus in that registration statement and other documents Credit Suisse First Boston Mortgage Securities Corp. has filed with the SEC for more complete information about Credit Suisse First Boston Mortgage Securities Corp. and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, Credit Suisse First Boston Mortgage Securities Corp., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this term sheet supplement relates.  This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this term sheet supplement is preliminary, and may be superseded by an additional term sheet supplement provided to you prior to the time you enter into a contract of sale.  This preliminary term sheet supplement is being delivered to you solely to provide you with information about the offering of the securities referred to in this preliminary term sheet supplement.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this term sheet supplement is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

TABLE OF CONTENTS

Page

RISK FACTORS

S-5

FORWARD-LOOKING STATEMENTS

S-9

THE MORTGAGE POOL

S-10

General

S-10

Prefunding and Conveyance of Subsequent Mortgage Loans

S-12

The Index

S-12

Assignment of the Mortgage Loans

S-13

Representations and Warranties Regarding the Mortgage Loans

S-13

ORIGINATORS

S-14

Originators

S-14

General

S-14

STATIC POOL INFORMATION

S-15

AFFILIATES AND RELATED TRANSACTIONS

S-16

THE SPONSOR

S-16

THE DEPOSITOR

S-16

THE ISSUING ENTITY

S-17

THE SWAP COUNTERPARTY

S-17

SERVICING OF THE MORTGAGE LOANS

S-18

Select Portfolio Servicing, Inc., as Servicer

S-18

Advances from the Servicers

S-22

Appointment of Special Servicer; Specially Serviced Loans

S-23

The Credit Risk Manager

S-24

FEES AND EXPENSES OF THE TRUST

S-24

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

S-25

DESCRIPTION OF THE CERTIFICATES

S-25

General

S-25

Book-Entry Registration

S-26

Determination of LIBOR

S-27

Accounts

S-27

Flow of Funds

S-29

Glossary of Terms

S-30

Distributions of Interest

S-35

The Swap Agreement

S-37

Distributions of Principal

S-40

Credit Enhancement

S-41

Optional Termination; Auction Sale

S-43

The Trustee

S-44

Reports to Certificateholders

S-46

Restrictions on Transfer of the Residual Certificates

S-46

YIELD AND PREPAYMENT CONSIDERATIONS

S-46

General

S-46

Principal Prepayments and Compensating Interest

S-48

Mandatory Prepayment

S-48

Overcollateralization

S-48

Subordination

S-49

The Pass-Through Rates

S-49

Weighted Average Life

S-49

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

S-49

Tax Treatment of the Regular LIBOR Certificates

S-50

Taxation of the Residual Certificates

S-52

ERISA CONSIDERATIONS

S-52

LEGAL INVESTMENT CONSIDERATIONS

S-54

METHOD OF DISTRIBUTION

S-54

LEGAL MATTERS

S-54

LEGAL PROCEEDINGS

S-55

Legal Proceedings

S-55

RATINGS

S-55

ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

S-1

Initial Settlement

S-1

Secondary Market Trading

S-1

Certain U.S. Federal Income Tax Documentation Requirements

S-3

ANNEX I

–

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

I-1

RISK FACTORS

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered certificates are complex securities.  You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement, the accompanying term sheet and the accompanying prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

There are risks relating to mortgage loans secured by second liens

A portion of the initial mortgage loans may be secured by a second lien that is subordinate to the rights of the mortgagee under a first mortgage loan on the related mortgaged property. There are additional risks related to such second lien mortgage loans.  See “Risk Factors—In some instances, the return on your securities may be reduced by losses on the mortgage loans, which are more likely if substantially all are secured only by second liens” in the prospectus.

The yield on your certificates will vary depending on the rate of prepayments; various factors affect the rate of prepayments	Each class of certificates will be particularly sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans in the related loan group or groups.

A portion of the initial mortgage loans may impose a penalty for certain early full or partial prepayments of a mortgage loan.  If a mortgage loan imposes a prepayment penalty and the mortgagor makes a prepayment during a specified period which generally ranges from a minimum of six months to a maximum of five years after origination and the amount of such prepayment is in excess of a certain amount, a penalty is imposed and will be collected to the extent permitted under applicable law.  Prepayment penalties may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.

Some of the mortgage loans may be assumable by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of those mortgaged properties.  Any such assumption will reduce the rate of prepayments of the mortgage loans and extend the weighted average life of the related offered certificates.

The seller may be required to repurchase mortgage loans from the trust in the event certain breaches of representations and warranties have not been cured.  In addition, any special servicer appointed pursuant to the pooling and servicing agreement may have the option to purchase mortgage loans from the trust that become ninety days or more delinquent.  These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.  See “Risk Factors—The yield to maturity on your securities will depend on various factors, including the rate of prepayments” and “Risk Factors—The rate of prepayments on the mortgage loans will be affected by various factors” in the prospectus for more detail.

Losses on the mortgage loans in one loan group may reduce the yield on the certificates related to the other loan group

Investors in the senior certificates should be aware that because the subordinate certificates may represent interests in multiple loan groups, the class principal balances of the subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in any of the loan groups.  Therefore, the allocation of realized losses on the mortgage loans in one loan group to the subordinate certificates will reduce the subordination provided by the subordinate certificates to the  senior certificates, including such classes of certificates related to the loan group or groups that did not suffer such losses.  See “Description of the Certificates—Credit Enhancement” in this prospectus supplement for more detail.

Increased risk of loss as a result of balloon loans

A portion of the initial mortgage loans may be balloon loans.  There are additional risks related to such balloon loans.  See “Risk Factors—You bear the risk of mortgagor defaults; some kinds of mortgage loans may be especially prone to defaults” in the prospectus.

Interest only mortgage loans have a greater degree of risk of default

A portion of the initial mortgage loans and a portion of the subsequent mortgage loans, if any, may not provide for any payments of principal prior to either (i) their first adjustment date or (ii) a fixed number of years after origination.  There are additional risks related to such interest only loans.  See “Risk Factors—Interest only mortgage loans have a greater degree of risk of default” in the prospectus.

Geographic concentration may affect risk of loss on the mortgage loans

A portion of the initial mortgage loans may be secured by mortgaged properties located in California.

Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots.  Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. This potential crisis could someday spread to other states and affect the entire nation. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The trust’s ability to make payments on the certificates could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.  In addition, there may also be significant concentrations of mortgage loans in other states as described in the related prospectus supplement.  Consequently, losses and prepayments on the mortgage loans in a particular group and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in any of these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mudslides, fires and floods in these areas.  There are additional risks related to high geographic concentrations of mortgage loans.  See “Risk Factors— You bear the risk of mortgagor defaults; some kinds of mortgage loans may be especially prone to defaults” in the prospectus.

Inadequate amount of subsequent mortgage loans will affect the timing and rate of return on an investment

If subsequent mortgage loans are purchased by the trust, the amount of such subsequent mortgage loans purchased may be less than the amount deposited in the prefunding account in respect of a loan group on the closing date.  In this case, the senior certificates may receive a payment of principal of the amount remaining in the prefunding account on the distribution date occurring at the end of the prefunding period.

Recent Events

Several hurricanes which struck Louisiana, Alabama, Mississippi, Texas and Florida in 2005 may have adversely affected mortgaged properties located in those states.  The seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date.  In the event that a mortgaged property is damaged as of the closing date and that damage materially and adversely affects the value of the mortgaged property or of the interest of the certificateholders in the related mortgage loan, the seller will be required to repurchase the related mortgage loan from the trust.  We do not know how many mortgaged properties have been or may be affected by the hurricanes.  No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes.  Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty.  Any such repurchases may shorten the weighted average lives of the related offered certificates.

The current situation in Iraq has caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto.  Any adverse impact as a result of these events would be borne by the holders of the offered certificates.

The response of the United States to the events of September 11, 2001 and the current situation in Iraq involves military operations. The Servicemembers Civil Relief Act, as amended, and comparable state laws, referred to herein as the Relief Act, provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. Shortfalls that occur due to application of the Relief Act are not required to be paid by the borrower at any future time, will not be advanced by a servicer and, to the extent excess interest is insufficient, will reduce accrued interest on each class of certificates on a pro rata basis.  In addition, the act imposes limitations that would impair the ability of a servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances during an additional period thereafter.

Recent Developments Affecting SPS

On May 18, 2004, the United States District Court for the District of Massachusetts entered its final approval of the settlement of approximately 40 putative class action cases. The settlement contemplates that plaintiff’s redress would come, in part, from the redress fund established in connection with SPS’s settlement with the Federal Trade Commission (“FTC”) and the U.S. Department of Housing and Urban Development (“HUD”) described below.

On May 5, 2004, a West Virginia state court entered an order approving a settlement between SPS and plaintiffs in a putative class action in which plaintiffs alleged that certain of SPS’s fees violated provisions of the West Virginia Code and sought an injunction, declaratory relief, actual damages, civil penalties, punitive damages, attorneys’ fees, and other relief from SPS.  Under the settlement, SPS may resume its previously enjoined foreclosure activities in West Virginia, subject to compliance with applicable law.  The settlement requires the approximately 300 West Virginia loans that were in one of two specific categories (i.e., real estate owned or foreclosure) as of January 7, 2003 to be reviewed by a three-person panel, including a representative of SPS, to resolve any customer disputes that may exist regarding charges assessed by SPS on such customers’ accounts and/or SPS’s right to foreclose.

On November 12, 2003, SPS announced that it had entered into a final settlement agreement with the FTC and HUD to resolve issues raised during their review of SPS’s servicing practices.  As part of the settlement, SPS agreed to pay to the FTC the amount of $40 million for the creation of a redress fund for the benefit of consumers allegedly harmed by SPS and to implement certain practices on a prospective basis.

SPS has entered into consent agreements with certain state regulatory agencies in Florida, Massachusetts, Michigan, Colorado, California, West Virginia, Kansas and Illinois, which provide for provisions similar to some of those contained in the consent order entered into with the FTC and HUD.  While not admitting any liability in any of those agreements, SPS agreed to refund certain amounts to Florida, Massachusetts, California, West Virginia, Kansas and Michigan consumers identified by regulators in those states.

Since 2003, SPS has experienced an increased level of scrutiny from various state regulatory agencies and a few states conducted or commenced formal investigations.  At present, SPS has concluded all material state regulatory actions in a satisfactory manner and has procedures and controls in place to monitor compliance with the resulting state settlements and consent orders.  As a licensed servicer, SPS is examined for compliance with state and local laws by numerous state agencies.  No assurance can be given that SPS’s regulators will not inquire into its practices, policies or procedures in the future.  It is possible that any of SPS’s regulators will order SPS to change or revise its practices, policies or procedures in the future.  Any such change or revisions may have a material impact on the future income from SPS’s operations.

The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS’s policies and procedures do not comply with applicable law could lead to downgrades by one or more rating agencies, a transfer of SPS’s servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions or losses on the offered certificates, or any combination of these events.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this term sheet supplement and the accompanying term sheet consist of forward-looking statements relating to future economic performance or projections and other financial items.  These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption” or other comparable words.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control.  Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

THE MORTGAGE POOL

General

Information relating to the mortgage loans to be included in the mortgage pool will be presented in the related term sheet.

The sponsor selected the mortgage loans for sale to the depositor from among its portfolio of mortgage loans based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics.  In making this selection, the sponsor took into account investor preferences and the sponsor’s objective of obtaining the most favorable combination of ratings on the certificates.

The depositor will acquire the mortgage loans from DLJ Mortgage Capital, Inc. (“DLJMC”) an affiliate of the depositor, pursuant to an assignment and assumption agreement.  The mortgage loans to be acquired by the depositor from DLJMC will have been previously purchased by DLJMC in secondary market transactions from various mortgage loan originators and purchasers.

On the related closing date (or subsequent transfer date, as applicable), the depositor will deposit into the trust a pool of mortgage loans that, in the aggregate, will constitute a mortgage pool, generally secured by first and second liens on one- to four-family residential properties with terms to stated maturity of not more than thirty years.  The mortgage loans will consist of fixed-rate and adjustable-rate mortgage loans.

Under the pooling and servicing agreement, the depositor will assign the mortgage loans to the trustee for the benefit of the holders of the certificates.

None of the servicers or any special servicer will have any servicing obligations with respect to mortgage loans not serviced by it.

Except for any balloon loans, the mortgage loans will provide for the amortization of the amount financed over a series of (i) substantially equal monthly payments, (ii) monthly payments that adjust with changes in a mortgage loan’s mortgage rate and/or at the conclusion of a mortgage loan’s interest only period or (iii) monthly payments that adjust with changes in a mortgage loan’s mortgage rate and, for a ten years following origination, are based upon a forty year amortization term and then adjust based on an amortization term equal to the remaining term of the mortgage loan, which is generally twenty years.  The mortgage loans that are balloon loans will require a disproportionate principal payment at their respective stated maturities.  The balloon loans generally will have terms to maturity either (i) fifteen years, which amortize based on a thirty year term or (ii) thirty years, which amortize based upon a forty year term.

A portion of the mortgage loans (the “Interest Only Mortgage Loans”) may not provide for any payments of principal prior to either (i) their first adjustment date, which generally ranges from six months to five years from origination or (ii) a fixed period of years  after origination.  The terms of the Interest Only Mortgage Loans will require that their principal balances be fully amortized over the related non interest-only remaining term of the mortgage loans.

A portion of the mortgage loans may provide for the payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.  Generally, each such mortgage loan provides for payment of a prepayment penalty in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from six months to five years from the date of origination of such mortgage loan.  Certain mortgage loans that require the payment of a prepayment penalty, however, may provide for brief periods during the applicable period for prepayments to be made without incurring a prepayment penalty.  The amount of the applicable prepayment penalty, to the extent permitted under applicable law, is as provided in the related mortgage note.  Generally, such amount is equal to six months’ interest on any amounts prepaid during any twelve-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid.  Applicable law may impose limitations on the amount of the prepayment penalty or render such prepayment penalty unenforceable.  Any such prepayment premiums will not be available for payment to the offered certificates.  In addition, under certain circumstances described in the applicable pooling and servicing agreement, a servicer may waive a prepayment penalty.  Any prepayment penalties received by a servicer from collections on the mortgage loans will be distributed to the Class P Certificates.

The loan-to-value ratio (the “LTV ratio”) of a first-lien mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the balance of the mortgage on the mortgaged property, and the denominator of which is (a) in the case of a purchase, the lesser of the sales price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan, or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance.  The LTV ratio of a second-lien mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such senior mortgage loan and the denominator of which is (a) in the case of a purchase, the lesser of the sales price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at the origination of such mortgage loan or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance.  No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sale date.  If residential real estate values overall or in a particular geographic area decline, the LTV ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

A portion of the first lien mortgage loans with an LTV ratio at origination of greater than 80% may be covered by a mortgage guaranty insurance policy.  A portion of the mortgage loans may be secured by a second lien on the related mortgaged property.

Generally, substantially all of the adjustable-rate mortgage loans will provide for semi-annual adjustment of the related mortgage rate based on the Six-Month LIBOR Index, as specified in the mortgage note, and for corresponding adjustments to the monthly payment due thereon, in each case on each adjustment date applicable thereto.  However, the first such adjustment for a portion of the adjustable-rate mortgage loans may occur after an initial fixed rate period.  On each adjustment date for each adjustable-rate mortgage loan, the mortgage rate thereon will be adjusted to equal the sum, rounded generally to the nearest one-eighth of 1.0%, of the index (as described below) and a fixed percentage amount, referred to in this prospectus supplement as a gross margin.  The mortgage rate on each adjustable-rate mortgage loan will not increase or decrease by more than a specified percentage, referred to herein as an initial rate cap, on the first adjustment date for such mortgage loan.  In addition, the mortgage rate will not increase or decrease by more than a specified percentage, referred to herein as a periodic rate cap, on each subsequent adjustment date.  Each mortgage rate on each adjustable-rate mortgage loan will not exceed a specified maximum mortgage rate, referred to as the maximum mortgage rate, over the life of such mortgage loan or be less than a specified minimum mortgage rate, referred to as the minimum mortgage rate, over the life of such mortgage loan.

Effective with the first monthly payment due on each adjustable-rate mortgage loan after each adjustment date, the monthly payment will be adjusted to an amount that (a) will fully amortize the outstanding principal balance of the mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted or (b) will provide for payments of interest for the remainder of its applicable interest-only period at the mortgage rate so adjusted, after which the monthly payment will be adjusted to an amount that will fully amortize the outstanding principal balance of the mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted.  None of the adjustable-rate mortgage loans will permit the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

A substantial portion of the mortgage loans will have scheduled monthly payments due on the first day of the month.  The remainder of the mortgage loans will have scheduled monthly payments due on days other than the first day of the month.

For a portion of the mortgage loans, interest may be computed and charged to the borrower based on the number of days elapsed between the date interest was last paid on the mortgage loan through the date on which the borrower’s most current payment was received, and the portions of each scheduled payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged (the “Simple Interest Mortgage Loans”).  Interest will be calculated on all other mortgage loans based on a 360-day year and twelve 30-day months.

No initial mortgage loan will be subject to a buydown agreement.  A portion of the initial mortgage loans may be balloon loans.

The seller will represent in the pooling and servicing agreement that none of the initial mortgage loans are subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state or local law.

A portion of the initial mortgage loans may be at least 30 days delinquent but not more than 59 days delinquent and a portion of the initial mortgage loans may be at least 60 days delinquent but not more than 89 days delinquent.  Generally, none of the initial mortgage loans will be greater than 89 days delinquent.

Substantially all of the mortgage loans will contain “due-on-sale” clauses.  The enforcement of a due-on-sale clause will generally have the same effect as a prepayment on a mortgage loan. See “Maturity and Prepayment Considerations” in the prospectus.

Prefunding and Conveyance of Subsequent Mortgage Loans

On the related closing date, an amount not expected to exceed approximately 10% of the mortgage loans will be deposited into the Prefunding Account, established and maintained by the trustee on behalf of the certificateholders.  A stated portion of the amount deposited therein will be used to purchase additional mortgage loans for each loan group.  Any investment income earned from amounts in the Prefunding Account shall be paid to the depositor, and will not be available for payments on the certificates.  During the period from the closing date until the earliest of (i) the date on which the amount on deposit in the Prefunding Account is reduced to zero, (ii) an event of default occurs under the pooling and servicing agreement or (iii) the business day immediately preceding the third distribution date (the “Prefunding Period”), the depositor is expected to purchase mortgage loans (“Subsequent Mortgage Loans”) from the seller and sell such Subsequent Mortgage Loans to the trust.  The purchase price for each Subsequent Mortgage Loan will equal the principal balance of such Subsequent Mortgage Loan and will be paid from the Prefunding Account.  Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the Prefunding Account in respect of the loan group allocated those Subsequent Mortgage Loans and increase the aggregate Stated Principal Balance of the related loan group.

The characteristics of the mortgage loans in the trust will vary upon the acquisition of Subsequent Mortgage Loans.  The custodians of the Subsequent Mortgage Loans will be any of LaSalle Bank National Association, J.P. Morgan Trust Company, N.A. and Wells Fargo Bank, N.A.

The obligation of the trust to purchase Subsequent Mortgage Loans during the Prefunding Period will be  subject to the requirements set forth in the related prospectus supplement.

The Index

Unless specified otherwise in the related term sheet, the index applicable to the determination of the mortgage rates for the adjustable mortgage loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the “Six-Month LIBOR Index”) and as most recently available either (1) as of the first business day of a specified period of time prior to such adjustment date, (2) as of the first business day of the month preceding the month of such adjustment date or (3) the last business day of the second month preceding the month in which such adjustment date occurs, as specified in the related mortgage note.

Assignment of the Mortgage Loans

Pursuant to the pooling and servicing agreement, on the closing date for the initial mortgage loans and on any subsequent transfer date for the subsequent mortgage loans, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each mortgage loan including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the applicable cut-off date.  For additional information pertaining to the transfer of the mortgage loans to the trustee, see “Description of the Certificates—Assignment of the Mortgage Loans” in the prospectus.

Representations and Warranties Regarding the Mortgage Loans

In connection with the sale of the mortgage loans by the depositor to the trust, pursuant to the pooling and servicing agreement, the seller will make as of the closing date representations and warranties relating to the mortgage loans sold by it to the depositor.  These representations and warranties include the following:

·

each mortgage note and related mortgage is a legal and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy and other laws affecting the rights of creditors and general equitable principles;

·

each mortgage loan at the time it was made complied in all material respects with applicable federal, state or local law, including, without limitation, predatory and abusive lending laws;

·

none of the mortgage loans are classified as a “high cost home,” “covered,” “high-cost,” “high-risk home,” or “predatory” loan under applicable state, federal or local law;

·

no borrower obtained a prepaid single premium credit insurance policy in connection with the origination of a mortgage loan in any loan group in which each of the mortgage loans has an original principal balance that conforms to Fannie Mae and Freddie Mac guidelines;

·

no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty.

Under the pooling and servicing agreement, the trustee will receive certain representations and warranties relating to the characteristics of the mortgage loans made by the seller.  These mortgage loan representations and warranties will be made by the seller as of the closing date (or subsequent transfer date, as applicable).  In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan, the seller will be obligated to do one of the following:

·

cure that breach,

·

repurchase that mortgage loan at an amount equal to the sum of the unpaid principal balance of the mortgage loan on the date of repurchase, accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the mortgagor to the date of repurchase and any costs and damages actually incurred and paid by or on behalf of the trust in connection with any violation by such mortgage loan of any predatory or abusive lending laws, or

·

substitute a replacement mortgage loan for that mortgage loan.

However, this substitution is permitted only within two years of the closing date and may not be made more than 90 days after the closing date unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC, or result in a prohibited transaction under the Code.  The depositor will make no representations or warranties for the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective.  The seller is selling the mortgage loans without recourse and will have no obligation for the mortgage loans other than the cure, repurchase or substitution obligations described above.

ORIGINATORS

Originators

The originators for a series will be identified in the related prospectus supplement.

General

Underwriting Standards

The mortgage loans have been purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with the seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market.  The mortgage loans and were originated generally in accordance with the underwriting criteria described herein.

These underwriting guidelines are a summary of the underwriting guidelines used by originators.  All of the mortgage loans are “conventional mortgage loans” (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration).  The underwriting standards applicable to the mortgage loans typically differ from, and, with respect to a substantial number of mortgage loans, are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, mortgagor income, mortgagor credit history, mortgagor employment history, required documentation, interest rates, mortgagor occupancy of the mortgaged property and/or property types.  To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect relatively higher delinquency rates and/or credit losses.  In addition, certain exceptions to the underwriting standards described herein may be made in the event that compensating factors are demonstrated by a prospective mortgagor.  In general, neither the seller nor the depositor has re-underwritten any mortgage loan.

Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor.  As part of the description of the mortgagor’s financial condition, such mortgagor generally will have furnished information (which may be supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy.  The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts.  In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.  With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.  In the case of certain mortgagors with acceptable payment histories, no income will have been required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verifications (if required), a determination will have been made by the original lender that the mortgagor’s monthly income (if required to be stated) should be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the mortgaged property (such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses).  Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective mortgagor’s gross income.  The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the loan-to-value ratio of the mortgage loan.  The originator may also have considered the amount of liquid assets available to the mortgagor after origination.

The mortgage loans have been originated under “full” or “alternative,” “reduced documentation,” “stated income/stated assets” or “no income/no asset” programs.  The “alternative,” “reduced documentation,” “stated income/stated asset” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.  Generally, an “alternative” documentation program requires information regarding the mortgagor’s income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full” documentation loan, however, alternative forms of standard verifications are used.  Generally, under both “full” and “alternative” documentation programs, at least one year of income documentation is provided.  Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator.  Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied.  Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator.  The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator.  All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac.  Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to the originator.  The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed.  The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

Under the underwriting standards, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan.  These categories generally establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor’s credit history and debt-to-income ratio.  In general, higher credit risk mortgage loans are graded in categories that permit higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the underwriting standards establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.  A substantial portion of the mortgage loans were classified in relatively low (i.e., relatively higher risk) credit categories.  The incidence of delinquency, default and bankruptcy with respect to such mortgage loans is expected to be greater than if such mortgage loans had been classified in relatively higher categories.

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web.  The static pool information material to the offering of certificates will be located in the applicable hyperlink at http://www.credit-suisse.HEAT.static-pool.com.  Access to this web address is unrestricted and free of charge.  The static pool information will include (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.

The static pool information is not deemed to be a part of this term sheet supplement, the related base prospectus or the registration statement to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

There can be no assurances that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the applicable issuing entity.

AFFILIATES AND RELATED TRANSACTIONS

The sponsor, the depositor and the underwriter are affiliated entities and wholly owned subsidiaries of Credit Suisse Holdings (USA), Inc.  The Swap Counterparty may be an affiliate of Credit Suisse Holding (USA), Inc.  In addition, on October 4, 2005, Credit Suisse (USA), Inc., an affiliate of the sponsor, acquired all of the outstanding stock of SPS’s parent from the prior shareholders.  There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the sponsor, the depositor, the underwriter, the Swap Counterparty or SPS that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

THE SPONSOR

DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), is referred to in this prospectus supplement as the “sponsor” and the “seller.”  Its executive offices are located at 11 Madison Avenue, New York, NY 10010.  The sponsor is an affiliate of the depositor, the underwriter, Credit Suisse International and SPS.

The sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements.  The sponsor has been engaged in the securitization of assets since its inception in 1988.  In connection with these activities, the sponsor uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

During fiscal year 2005, the sponsor and its affiliates publicly securitized approximately $50 billion of residential mortgages.

In the normal course of its securitization program, the sponsor acquires mortgage loans from third party originators and through its affiliates.  The sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the depositor and the depositor issues the securities supported by the cash flows generated by the mortgage loans and secured by the mortgage loans.  The sponsor will make certain representations and warranties to the depositor and the trustee regarding the mortgage loans and if such representations and warranties are breached, the sponsor may have an obligation to repurchase or substitute such mortgage loans from the depositor (or directly from the trustee).  To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

THE DEPOSITOR

Credit Suisse First Boston Mortgage Securities Corp., the depositor, was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC.  CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC and more recently to Credit Suisse Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc.  The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010.  Its telephone number is (212) 325-2000.

The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts.  Neither the depositor, its parent nor any of the depositor’s affiliates will ensure or guarantee distributions on the certificates.  The mortgage loans will be acquired by the depositor directly or through one or more affiliates.

After issuance of the certificate, the depositor will have no material obligations with respect to the certificates and mortgage loans, other than the (i) the right to appoint a successor trustee or trust administrator upon the resignation or removal of the trustee or trust administrator, as applicable, and (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended.

THE ISSUING ENTITY

On the closing date, and until the termination of the trust pursuant to the pooling and servicing agreement, the applicable Home Equity Asset Trust (the “issuing entity”) will be a common law trust formed under the laws of the state of New York. The issuing entity will be created under the pooling and servicing agreement by the depositor and its assets will consist of the trust fund. The issuing entity will not have any liabilities as of the applicable closing date. The fiscal year end of the issuing entity will be December 31 of each year.

On or prior to the applicable closing date, the mortgage loans and related assets that support the certificates related to a trust will be sold by the sponsor to the depositor.  On the applicable closing date, the depositor will sell the mortgage loans and related assets to the issuing entity.  In exchange for the mortgage loans and the related assets, the trust will issue the related certificates pursuant to the order of the depositor.

In addition, on the closing date a Supplemental Interest Trust may be created under the pooling and servicing agreement, the assets of which will consist of a Swap Agreement and such assets as from time to time are deposited in the Supplemental Interest Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the state of New York.  Certain assets of the Supplemental Interest Trust may payable under the pooling and servicing agreement to the trust.  See “Description of the Certificates—The Swap Agreement” herein.

The issuing entity will not have any employees, officers or directors. The trustee, the depositor, the servicers, any special servicer and the custodians will act on behalf of the issuing entity, and may only perform those actions on behalf of the issuing entity that are specified in the related pooling and servicing agreement or the related custodial agreement, as applicable.

The trustee, on behalf of the issuing entity, is only permitted to take such actions as are specifically set forth in the pooling and servicing agreement. Under the related pooling and servicing agreement, the trustee on behalf of the issuing entity will not have the power to issue additional certificates representing interests in the trust, borrow money on behalf of the trust or make loans from the assets of the trust to any person or entity, without the amendment of the pooling and servicing agreement.

If the assets of the issuing entity are insufficient to pay the certificateholders all principal and interest owed, holders of certificates may not receive all of their expected payments of interest and principal and may suffer a loss.  The issuing entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the sponsor, the depositor or any originator, it is not anticipated that the trust would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE SWAP COUNTERPARTY

Credit Suisse International may be the Swap Counterparty under the Swap Agreement.

Credit Suisse International (“CSi”) was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name “Credit Suisse Financial Products” on July 6, 1990.  Its registered office and principal place of business is at One Cabot Square, London E14 4QJ.  CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority (“FSA”) under the Financial Services and Markets Act 2000.  The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities.  Effective as of March 27, 2000, Credit Suisse Financial Products was renamed “Credit Suisse First Boston International” and, effective as of January 16, 2006, was renamed “Credit Suisse International”.  These changes were renamings only.

CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation.  CSi’s ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group.  CSi commenced business on July 16, 1990.  Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

CSi has been assigned a senior unsecured debt rating by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating by Moody’s Investors Service Inc. and a long-term rating by Fitch Ratings.

CSi is an affiliate of the depositor, the seller, the underwriter and SPS.

The “significance percentage,” as calculated in accordance with Item 1115 of Regulation AB, is less than 10%.

SERVICING OF THE MORTGAGE LOANS

The servicers for a series will be identified in the term sheet to which this term sheet supplement relates.  SPS will be one of the servicers of the mortgage loans.  For additional information regarding SPS, see “—Select Portfolio Servicing, Inc., as Servicer” below.

Each servicer will be responsible for servicing the mortgage loans under the terms of the related pooling and servicing agreement, employing that degree of skill and care which it employs in servicing mortgage loans comparable to those mortgage loans it services for itself or others.  No servicer or special servicer will have any servicing obligations with respect to the mortgage loans it does not service.

Each servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans it services and, to the extent those procedures are consistent with the related pooling and servicing agreement, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located.  Under the  related pooling and servicing agreement, each servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts, into which deposits will be made on a daily basis within two business days of receipt of payments and collections on the mortgage loans serviced by it, net of the related servicing compensation payable to the related servicer.  Funds credited to a collection account may be invested for the benefit and at the risk of the related servicer in permitted investments, as described in the related pooling and servicing agreement, that are scheduled to mature on or prior to the related servicer remittance date.  No collection account may be commingled with other similar accounts that a servicer maintains.

Under certain circumstances when a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the applicable servicer to be in the best interest of the certificateholders, the applicable servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, subject to the limitations set forth in the related pooling and servicing agreement.

Each pooling and servicing agreement prohibits the resignation of a servicer except upon (a) appointment of a successor servicer or special servicer (which may be with respect to all or a portion of the mortgage loans) and receipt by the trustee of a letter from each rating agency that such a resignation and appointment will not result in a downgrading of the rating of any of the certificates or (b) a determination that its duties thereunder are no longer permitted under applicable law as evidenced by an opinion of counsel.  In connection with the appointment of a successor servicer, the related pooling and servicing agreement may be amended without the consent of the certificateholders, provided the rating agencies confirm the rating of the certificates giving effect to the amendment.

Under each pooling and servicing agreement, a servicer may contract with subservicers to perform some or all of its servicing duties.  Regardless of its servicing arrangement, each servicer will remain liable for its servicing duties and obligations under the applicable pooling and servicing agreement as if that servicer alone were servicing the mortgage loans.

Select Portfolio Servicing, Inc., as Servicer

Select Portfolio Servicing, Inc. (“SPS”) will act as a servicer of certain mortgage loans pursuant to the pooling and servicing agreement.  SPS is an experienced residential mortgage loan servicer that services a loan portfolio including Alt-A, subprime and non-performing assets.

SPS was incorporated on February 24, 1989 under the laws of the State of Utah.  SPS commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third-party subprime and non-performing mortgage loan portfolios since 1994.  SPS began servicing third-party Alt-A mortgage loan portfolios in 2002.  On June 30, 2004, SPS changed its name from Fairbanks Capital Corp. to Select Portfolio Servicing, Inc.  On October 4, 2005, Credit Suisse First Boston (USA), Inc., an affiliate of the depositor and the seller, acquired all of the outstanding stock of SPS’s parent from the prior shareholders.  An affiliate of the depositor is also a lender under one of SPS’s credit facilities.  SPS’s corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84115.  SPS conducts operations in Salt Lake City, Utah and Jacksonville, Florida.

SPS is approved by HUD as a non-supervised mortgagee with servicing approval, and is a Fannie Mae-approved seller/servicer and a Freddie Mac-approved servicer engaged in the servicing of first and junior lien mortgage loans.

SPS maintains an “Average” rating with a “Positive” outlook with Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and an “SQ2-” rating with Moody’s Investors Service.  Fitch Ratings has given SPS the following residential primary servicer ratings: “RPS2” for subprime, home equity and Alt-A products and “RSS2” for special servicing.

To SPS’s knowledge, no prior securitizations of mortgage loans involving SPS and of a type similar to the assets included in the current transaction have defaulted or experienced an early amortization or other performance triggering event because of SPS’s servicing during the past three years.

In the past three years, SPS has not failed to make any required advance with respect to any securitization of mortgage loans.

SPS believes that there is not a material risk that its financial condition will have any adverse effect on any aspect of its servicing that could have a material impact on the mortgage pool performance or the performance of the securities.

SPS has been involved in various legal and regulatory proceedings.  See “Risk Factors - Recent Developments Affecting SPS” in this term sheet supplement.

The following summary describes certain of SPS’s relevant and current servicing operations and procedures and is included for informational purposes.  This summary does not purport to be a complete description of SPS’s servicing operations and procedures and is qualified by reference to the provisions of the pooling and servicing agreement as described in this prospectus supplement.  In fact, the obligations of SPS to service the mortgage loans for certificate holders are governed by the provisions of the pooling and servicing agreement and certain of these obligations may result in the application of different procedures than those described in the following summary.  In addition, SPS expects that from time to time its servicing operations and procedures will be modified and changed to address applicable legal and regulatory developments, as well as other economic and social factors that impact its servicing operations and procedures.  There can be no assurance, and no representation is made, that the general servicing operations and procedures of SPS described below will apply to each mortgage loan in the mortgage pool during the term of such loan.

As an experienced loan servicer, SPS has highly developed systems and controls in place to manage its servicing of Alt-A, subprime and non-performing assets.  The servicing of such assets requires a high level of experience and sophistication and involves substantial interaction with customers.  This is particularly true when a customer is experiencing financial difficulty or when a loan has become delinquent.  In such cases, SPS works with customers individually, encouraging them to make payments timely, working on missed payments, and structuring individual solutions when appropriate.

In connection with delinquent mortgage loans, the quality of contact is critical to the successful resolution of the customer’s delinquency.  New hires at SPS receive a minimum of four weeks training prior to being placed into customer service positions having any customer contact.  This training includes general orientation, classroom instruction on specific topics, and individual mentoring for customer service representatives.  SPS has detailed compliance matrices designed for its customer service areas to ensure that each customer call is productive and complies with applicable state and federal regulations.

SPS posts mortgage loan payments on a daily basis.  Funds are typically posted to a payment clearing account on the business day they are received.  SPS transfers funds from the payment clearing account to individual custodial accounts within two business days of deposit into the payment clearing account.

SPS uses two methods of determining delinquencies, depending on whether the related servicing agreement requires (expressly or by implication) application of the “MBA delinquency method” or the “OTS delinquency method”.  The MBA delinquency method treats a loan as 30-59 days delinquent when a payment is contractually past due 30 to 59 days.  For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the same month.  The OTS delinquency method includes a one month grace period for the purpose of reporting delinquencies.  This method treats a loan as 30-59 days delinquent when a payment is contractually past due 60 to 89 days.  For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the following month.

SPS uses equity valuation and management experience to determine the point at which an asset should be charged off, unless different criteria are called for by the related servicing agreement.  This evaluation considers the length of the delinquency; time elapsed since the last contact with the customer, any loss of security to the property, and the projected economic valuation of the asset.  SPS uses multiple methods for determining the point of charge-off, depending on the lien position of the related asset.

For example, the general criteria to determine whether to charge off a junior lien loan is made following the 180th day of delinquency, and is based upon whether a broker’s price opinion obtained following the 120th day of delinquency supports the assumption that a significant net recovery would not be possible through foreclosure proceedings or other liquidation of the related property.  If SPS charges off a junior lien loan, resulting in a realized loss to the security holder, SPS will typically continue to service the loan for up to an additional 180 days.  If, after such period, SPS determines that no further net recoveries are reasonably expected, then SPS will consider the second lien a complete write off and discontinue servicing.

SPS organizes collections efforts by stage of delinquency.  The Primary Collections group is responsible for early stage delinquency and is divided into two core groups.  The Stage One collections group is responsible for loans up to 59 days past due (MBA methodology). While associates in the Stage One group are focused on collecting payments currently owed, they will also identify opportunities to refer customers to the Loan Resolution (loss mitigation) department.  Loans that are due for one or two payments as of the end of the previous period are handled jointly by the Stage Two collections group and the Loan Resolution department.  In this group, Stage Two collectors have discretion to establish informal payment agreements of up to three months duration.  Similar to the Stage One team, Stage Two associates also  identify customers who need a formalized forbearance plan or require other loss mitigation assistance, transferring such customers to the Loan Resolution department for assistance.  Depending upon prior loan performance, a significant population of the loans that are due for one or two payments as of the end of the previous period are worked directly by the Loan Resolution department, having been identified as early loss mitigation candidates

Depending on the circumstances of a particular loan, customer calling campaigns in the Primary Collections group may start as early as the first day of delinquency and continue until the default has been resolved or the property has been sold at foreclosure sale.  SPS has automated dialers which allow a high degree of flexibility in structuring outbound customer calling campaigns to manage collection efforts and maximize loss mitigation efforts.

Loss mitigation efforts are centralized in SPS’s Loan Resolution department.  A customer may be referred to the Loan Resolution department at any depth of delinquency; however, after the loan is due for three or more payments as of the end of the previous period it is worked exclusively by the Loan Resolution department.

SPS’s Loan Resolution department handles inbound calls and executes outbound customer calling campaigns on loans that are due for three or more payments as of the end of the previous period.  The Loan Resolution staff also utilizes letter campaigns to contact customers who may be candidates for workout options.  All Loan Resolution employees receive specialized training in various loss mitigation strategies and applicable state and federal regulations.  Loan Resolution employees are trained to identify potential causes for delinquency.  Once contact with the customer is established, the staff will attempt to determine the customer’s willingness and ability to pay using a proprietary loss mitigation model developed by SPS.  Based on the results of discussions with customers, Loan Resolution employees consider several options to determine what is expected to be the most favorable resolution of the delinquency, including forbearance agreements tailored to the customer’s specific circumstances, reinstatement, short sale, deed in lieu of foreclosure, and loan modification.  Once a potential resolution has been identified, it is reviewed by a central underwriting group within the Loan Resolution department.  SPS has automated portions of this loss mitigation underwriting.  Any loan that fails the automation is immediately referred to an underwriter for more detailed assessment and review of the potential resolution.

In connection with handling delinquencies, losses, bankruptcies and recoveries, SPS has developed a sophisticated model, based upon updated property values, for projecting the anticipated net recovery on each asset.  Property valuations are generally ordered starting at the 63rd day of the default recovery process of the delinquent loan and then no more frequently than every six (6) months.  The projected “net present value” is part of SPS’s proprietary loss mitigation automation and assists staff with determining an appropriate and reasonable strategy to resolve each defaulted loan on the basis of the information then available.  For junior lien loans, this model also tracks the status and outstanding balances of any senior liens and incorporates this information into the model.

Before SPS refers any loan to foreclosure (or resumes foreclosure activity after a delay), the loan undergoes an extensive audit by the Consumer Assurance Review Department (CARD).  The purpose of this audit is to identify potential servicing errors or disputes, ensure compliance with all state and federal regulations, and ensure that each loan has exhausted loss mitigation opportunities if the customer has an involuntary hardship.  In addition to the CARD audit, each loan must pass an automated review process to confirm that the loan meets SPS’s delinquency criteria and that the net present value is sufficient to justify the foreclosure action.

SPS outsources some of the non customer contact aspects of its foreclosure and bankruptcy management to a national third party vendor.  The vendor provides SPS with web-based tools to manage default timelines and with enhanced automation tools for imaging.  SPS images critical documents for each loan in its portfolio.  Although SPS has outsourced portions of its foreclosure and bankruptcy work, complex issues are managed internally by specially trained SPS employees.

SPS utilizes daily automation tools to identify new bankruptcy filings and employs a national vendor to prepare and file proofs of claim.  SPS has streamlined cash posting for its bankruptcy files to maximize cash flows and identify non-performing loans.

SPS’s REO Department is responsible for property valuations and property marketing and disposition, as well as property inspections and preservation work.  Once a property has been acquired as REO, a minimum of two property valuations are obtained to determine the asset value and list price.  All valuations are reviewed and reconciled by valuation specialists prior to listing the property.  These specialists set the suggested sales price and make recommendations for property repairs.  New property valuations are obtained every 90 days and broker status reports are reviewed monthly to ensure appropriate marketing efforts and consistency in the marketing process.  SPS asset managers have delegated approval to accept offers within pre-defined authority levels.

SPS has created an internal control regimen to ensure that company policies and procedures are followed.  These include internal audits performed by our Servicing Risk Management team (“SRM”).  Under SPS’s risk assessment program, all loan servicing departments are responsible for identifying operational and financial risks, testing internal controls, reporting test results, and undertaking corrective action, when appropriate.  The entire program is overseen by SRM, which reports to SPS’s Legal Department and is independent of loan servicing departments.

SPS is not the document custodian of most of the loans that it services.  SPS has an internal department which manages all document requests from staff and vendors.  The Document Control department works closely with the foreclosure and bankruptcy units and with third party custodians to clear assignments and document exceptions.

In connection with the servicing of mortgage loans, SPS outsources certain tasks and business processes related to the following loan servicing functions to companies within the United States:

·

Print and mail services

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Foreclosure and bankruptcy processing

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Title processing

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Tax payments and processing

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Insurance payments and claims processing

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Flood zone determination and tracking

In addition, SPS typically outsources certain tasks and business processes related to the following loan servicing functions to an outsourcing company operating in India:

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Payoff quote preparation

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Property valuations for property preservation

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Data integrity on newly boarded loan data

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Validation of ARM changes

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Forbearance preparation

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REO invoice preparation

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Escrow analysis

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Junior lien analysis

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Reconveyance processing

·

Back office research related to customer service

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MERS loan tracking

This outsourcing company has no direct contact with SPS’s customers.

SPS has made significant changes to several of its policies, procedures and core processes over the past three years.  Some of the key changes include:

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Extending the new hire training period

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Introducing a centralized call monitoring program

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Increasing involvement of mid-senior level managers in the hiring process

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Implemented new incentive plans based on a true balanced scorecard

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Establishing a Consumer Ombudsman and a robust Customer Advocacy unit to effectively manage dispute resolution, perform root cause analysis and identify best practices and apply loss mitigation strategies

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Reducing numerous manual processes with the implementation of the MSP Director platform and proprietary Select Plus system

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Customizing training programs in support of material business process changes

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Establishing offshore outsourcing relationships to improve efficiencies across a number of operational units within SPS

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Expanding the pre-foreclosure audit process to include review of closed bankruptcy matters, written repayment plans, and pending foreclosure sales

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Implementing automated underwriting for loss mitigation with escalated review of any denials

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Implementing web-based technology for management of timeline processes

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Implementing web-based imaging technology

Advances from the Servicers

Subject to the limitations described below, and only with respect to the loans serviced by it, each servicer will be required to advance, prior to each distribution date, from its own funds or amounts received from the mortgage loans it services that are not required to be distributed on that distribution date, an amount equal to the aggregate of payments of principal of and interest on such mortgage loans, net of the related servicing fee, which were due on the previous due date and which were delinquent on the determination date for that distribution date.

In the event that a balloon loan is not paid in full on its maturity date, the applicable servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for the loan, unless such servicer determines that the advance would not be recoverable.  In no event will a servicer be obligated to advance the balloon payment due on any balloon loan.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses.  Each servicer is obligated to make advances for delinquent payments of principal and/or of interest, as applicable, on each mortgage loan it services to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan.  Subject to the foregoing, each servicer is obligated to make advances through the liquidation of the related mortgaged property.  If the related servicer determines on any determination date to make an advance, that advance will be included with the distribution to the related certificateholders on the related distribution date.  Any failure by a servicer to make an advance as required under the applicable pooling and servicing agreement will constitute an event of default under such pooling and servicing agreement subject to a specified grace period.  If a servicer is terminated as a result of the occurrence of an event of default, the trustee, in its capacity as successor servicer, or such other successor servicer will be obligated to make that advance, in accordance with the terms of the applicable pooling and servicing agreement.  For a discussion of other events of default under the pooling and servicing agreement and the rights of the trustee in the case of any event of default, see “Description of the Certificates—Events of Default” and “—Rights Upon Event of Default” in the prospectus.  The servicers shall not be required to advance shortfalls of principal or interest resulting from the application of the Servicemembers Civil Relief Act, as amended, or any other similar state and local law (the “Relief Act”).

Appointment of Special Servicer; Specially Serviced Loans

Subject to the conditions set forth in the pooling and servicing agreement, a special servicer may be appointed with regard to any mortgage loan or loans.  Under such circumstances, each servicer shall transfer the servicing of any mortgage loan which is 90 or more days delinquent or which is in foreclosure to such special servicer.

If the servicing of any mortgage loan which is 90 or more days delinquent or which is in foreclosure is transferred to such special servicer, such special servicer will be entitled to receive the servicing fee and other servicing compensation for each such mortgage loan.  Upon the transfer of the servicing of any such delinquent mortgage loan to a special servicer, the prior servicer of that mortgage loan will have no servicing obligations with respect to that mortgage loan.

Subject to the conditions set forth in the pooling and servicing agreement, a special servicer may also be appointed to purchase from the trust any mortgage loan that is delinquent 90 days or more if default on such mortgage loan is reasonably foreseeable.  That purchase shall be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed and any unreimbursed advances (other than with respect to advances made by such special servicer) and transferring costs.

All references herein to servicer include any special servicer in its capacity as a servicer of any such mortgage loan under the pooling and servicing agreement, unless otherwise indicated.

The Credit Risk Manager

Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company, a Colorado corporation (the “Credit Risk Manager”), will act as the trust’s representative in advising the servicers regarding certain delinquent and defaulted mortgage loans and in monitoring and reporting to the depositor on the performance of such mortgage loans.  The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the servicers in performing its advisory and monitoring functions.

The Credit Risk Manager will be entitled to receive a Credit Risk Manager fee until the termination of the trust or until its removal by a vote of the holders of certificates representing at least 66 2/3% of the aggregate outstanding Class Principal Balance of the certificates.  Such fee will be paid from the trust in accordance with the pooling and servicing agreement.

FEES AND EXPENSES OF THE TRUST

The expense fees (the “Expense Fees”) are payable out of the interest payments on each mortgage loan.  The Expense Fees consist of the servicing fee, excess servicing fee (payable to the Class A-IO-S Certificates), fees payable to the trustee, fees payable to the Credit Risk Manager and any lender paid mortgage insurance premiums and are summarized in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:

Servicers	monthly

A monthly fee paid to each servicer out of interest collections received from the related mortgage loan calculated on the outstanding principal balance of each such mortgage loan at an amount equal to 1/12 of the product of (1) the stated principal balance of such mortgage loan as of the first day of the related due period and (2) the applicable servicing fee rate with respect to such mortgage loan.

All late payment fees, assumption fees and other similar charges (other than prepayment premiums).  All investment earnings on amounts on deposit in the related collection account.

Any Prepayment Interest Excess.

Deducted by each servicer from the related collection account in respect of each mortgage loan serviced by that servicer, before payment of any amounts to certificateholders.

Retained by the applicable servicer.

Deducted by each servicer from the related collection account in respect of each mortgage loan serviced by that servicer, before payment of any amounts to certificateholders.

Trustee	monthly

A monthly fee paid to the trustee out of the Interest Remittance Amount calculated on the outstanding principal balance of each mortgage loan at an amount equal to 1/12 of the product of (1) the stated principal balance of such mortgage loan immediately prior to the related distribution date and (2) the trustee fee rate.

All investment earnings on amounts on deposit in the certificate account.

Paid to the trustee on each distribution date from the Interest Remittance Amount, before payments of interest to certificateholders. Retained by the trustee.
Credit Risk Manager	Monthly

A monthly fee paid to the Credit Risk Manager out of the Interest Remittance Amount calculated on the outstanding principal balance of each mortgage loan at an amount equal to 1/12 of the product of (1) the stated principal balance of such mortgage loan immediately prior to the related distribution date and (2) the credit risk manager fee rate.

Paid to the Credit Risk Manager on each distribution date from the Interest Remittance Amount, before payments of interest to certificateholders.

Each servicer will be obligated to pay some ongoing expenses associated with the trust that it incurs in connection with its responsibilities under the related pooling and servicing agreement.  Certain other expenses of the servicers, the custodians, the trustee and the credit risk manager will be reimbursed before payments are made on the certificates. Reimbursement of indemnification costs and expenses of the trustee will be reimbursed annually up to an amount specified in the related pooling and servicing agreement before payments of interest and principal are made on the certificates.

The amount of the servicing fee is subject to adjustment for prepaid mortgage loans, as described below under “—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans.”

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the day of receipt, with a resulting reduction in interest payable for the month during which the partial principal prepayment is made.

Each servicer will be obligated to remit Compensating Interest to the trust on the related servicer remittance date with respect to each mortgage loan it services.  Compensating Interest is an amount equal to the lesser of:

·

any shortfall for the previous month in interest collections resulting from the timing of voluntary principal prepayments in full on the mortgage loans that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month; and

·

the servicing fee that each servicer is entitled to receive from the trust on the related distribution date, which, for purposes of calculating Compensating Interest, shall equal 0.50% per annum of the aggregate Stated Principal Balance of the mortgage loans (determined as of the related due date) serviced by that servicer, which may be in excess of the servicing fee payable to it.

Any remaining shortfall in interest collections resulting from partial principal prepayments and the timing of principal prepayments in full, to the extent not covered by excess interest collections, may result in a shortfall in interest distributions on the certificates.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued under a pooling and servicing agreement.  The certificates consist of certain publicly offered classes of certificates, which are referred to collectively as the offered certificates, and one or more classes of certificates that are not publicly offered.  The trust will issue certain classes of Class A Certificates (the “Class A Certificates”), including the Class A-IO-S Certificates (the “Class A-IO-S Certificates”), certain classes of Class M Certificates (the “Class M Certificates”), certain classes of Class B Certificates (the “Class B Certificates”), the Class X Certificates, the Class P Certificates and certain classes of Class R Certificates (which are also referred to as the “Residual Certificates”).  The Class X Certificates, the Class P Certificates, the Residual Certificates and, if specified in the related term sheet, certain classes of Class B Certificates are referred to as the “Physical Certificates.”

The Class P Certificates will be entitled to all prepayment penalties received on the mortgage loans.  The Class X Certificates will be issued without a principal amount or interest rate, and will be entitled only to such amounts as are described in the related term sheet and in the related pooling and servicing agreement.

Distributions on the certificates will be made on the 25th day of each month or, if such 25th day is not a business day, on the next succeeding business day, commencing in the month of the first distribution date specified in the prospectus supplement (each a “distribution date”) to the persons in whose names those certificates are registered as of the related record date.  For any distribution date and each class of offered certificates, the record date is the business day immediately preceding that distribution date so long as the certificates remain in book-entry form and, otherwise, the last business day of the calendar month immediately preceding the applicable distribution date.

Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register.  In the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance or notional balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities.  The final distribution in retirement of the certificates will be made only upon presentation and surrender of those certificates at the corporate trust office of the trustee.

Book-Entry Registration

The offered certificates, other than the Residual Certificates, will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial Class Principal Balance of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates.  Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, referred to as Chase, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

Investors in the DTC registered certificates may hold those beneficial interests in these certificates in minimum denominations representing an original principal amount of $25,000 and multiples of $1 in excess of that amount.  The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates.  No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described in the third paragraph below.

Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the DTC registered certificates will be Cede & Co., as nominee of DTC.  Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement.  Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC.  Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

For a description of the procedures applicable to the DTC registered certificates, see “Description of the Certificates—Form of Certificates” in the prospectus.

Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

·

DTC or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trustee is unable to locate a qualified successor;

·

the depositor, in writing, with the consent of the applicable participants, elects to terminate the book-entry system through DTC; or

·

after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate Class Principal Balance advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners and the applicable participants consent to the termination.

In the case of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trustee will issue the definitive certificates.  After that, the trustee will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Determination of LIBOR

With respect to each distribution date and the LIBOR Certificates, one-month LIBOR will equal the Interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR business day prior to the first day of the related Accrual Period (each, a “LIBOR Determination Date”), as further described in the prospectus under “Description of the Certificates—Determination of LIBOR.”.  For the purpose of calculating one-month LIBOR, LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York, in the city of London, England and in any other State as described in the prospectus supplement are required or authorized by law to be closed.

With respect to each Swap Payment Date and the Swap Agreement, one-month LIBOR will be determined in accordance with the definition of “USD-LIBOR-BBA” set forth in the Annex to the 2000 ISDA Definitions.

Accounts

On or prior to the related closing date, each servicer will establish and maintain or cause to be established and maintained a collection account.  On or prior to the related closing date, the trustee will establish the certificate account.  The following table sets forth certain information with respect to the accounts of the trust, as applicable:

Trust Account:	Responsible Party:	Investments; Application of any Investment Earnings:
Collection Account	Servicers

Investments will be made at the direction of the related servicer.  Any investment earnings will be paid to the related servicer as additional compensation and will not be available for distribution to certificateholders.

Certificate Account	Trustee

Investments will be made at the direction of the trustee.  Any investment earnings will be paid to the trustee as additional compensation and will not be available for distribution to certificateholders.

Prefunding Account	Depositor	Investments will be made at the direction of the depositor. Any investment earnings will be remitted to the depositor and will not be available for distribution to certificateholders.
Capitalized Interest Account	Depositor	Investments will be made at the direction of the depositor. Any investment earnings will be remitted to the depositor and will not be available for distribution to certificateholders.
Basis Risk Reserve Fund	Trustee

Unless otherwise specified in the related pooling and servicing agreement, investments will be made at the direction of the Class X certificateholder.  Any investment earnings will be distributed to the Class X Certificates.

Supplemental Interest Trust Account	Trustee

Unless otherwise specified in the related pooling and servicing agreement, investments will be made at the direction of the Class X certificateholder.  Any investment earnings will be distributed to the certificateholders in the priority described under “—The Swap Agreement” below.

If funds deposited in any accounts, other than the basis risk reserve fund and the Supplemental Interest Account, are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related account by such responsible party out of its own funds, without any right of reimbursement therefor.  A trustee shall not be responsible for losses incurred on any investments of funds on deposit in the basis risk reserve fund or the Supplemental Interest Account.

Prefunding Account

On the related closing date, the depositor may deposit cash (the “Prefunding Account Deposit”) into a Prefunding Account.  The Prefunding Account Deposit will be available for the purchase of additional mortgage loans.  All mortgage loans purchased by the trust through application of amounts on deposit in the Prefunding Account will be referred to as the subsequent mortgage loans.  The Prefunding Account Deposit may be increased by an amount equal to the aggregate of the principal balances of any initial mortgage loan removed from the mortgage pool prior to the related closing date.  During the Prefunding Period, the amount on deposit in the Prefunding Account will be allocated for purchase of subsequent mortgage loans from the depositor in accordance with the applicable provisions of the pooling and servicing agreement.  Subsequent mortgage loans purchased by the trust and added to the trust on any date during the Prefunding Period, a subsequent transfer date, must satisfy the criteria set forth in the related pooling and servicing agreement.  On the first distribution date following the end of the Prefunding Period, any remaining amounts in the Prefunding Account in respect of a loan group will be applied to reduce the Class Principal Balance of the related classes of Class A Certificates (other than the Class A-IO-S Certificates), as applicable.  Although it is intended that the principal amount of subsequent mortgage loans sold to the trust will require application of substantially all of the Prefunding Account Deposit and it is not anticipated that there will be any material principal payments from amounts remaining on deposit in the Prefunding Account, no assurance can be given that such a distribution will not occur.  In any event, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount of the Prefunding Account Deposit.  Amounts on deposit in the Prefunding Account will be invested in permitted investments as defined in each pooling and servicing agreement.  Such permitted investments are required to mature no later than the business day prior to a subsequent transfer date and, in any case, no later than the business day prior to the first distribution date following the end of the Prefunding Period.  All interest and any other investment earnings on amounts on deposit in the Prefunding Account will be distributed to the depositor on the first distribution date following the end of the Prefunding Period.  The Prefunding Account will not be included as an asset of any REMIC created pursuant to the  related pooling and servicing agreement.

Capitalized Interest Account

On the closing date and if required pursuant to the related pooling and servicing agreement, the depositor will deposit cash into the capitalized interest account.  The amount on deposit in the capitalized interest account will be specifically allocated to cover shortfalls in interest on each class of offered certificates that may arise as a result of the utilization of the Prefunding Account for the purchase by the trust of subsequent mortgage loans after the closing date.  Any amounts remaining in the capitalized interest account (including investment earnings) and not needed for such purpose will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the capitalized interest account will be invested in permitted investments.  All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the pooling and servicing agreement.  The capitalized interest account will not be included as an asset of any REMIC created pursuant to the related pooling and servicing agreement.

Flow of Funds

Two business days prior to each distribution date, each servicer will remit all amounts on deposit in the related collection account to the certificate account.  On each distribution date, to the extent of the Interest Remittance Amount and Principal Remittance Amount for each loan group on deposit in the certificate account, the trustee will make distributions to the related certificateholders.  The following table sets forth the flow of funds from collections of payments on the mortgage loans, the deposit of such funds into the accounts and the payments of such funds to the certificateholders.

Collection Period: The period beginning on the second day of a calendar month and ending on the first day of the succeeding calendar month.

Payments due during the related Collection Period from borrowers will be deposited in each servicer’s collection account as received and will include scheduled principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

Prepayment Period for  full prepayments received from mortgage loans: the fifteenth day of the calendar month preceding the month in which such distribution date occurs through the fourteenth day of the month in which such distribution date occurs.

Prepayments in full received during the related prepayment period will be deposited into the applicable servicer’s collection account for remittance to the trustee on the servicer remittance date.
Prepayment Period for partial prepayments received from mortgage loans: the calendar month immediately preceding the distribution date.

Partial principal prepayments received by any servicer during the related prepayment period will be deposited into the applicable servicer’s collection account for remittance to the trustee on the servicer remittance date.

Servicer Remittance Date: two business days prior to each distribution date.

Each servicer will remit its applicable portion of the Principal Remittance Amount and Interest Remittance Amount for the subsequent distribution date to the trustee for deposit into the certificate account on or prior the servicer remittance date.

Record Date: the business day immediately before the related distribution date.	In the case of the offered certificates, other than the Residual Certificates, distributions will be made to certificateholders of record as of the related record date.
Any payment received from the Swap Counterparty under the Swap Agreement: one business day immediately before 25th day of each month.

The Swap Counterparty will pay to the trustee for deposit into the Supplemental Interest Account any Net Counterparty Payments or Swap Termination Payments required to be paid by the Swap Counterparty and the trustee will remit any Net Trust Swap Payments or Swap Termination Payments to the Swap Counterparty from amounts on deposit in the Supplemental Interest Account, in each case under the Swap Agreement.

Distribution Date: the 25th day of each month (or if the 25th day is not a business day, the next business day).	On each distribution date, the trustee will make distributions to certificateholders from amounts on deposit in the certificate account.

Glossary of Terms

Many of the defined terms listed below may apply to multiple loan groups.

Accrual Period—For any class of offered certificates and any distribution date, the period commencing on the immediately preceding distribution date (or, in the case of the first Accrual Period, the closing date) and ending on the day immediately preceding the related distribution date.

Aggregate Collateral Balance—As of any date of determination, will be equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Prefunding Account.

Aggregate Loan Balance—As of any date of determination, will be equal to the aggregate of the Stated Principal Balance of the mortgage loans, except as otherwise provided herein, as of the last day of the related Collection Period.

Aggregate Loan Group Balance—As of any date of determination and loan group, will be equal to the aggregate Stated Principal Balance of the mortgage loans in that loan group, except as otherwise provided herein, as of the last day of the related collection period.

Aggregate Loan Group Collateral Balance—As of any date of determination and loan group, will be equal to applicable Aggregate Loan Group Balance plus the amount, if any, then on deposit in the Prefunding Account related to that loan group.

Basis Risk Shortfall—For any class of LIBOR Certificates, and any distribution date, the sum of

(1)

the excess, if any, of the related Current Interest calculated on the basis of the lesser of (x) one-month LIBOR plus the applicable certificate margin and (y) the Maximum Interest Rate over the related Current Interest for the applicable distribution date,

(2)

any Basis Risk Shortfall remaining unpaid from prior distribution dates, and

(3)

interest for the related Accrual Period on the amount in clause (2) calculated on the basis of the lesser of (x) one-month LIBOR plus the applicable certificate margin and (y) the Maximum Interest Rate.

B Principal Payment Amount—For any class of Class B Certificates, is as set forth in the term sheet to which this term sheet supplement relates.

Capitalization Reimbursement Amount—For any distribution date, the aggregate of the amounts added to the Stated Principal Balances of the mortgage loans during the preceding calendar month representing reimbursements to a servicer on or prior to such distribution date in connection with the modification of such mortgage loans.

Carryforward Interest—For any class of offered certificates, and any distribution date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding distribution date and (B) any unpaid Carryforward Interest from the immediately preceding distribution date exceeds (y) the amount paid in respect of interest on such class on such immediately preceding distribution date, and (2) interest on such amount for the related Accrual Period at the applicable pass-through rate.

Class Principal Balance—For any class of certificates, as of any date of determination, an amount equal to the initial principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

·

all amounts previously distributed to holders of certificates of that class as payments of principal; and

·

in the case of any class of subordinate certificates, any reductions to the Class Principal Balance thereof due to Realized Losses.

provided, however, that the Class Principal Balance of the subordinate certificates (including any such class of subordinate certificates for which the Class Principal Balance has been reduced to zero) will be increased in an aggregate amount equal to the Recoveries received in respect of any distribution date, in order of seniority, beginning with the Class M Certificates, up to the amount of the Deferred Amount for that class.

Collection Period—For any distribution date is the period from the second day of the month immediately preceding such distribution date to and including the first day of the month of that distribution date.

Current Interest—For any class of offered certificates and any distribution date, the amount of interest accruing at the applicable pass-through rate on the related Class Principal Balance during the related Accrual Period; provided, that as to each class of certificates the Current Interest will be reduced by a pro rata portion of any Interest Shortfalls to the extent not covered by excess interest.

Deferred Amount—For any class of subordinate certificates and distribution date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and increases to the Class Principal Balance thereof due to Recoveries.

Delinquency Rate—For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent (including all bankruptcies, foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Collateral Balance as of the close of business on the last day of such month.

Group Allocation Amount—For any distribution date and each loan group, the product of the Senior Principal Payment Amount for that distribution date and a fraction the numerator of which is the Principal Remittance Amount derived from the applicable loan group and the denominator of which is the Principal Remittance Amount, in each case for that distribution date.  For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Group Excess Interest Amount—For any distribution date and each loan group, the product of the amount of Monthly Excess Interest required to be distributed on that distribution date pursuant to subclause (1)(A) of the Monthly Excess Cashflow waterfall and a fraction the numerator of which is the Principal Remittance Amount derived from the related loan group and the denominator of which is the Principal Remittance Amount, in each case for that distribution date.  For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Group Senior Net Funds Cap—For any distribution date and the Class A Certificates related to a loan group, a per annum rate equal to (1) (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for such loan group on such date and (y) 12, and the denominator of which is the Aggregate Loan Group Collateral Balance of such loan group for the immediately preceding distribution date, less (b) a fraction, expressed as a percentage, the numerator of which is the product of (i) the Net Trust Swap Payment, if any, for such date and (ii) 12 and the denominator of which is equal to the Aggregate Collateral Balance for the immediately preceding distribution date multiplied by (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Interest Remittance Amount— For any distribution date and loan group, the sum of (1) all interest collected (other than Payaheads, if applicable) or advanced in respect of Scheduled Payments on the mortgage loans in the related loan group during the related Collection Period, the interest portion of related Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on the mortgage loans in the related loan group during the related Prepayment Period, less (x) the servicing fee, excess servicing fee and mortgage insurance premiums with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the applicable servicer or the trustee with respect to such mortgage loans, to the extent allocable to interest, (2) all Compensating Interest paid by the applicable servicer with respect to the related mortgage loans and distribution date, (3) the portion of any Substitution Amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that distribution date allocable to interest, (4) all Net Liquidation Proceeds (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) and Recoveries, if any, collected with respect to the mortgage loans during the prior calendar month, to the extent allocable to interest and (5) any amounts withdrawn from the capitalized interest account for that loan group and distribution date.

Interest Shortfall—For any distribution date is equal to the aggregate shortfall, if any, in collections of interest for the previous month (adjusted to the related net mortgage rate) on mortgage loans resulting from (a) principal prepayments in full and in part received during the related Prepayment Period to the extent not covered by Compensating Interest and (b) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Relief Act.

LIBOR Certificates—As defined in the term sheet to which this term sheet supplement relates.

Liquidated Mortgage Loan—A defaulted mortgage loan as to which the servicer has determined that all amounts that it expects to recover in respect of such mortgage loan have been recovered (exclusive of any possibility of a deficiency judgment).

Maximum Interest Rate—For the Class A Certificates (other than the Class A-IO-S Certificates) and the Residual Certificates and any distribution date, an annual rate equal to (a) the weighted average of (i) the weighted average maximum mortgage rate minus the weighted average Expense Fee rate of the adjustable-rate mortgage loans in the related loan group and (ii) the weighted average Net Mortgage Rate of the fixed-rate mortgage loans in the related loan group, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.  For the Class M Certificates and Class B Certificates and any distribution date, an annual rate equal to (a) the weighted average of (x) the weighted average maximum mortgage rate minus the weighted average Expense Fee rate of the adjustable-rate mortgage loans in all loan groups and the (y) weighted average Net Mortgage Rate of the fixed-rate mortgage loans in all loan groups, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

M Principal Payment Amount—For any class of Class M Certificates, is as set forth in the term sheet to which this term sheet supplement relates.

Monthly Excess Cashflow—For any distribution date, an amount equal to the sum of the Monthly Excess Interest and Overcollateralization Release Amount, if any, for such date, plus any amounts applied pursuant to the applicable clauses under “—Distributions of Principal” below.

Most Senior Enhancement Percentage— For any distribution date and any class of certificates, will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Certificates which are lower in payment priority than such class of certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such distribution date and the denominator of which is the Aggregate Collateral Balance as of the first day of the related Collection Period.

Net Cumulative Realized Loss Amount—For any distribution date, cumulative Realized Losses incurred on the mortgage loans from the Cut-off Date through the end of the prior calendar month less the amount of payments made to the Principal Remittance Amount from the Supplemental Interest Trust on all prior distribution dates, as described herein under “—The Swap Agreement.”

Net Funds Cap—The applicable Group or the Subordinate Net Funds Cap, as applicable.

Net Liquidation Proceeds—All amounts, net of (1) unreimbursed, reasonable out-of-pocket expenses, (2) unreimbursed Advances and (3) Recoveries, received and retained in connection with the liquidation of defaulted mortgage loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure.

Net Mortgage Rate—As to each mortgage loan, and at any time, the per annum rate equal to the mortgage rate of such mortgage loan less the related Expense Fee rate.

Net Trust Swap Payment—As defined herein under “—The Swap Agreement.”

Optimal Interest Remittance Amount—For any distribution date and loan group, will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the mortgage loans in the related loan group as of the first day of the related Collection Period divided by (y) 12 and (2) the applicable Aggregate Loan Group Collateral Balance for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount for that loan group which did not arise as a result of a default or delinquency of the mortgage loans or were not taken into account in computing the Expense Fee rate.

Overcollateralization Amount—For any distribution date will be equal to the amount, if any, by which (x) the Aggregate Collateral Balance for such distribution date exceeds (y) the aggregate Class Principal Balance of the offered certificates and the Class P Certificates after giving effect to payments on such distribution date.

Overcollateralization Deficiency—For any distribution date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such distribution date exceeds (y) the Overcollateralization Amount for such distribution date, calculated for this purpose after giving effect to the reduction on such distribution date of the aggregate Class Principal Balance of the Certificates resulting from the payment of the Principal Payment Amount on such distribution date, but prior to allocation of any Applied Loss Amount on such distribution date.

Overcollateralization Release Amount—For any distribution date will be equal to the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Certificates, exceeds (2) the Targeted Overcollateralization Amount for such date.

Payahead—Any Scheduled Payment intended by the related mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Prepayment Interest Excess—As to any mortgage loan, distribution date and principal prepayment in full during the portion of the related Prepayment Period occurring from the first day through the fourteenth day of the calendar month in which such distribution date occurs, an amount equal to interest (to the extent received) at the applicable mortgage rate (giving effect to any applicable reductions under the Relief Act), as reduced by the related servicing fee rate on the amount of such principal prepayment for the number of days commencing on the first day of the calendar month in which such distribution date occurs and ending on the date on which such principal prepayment is so applied; provided that Prepayment Interest Excess shall only exist with respect to any mortgage loan and any distribution date if the related principal prepayment in full is deposited by the applicable servicer in the related collection account in the same month as such principal prepayment in full is made, to be included with distributions on such distribution date.

Prepayment Period—For any distribution date and any principal prepayment in full received on a mortgage loan, the period from the fifteenth day of the calendar month preceding the month in which that distribution date occurs (or in the case of the first distribution date, from the initial cut-off date) through the fourteenth day of the month in which that distribution date occurs. For any distribution date and any partial principal prepayment received on a mortgage loan, the calendar month preceding that distribution date.

Principal Payment Amount—For any distribution date will be equal to the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such date.

Principal Remittance Amount—For any distribution date will be equal to (A) the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the mortgage loans during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicers and the trustee with respect to the mortgage loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments received during the related Prepayment Period, (3) the outstanding principal balance of each mortgage loan that was repurchased by the seller or purchased by the special servicer or a servicer during the calendar month immediately preceding that distribution date, (4) the portion of any Substitution Amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that distribution date allocable to principal, (5) all Net Liquidation Proceeds (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) and Recoveries, if any, collected with respect to the mortgage loans during the prior calendar month, to the extent allocable to principal, (6) amounts withdrawn from the Supplemental Interest Trust to cover the Net Cumulative Realized Loss Amount, as described herein under “—The Swap Agreement” and (7) with respect to the first distribution date immediately following the end of the Prefunding Period, the amount remaining in the Prefunding Account at the end of the Prefunding Period in respect of that loan group less (B) the Capitalization Reimbursement Amount for such distribution date.

Recovery—With respect to any distribution date and mortgage loan that was determined to be a Liquidated Mortgage Loan in any month prior to the month preceding that distribution date, an amount received in respect of such Liquidated Mortgage Loan during the calendar month prior to that distribution date.

Rolling Three Month Delinquency Rate—For any distribution date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates) immediately preceding months.

Scheduled Payment—For any mortgage loan, the monthly scheduled payment of interest and principal, as determined in accordance with the provisions of the related mortgage note.

Senior Enhancement Percentage—For any distribution date, will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Class M Certificates and Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such distribution date and the denominator of which is the Aggregate Collateral Balance as of the last day of the related Collection Period.

Senior Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such distribution date, will be the amount, if any, by which (x) the Class Principal Balance of the senior certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) a percentage and (ii) the Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the initial cut-off date (including amounts on deposit in the Prefunding Account as of the closing date).

Stated Principal Balance—For any mortgage loan as of any date of determination will be generally equal to its outstanding principal balance as of the cut-off date, after giving effect to Scheduled Payments due on or before such date, whether or not received, increased by the portion of any Capitalization Reimbursement Amount allocable to such mortgage loan and reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

Stepdown Date—The date occurring on the earlier of (1) the first distribution date following the distribution date on which the aggregate Class Principal Balance of the Class A Certificates is reduced to zero and (2) the later of (x) the distribution date specified in the term sheet to which this term sheet supplement relates and (y) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the mortgage loans during the related Collection Period but before giving effect to payments on the Certificates on such distribution date) is greater than or equal to the percentage specified in the term sheet to which this term sheet supplement relates.

Subordinate Group Balance—For any distribution date and each loan group will be the Aggregate Loan Group Collateral Balance for the mortgage loans related to such loan group less the aggregate Class Principal Balance of the Class A Certificates and Residual Certificates related to such loan group.

Subordinate Net Funds Cap—For any distribution date and the Class M Certificates and the Class B Certificates, will be a per annum rate equal to a weighted average of the Group Senior Net Funds Caps for such distribution date, weighted on the basis of the Subordinate Group Balance for each loan group.

Substitution Amount—The amount, if any, by which the Stated Principal Balance of a mortgage loan required to be removed from the trust due to a breach of a representation and warranty or defective documentation exceeds the Stated Principal Balance of the related substitute mortgage loan or mortgage loans, plus unpaid interest accrued thereon.

Swap Notional Amount—For any Swap Payment Date, the amount set forth in the term sheet to which this term sheet supplement relates.

Targeted Overcollateralization Amount—For any distribution date prior to the Stepdown Date, the percentage set forth in the term sheet to which this term sheet supplement relates; with respect to any distribution date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, the greater of (a) the percentage set forth in the term sheet to which this term sheet supplement relates or (b) 0.50% of the Aggregate Collateral Balance as of the initial cut-off date (including amounts on deposit in the Prefunding Account, if any, as of the closing date); with respect to any distribution date on or after the Stepdown Date with respect to which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount for the distribution date immediately preceding such distribution date.

Trigger Event—For any distribution date, as set forth in the term sheet to which this term sheet supplement relates.

Distributions of Interest

The pass-through rate for each of the LIBOR Certificates for each distribution date is a per annum rate equal to the lesser of (i) the sum of the one-month LIBOR for that distribution date plus the related certificate margin and (ii) the applicable Net Funds Cap.

The certificate margins for the LIBOR Certificates will be set forth in the applicable prospectus supplement.

The amount of interest payable on each distribution date in respect of each class of LIBOR Certificates will equal the sum of (1) Current Interest for such class on such date and (2) any Carryforward Interest for such class and date.  Interest will accrue on each class of LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.

With respect to each distribution date, to the extent that a Basis Risk Shortfall exists for any class of LIBOR Certificates, such class will be entitled to receive the amount of any Basis Risk Shortfall from Monthly Excess Cashflow treated as paid from and to the extent of funds on deposit in a reserve fund (the “Basis Risk Reserve Fund”).  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit specified in the related prospectus supplement and amounts paid in respect of Basis Risk Shortfalls to the offered certificates that would otherwise be paid on the Class X Certificates.  Prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or to amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “—Credit Enhancement—Overcollateralization” on such distribution date, the Class A Certificates (other than the Class A-IO-S Certificates) and the subordinate certificates will be entitled to receive the amount of any Basis Risk Shortfall from available amounts in the Supplemental Interest Trust.

On each distribution date or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent such payments are available to be made on the related distribution date), the Interest Remittance Amount for all of the loan groups for such date will be paid in the following order of priority:

(1)

From the Interest Remittance Amount for the loan group or groups specified in the term sheet to which this term sheet supplement relates, to the trustee, the trustee fee for such date;

(2)

from the Interest Remittance Amount for the loan group or groups specified in the term sheet to which this term sheet supplement relates, to the Credit Risk Manager, the Credit Risk Manager fee for such distribution date;

(3)

from the Interest Remittance Amount for the loan group or groups specified in the term sheet to which this term sheet supplement relates, to the trustee, any trustee fee remaining unpaid after giving effect to clause (1);

(4)

from the Interest Remittance Amount for the loan group or groups specified in the term sheet to which this term sheet supplement relates, to the Credit Risk Manager, any Credit Risk Manager fee remaining unpaid after giving effect to clause (2);

(5)

from the Interest Remittance Amount for all loan groups, pro rata, based on the Interest Remittance Amount for each loan group on such Swap Payment Date, to the Supplemental Interest Trust, any Net Trust Swap Payment or Swap Termination Payment (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)) owed to the Swap Counterparty;

(6)

from the Interest Remittance Amount for all loan groups, to the senior certificates (other than the Class A-IO-S Certificates), pro rata based on amounts due, Current Interest and any Carryforward Interest for such Class and such distribution date, applied in accordance with the allocation rules set forth below;

(7)

first, from the Interest Remittance Amount for the loan group or groups specified in the term sheet to which this term sheet supplement relates, to the Class M Certificates, in ascending numerical order, Current Interest and any Carryforward Interest for such class and such distribution date;

(8)

first, from the Interest Remittance Amount for the loan group or groups specified in the term sheet to which this term sheet supplement relates, to the Class B Certificates, in ascending numerical order, Current Interest and any Carryforward Interest for such class and such distribution date; and

(9)

for application as part of Monthly Excess Cashflow for such distribution date, as described under   “—Credit Enhancement—Overcollateralization” below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (8) above (such amount, “Monthly Excess Interest”) for such distribution date.

The Interest Remittance Amount for all of the loan groups distributed pursuant to clause (6) above will be applied to the senior certificates as follows:

·

amounts distributed to the Class A Certificates and Residual Certificates related to any loan group will reduce the Interest Remittance Amount for that loan group before any reduction to the Interest Remittance Amount for the other loan group or groups in respect of such distribution.

The Swap Agreement

If the trust includes a swap agreement, a separate trust will be created under the pooling and servicing agreement (the “Supplemental Interest Trust”) which will hold a swap agreement (the “Swap Agreement”) documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule, Confirmation and Credit Support Annex between the trustee, on behalf of the Supplemental Interest Trust and the Swap Counterparty, for the benefit of the Certificates.

Under the Swap Agreement, on each Swap Payment Date (as defined below) beginning on the date specified in the term sheet to which this term sheet supplement relates and until the Swap Payment Date occurring on the date specified in the term sheet to which this term sheet supplement relates, (1) the trustee, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Counterparty an amount equal to the product of (a) 1/12, (b) a percentage and (c) the applicable Swap Notional Amount (the “Trust Swap Payment”) and (2) the Swap Counterparty will be obligated to pay to the trustee, on behalf of the Supplemental Interest Trust, an amount equal to the product of (a) one-month LIBOR (as determined pursuant to the Swap Agreement in accordance with the definition of “USD-LIBOR-BBA” set forth in the Annex to the 2000 ISDA Definitions.), (b) a fraction, the numerator of which is the actual number of days elapsed in the related Calculation Period (as defined below) and the denominator of which is 360 and (c) the applicable Swap Notional Amount (the “Counterparty Payment”).  Payments under the Swap Agreement will be made on a net basis.  The excess, if any, of a Trust Swap Payment over a Counterparty Payment in connection with any Swap Payment Date is referred to herein as a “Net Trust Swap Payment.”  The excess, if any, of a Counterparty Payment over a Trust Swap Payment in connection with any Swap Payment Date is referred to herein as a “Net Counterparty Payment.”

A “Swap Payment Date” means one business day (as defined in the Swap Agreement) prior to the 25th day of each month beginning on the date specified in the term sheet to which this term sheet supplement relates.  The “Swap Termination Date” will be the date specified in the term sheet to which this term sheet supplement relates.

With respect to each of the Supplemental Interest Trust and the Swap Counterparty, the “Calculation Period” will be set forth in the Confirmation relating to the Swap Agreement.

The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

The respective obligations of the Swap Counterparty and the Supplemental Interest Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Event of Default shall have occurred and be continuing with respect to the Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to any transaction under the Swap Agreement.

“Swap Default” means the occurrence of a Swap Event of Default, a Termination Event with respect to the Swap Agreement or an Additional Termination Event with respect to the Swap Agreement.

“Events of Default” under the Swap Agreement (each a “Swap Event of Default”) include the following standard events of default as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement:

·

“Failure to Pay or Deliver,”

·

“Bankruptcy,” provided that clause (2) thereof shall not apply to the Supplemental Interest Trust, and

·

“Merger without Assumption” (but only with respect to the Swap Counterparty).

“Termination Events” under the Swap Agreement (each a “Termination Event”) include the following standard termination events as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement:

·

“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement);

·

“Tax Event” (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes due to a change in tax law); and

·

“Tax Event Upon Merger” (which generally relates to the Swap Counterparty making a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger).

In addition, there are “Additional Termination Events”

(a)

relating to the Supplemental Interest Trust, as specified in the Swap Agreement; and

(b)

relating to the Swap Counterparty’s ratings whereby, if the ratings of the debt obligations of the Swap Counterparty fall below the levels specified in the Swap Agreement and the Swap Counterparty fails, at its cost, and only to the extent the applicable Certificates are rated by the relevant Rating Agency, to perform one or more actions within the time specified in the Swap Agreement, as specified in the related Swap Agreement.

If the credit ratings of the Swap Counterparty, to the extent the relevant Rating Agency is rating the applicable Certificates, are downgraded to a rating level below a certain level or if such ratings are withdrawn, then the Swap Counterparty must seek to replace itself with a substitute swap counterparty and may in certain circumstances be required to post collateral while such swap counterparty is being found.  Failure to comply with the rating downgrade provisions set out in the Swap Agreement may constitute an Additional Termination Event in respect of the Swap Counterparty.

Upon any Swap Default, the Supplemental Interest Trust or the Swap Counterparty may be liable to make a termination payment (the “Swap Termination Payment”) to the other (regardless, if applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust and the Swap Counterparty under the remaining scheduled term of the Swap Agreement.  In the event that the trustee, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Swap Payment Date, and on any subsequent Swap Payment Dates until paid in full, in accordance with the priorities set forth under “—Distributions of Interest”, “—Distributions of Principal” and “—Credit Enhancement—Overcollateralization”.

In addition, the Swap Counterparty may (except in the case of a transfer pursuant to the rating downgrade provisions discussed above), subject to acknowledgement by each of the Rating Agencies that the rating of the relevant certificate will not be downgraded or withdraw, assign its obligations under the Swap Agreement (i) with the prior written consent of the trustee, on behalf of the Supplemental Interest Trust, to an unaffiliated party or (ii) without the prior written consent of the trustee, on behalf of the Supplemental Interest Trust, to an affiliated party, that either has at least equivalent credit ratings as the Swap Counterparty Rating Requirements or has furnished a guarantee, subject to approval by S&P, of its obligations under the Swap Agreement from a guarantor with at least equivalent credit ratings as the Guarantor Rating Requirements.

Any Net Trust Swap Payment deposited to the Supplemental Interest Trust by the trustee will be distributed to the Swap Counterparty.  To the extent that a Swap Termination Payment is made by the Swap Counterparty to the Supplemental Interest Trust, such specific amount shall be used to make any upfront payment required under a replacement swap agreement and to the extent that any payments are received from a replacement swap counterparty as payment by such replacement swap counterparty to enter into a replacement transaction(s), such specific amounts shall be used to pay directly any termination payments owing to the Swap Counterparty that is being replaced.

Notwithstanding anything to the contrary contained herein, in the event that a replacement swap agreement is not obtained within 30 days after receipt by the trustee of the Swap Termination Payment paid by the original Swap Counterparty, the trustee will deposit such Swap Termination Payment into the Supplemental Interest Trust and will, on each distribution date, withdraw from the Supplemental Interest Trust an amount equal to the Net Counterparty Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Counterparty (computed in accordance with the terms of the original Swap Agreement) and distribute such amount in the priority set forth below.

Any Net Counterparty Payment deposited to the Supplemental Interest Trust by the Swap Counterparty will be distributed on the related distribution date as follows:

(i)

to the senior certificates (other than the Class A-IO-S Certificates), pro rata based on amounts due, Current Interest and any Carryforward Interest for such Class and distribution date, after giving effect to distributions of such amounts as described under “—Distributions of Interest.”

(ii)

to the Class M Certificates, in ascending numerical order, and then to the Class B Certificates, in ascending numerical order, Current Interest and any Carryforward Interest for such Class and distribution date, after giving effect to distributions of such amounts as described under “—Distributions of Interest.”

(iii)

to the Principal Remittance Amount, the Net Cumulative Realized Loss Amount on such distribution date.

(iv)

 to the Class M Certificates, in ascending numerical order, and then to the Class B Certificates, in ascending numerical order, any applicable Deferred Amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described hereunder under “—Credit Enhancement—Overcollateralization” on such distribution date;

(v)

 to the LIBOR Certificates, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “—Credit Enhancement—Overcollateralization” on such distribution date; and

(vi)

to the Class X Certificates, any remaining amounts.

Payments from the Supplemental Interest Trust to pay Basis Risk Shortfalls to the LIBOR Certificates will be made in the order in which Basis Risk Shortfalls are paid from Monthly Excess Cashflow, as described herein under “—Credit Enhancement—Overcollateralization” on such distribution date.

On the related closing date, the Supplemental Interest Trust or the Swap Counterparty may make a payment to the other party to account for changes in market conditions between the time that the terms of the Swap Agreement were determined for the purpose of structuring and marketing the certificates and the time that the Swap Agreement price was determined.  Any payment required to be made by the Supplemental Interest Trust to the Swap Counterparty will be paid by the depositor and will not diminish the value of the trust assets.  Any payment required to be made by the Swap Counterparty to the Supplemental Interest Trust will be distributed by the Supplemental Interest Trust to the depositor and will not be available for distribution to certificateholders.

Distributions of Principal

Distributions of principal on the senior certificates (other than the Class A-IO-S Certificates) will be made primarily from the Principal Payment Amount, to the extent of available funds, as described below.  Distributions of principal on the Class M Certificates and Class B Certificates will be made primarily from the Principal Payment Amount after distributions of principal have been made on the senior certificates.

The Principal Payment Amount will be paid on each distribution date, or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent such payments are available to be made on the related distribution date), as follows:

I.

On each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred and is continuing, or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date, the Principal Payment Amount will be paid in the following order of priority:

(i)

first from the Principal Remittance Amount derived from the loan group or groups specified in the term sheet to which this term sheet supplement relates, to the Supplemental Interest Trust any unpaid Swap Termination Payment owed to the Swap Counterparty (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement));

(ii)

from the Principal Remittance Amount derived from any loan group, sequentially, first to (w) the Residual Certificates, if the Residual Certificates are related to such loan group, until the Class Principal Balance thereof is reduced to zero, second (x) on the first distribution date after the expiration of the latest expiring prepayment penalty term, to the Class P Certificates, if the Class P Certificates are related to such loan group, until the Class Principal Balance is reduced to zero, third to (y) the Class A Certificates related to such loan group, until the Class Principal Balance thereof is reduced to zero, and then to (z) the Class A Certificates related to any other loan group or groups, in the order specified in the term sheet to which this term sheet supplement relates, until the respective Class Principal Balance of such class is reduced to zero;

(iii)

to the Class M Certificates, in ascending numerical order, until the Class Principal Balance of such class has been reduced to zero;

(iv)

to the Class B Certificates, in ascending numerical order, until the Class Principal Balance of such class has been reduced to zero;

(v)

for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—Overcollateralization” below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (iv) above.

II.

On each distribution date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event has not occurred or is not continuing, or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent such payments are available to be made on the related distribution date), the Principal Payment Amount for such date will be paid in the following order of priority:

(i)

first from the Principal Remittance Amount derived from the loan group or groups specified in the term sheet to which this term sheet supplement relates, to the Supplemental Interest Trust any unpaid Swap Termination Payment owed to the Swap Counterparty (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement));

(ii)

from the Principal Remittance Amount derived from any loan group, sequentially, first to (x) the Class A Certificates related to such loan group, in the order specified in the term sheet to which this term sheet supplement relates, until the respective Class Principal Balance of such class is reduced to zero, second (y) on the first distribution date after the expiration of the latest expiring prepayment penalty term, to the Class P Certificates, if the Class P Certificates relate to such loan group, until the Class Principal Balance is reduced to zero and third to (z) the Class A Certificates related to any other loan group or groups, until the Class Principal Balance thereof is reduced to zero, the Group Allocation Amount related to such loan group and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the related mortgage loans;

(iii)

to the Class M Certificates, in ascending numerical order, the applicable M Principal Payment Amount for such class and for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

(iv)

to the Class B Certificates, in ascending numerical order, the applicable B Principal Payment Amount for such class and for such distribution date, until the Class Principal Balance of such class has been reduced to zero; and

(v)

for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—Overcollateralization” below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (iv) above.

Credit Enhancement

Credit enhancement for the offered certificates consists of the subordination of the subordinate certificates, the priority of application of Realized Losses, overcollateralization and amounts available under the Swap Agreement to cover certain Realized Losses on the mortgage loans.

Subordination.  The rights of holders of the subordinate certificates to receive payments with respect to the mortgage loans will be subordinated to such rights of holders of each class of offered certificates having a higher priority of payment.  This subordination is intended to enhance the likelihood of regular receipt by holders of offered certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the mortgage loans.

The limited protection afforded to holders of classes of certificates with a higher priority of payment by means of the subordination of certain classes of certificates having a lower priority of payment will be accomplished by the preferential right of holders of such classes of certificates with a higher priority of payment to receive distributions of interest and principal on any distribution date prior to classes with a lower priority of payment.

Application of Realized Losses.  If a mortgage loan becomes a Liquidated Mortgage Loan, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of such mortgage loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on mortgage loans will have the effect of reducing amounts payable in respect of the Class X Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date).

If on any distribution date, after giving effect to all Realized Losses incurred with respect to mortgage loans during the Collection Period for such distribution date and payments of principal on such distribution date, the aggregate Class Principal Balance of the certificates exceeds the Aggregate Collateral Balance for such distribution date (such excess, an “Applied Loss Amount”), such amount will be allocated in reduction of the Class Principal Balance of first, the Class B Certificates, in descending numerical order, until the Class Principal Balance of each such class has been reduced to zero; and second, the Class M Certificates, in descending numerical order, until the Class Principal Balance of each such class has been reduced to zero.  The Class Principal Balance of the Class A Certificates will not be reduced by the allocation of Applied Loss Amounts.

Holders of subordinate certificates will not receive any payments in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow and amounts paid under the Swap Agreement, each as described below.

Swap Agreement.  In certain circumstances, payments made to the Supplemental Interest Trust under the Swap Agreement may be available to cover certain Realized Losses on the mortgage loans, as described herein under “—The Swap Agreement.”

Overcollateralization.

As of the related closing date, the Aggregate Collateral Balance as of the initial cut-off date will exceed the aggregate outstanding Class Principal Balance of the LIBOR Certificates and the Class P Certificates in an amount equal to a percentage as set forth in the term sheet to which this term sheet supplement relates.  This feature is referred to as overcollateralization.  The weighted average net mortgage rate of the mortgage loans is generally expected to be higher than the weighted average of the pass-through rates of the certificates plus certain expenses of the trust, thus generating excess interest collections.  This Monthly Excess Interest will be available on each distribution date to maintain the required level of overcollateralization.  Such application of interest collections as payments of principal will cause the aggregate Class Principal Balance of the certificates to amortize more rapidly than the Aggregate Loan Balance.  However, Realized Losses will reduce overcollateralization, and Monthly Excess Interest may not be sufficient to maintain the required level of overcollateralization, resulting in an Overcollateralization Deficiency.

In addition, to the extent that a Trigger Event has not occurred and the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of the Principal Remittance Amount will not be applied in reduction of the aggregate Class Principal Balance of the certificates, but will instead, be applied as described below.

On each distribution date, the Monthly Excess Cashflow will be distributed in the following order of priority, provided, however, the distributions, if any, made pursuant to subclause (8) will be made on the Swap Payment Date to the extent such distributions would be made on such distribution date:

(1) (A)

until the aggregate Class Principal Balance of the LIBOR Certificates equals the Aggregate Collateral Balance for such distribution date minus the Targeted Overcollateralization Amount for such date, on each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred or is continuing, to the extent of Monthly Excess Interest for such distribution date, to the LIBOR Certificates, in the following order of priority:

(a)

to the extent of the Monthly Excess Interest derived from any loan group, sequentially, first to (x) the Class A Certificates related to such loan group, until the Class Principal Balance thereof is reduced to zero, and then to (y) the Class A Certificates related to any other loan group or groups, in the order specified in the term sheet to which this term sheet supplement relates, until the respective Class Principal Balance of such class is reduced to zero, the Group Excess Interest Amount related to such loan group;

(b)

to the Class M Certificates, in ascending numerical order, until the Class Principal Balance of each such class has been reduced to zero;

(c)

to the Class B Certificates, in ascending numerical order, until the Class Principal Balance of each such class has been reduced to zero; and

(B)

on each distribution date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred or is not continuing, to fund any principal distributions required to be made on such distribution date set forth above in subclause II under “—Distributions of Principal,” after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

(2)

to the Class M Certificates, in ascending numerical order, any Deferred Amount with interest thereon at the pass-through rate for such class;

(3)

to the Class B Certificates, in ascending numerical order, any Deferred Amount with interest thereon at the pass-through rate for such class;

(4)

to the Class A Certificates (other than the Class A-IO-S Certificates), pro rata based on amounts due, any applicable Basis Risk Shortfall for each such class;

(5)

to the Class M Certificates, in ascending numerical order, any applicable Basis Risk Shortfall for such class;

(6)

to the Class B Certificates, in ascending numerical order, any applicable Basis Risk Shortfall for such class;

(7)

to the Basis Risk Reserve Fund, any amount required to be paid thereto;

(8)

to the Supplemental Interest Trust, any Swap Termination Payment (if the Swap Counterparty is the Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)) owed to the Swap Counterparty;

(9)

to the Class X Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and

(10)

to the Residual Certificates, any remaining amount.  It is not anticipated that any amounts will be distributed to the Residual Certificates under this clause (10).

Distributions pursuant to subclauses (2) and (3) on any distribution date will be made after giving effect to withdrawals from the Supplemental Interest Trust to pay Deferred Amounts on such date.  Distributions pursuant to subclauses (4) through (6) on any distribution date will be made after giving effect to withdrawals from the Supplemental Interest Trust to pay Basis Risk Shortfalls to the offered certificates on such date.

Optional Termination; Auction Sale

On any distribution date on or after which the Aggregate Collateral Balance is less than 10% of the Aggregate Loan Balance as of the initial cut-off date plus amounts on deposit in the Prefunding Account as of the closing date, and certain conditions specified in the pooling and servicing agreement are satisfied, the Terminating Entity may, but is not required to, direct the servicer servicing the largest percentage of the mortgage loans at the time of such optional termination to purchase, on behalf of the Terminating Entity, the mortgage loans, any REO Property and the other assets in the trust for a price equal to the sum of (i) 100% of the aggregate outstanding principal balance of the mortgage loans plus accrued interest thereon at the applicable mortgage rate to the date of purchase, (ii) the fair market value of the other assets in the trust, (iii) any unreimbursed Advances and servicing fees and other amounts payable to the servicers and the trustee and (iv) the amount of any unpaid Swap Termination Payment owed to the Swap Counterparty (the “Par Value”).

The “Terminating Entity” shall be the entity described in the prospectus supplement.

If such option is exercised, the trust will be terminated effecting an early retirement of the certificates.  There can be no assurance when such option will be exercised.

If the option to purchase mortgage loans and the other assets in the trust as described above is not exercised and the Aggregate Collateral Balance declines below 5% of the Aggregate Loan Balance as of the initial cut-off date plus amounts on deposit in the Prefunding Account as of the closing date, the trustee will conduct an auction to sell the mortgage loans and the other assets in the trust.  The trustee shall solicit good faith bids for the mortgage loans and the other assets in the trust from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential mortgage loans similar to the mortgage loans in the mortgage pool.  The trustee shall sell the mortgage loans to the institution with the highest bid exceeding the Par Value plus certain expenses set forth in the pooling and servicing agreement.  If less than three bids are received or the highest bid received is less than the Par Value plus such expenses, the trustee shall not sell the mortgage loans and the other assets in the trust and, unless certain conditions specified in the pooling and servicing agreement are not satisfied, the trustee shall continue conducting auctions every six months until the earlier of (a) the completion of a successful auction and (b) the exercise of the optional termination by the Terminating Entity, as described above.

If the purchase option is exercised or if a successful auction occurs with respect to the mortgage loans it will effect an early retirement of the certificates.  Distributions on the certificates relating to any optional termination or auction will be treated as a prepayment of the mortgage loans and paid in accordance with the priorities and amounts set forth above under “Description of the Certificates”.  The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled.

The Trustee

The Trustee for a series will be U.S. Bank National Association (“U.S. Bank”), unless otherwise identified in the term sheet to which this term sheet supplement relates.

U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp.  As of March 31, 2006, U.S. Bancorp serves approximately 13.4 million customers, operates 2,430 branch offices in 24 states and has over 51,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities.  The pooling and servicing agreement will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

U.S. Bank has provided corporate trust services since 1924.  As of March 31, 2006, U.S. Bank was acting as trustee with respect to 56,104 issuances of securities with an aggregate outstanding principal balance of over $1.5 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation.  Following the closing of the transaction, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

The trustee shall make each monthly statement available to the certificateholders via the trustee’s internet website at http://www.usbank.com/abs.  Certificateholders with questions may direct them to the trustee’s bondholder services group at (800) 934-6802.

As of March 31, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 187 issuances of sub-prime mortgage backed securities with an outstanding aggregate principal balance of approximately $41,806,600,000.

The trustee’s procedures for performing its duties as required by the pooling and servicing agreement are set forth as follows:

A U.S. Bank analyst (an “Analyst”) will review the relevant executed legal transaction documents for this transaction (collectively, the “Documents”) and program the distribution module of U.S. Bank’s cash-flow modeling system (the “System”) to provide the necessary calculations for this transaction.  The programming will consist of modeling all collection and withdrawal activity that will take place in all of the issuing entity accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the certificateholders and various other parties.  All trigger events set forth in the Documents will be modeled without regard to probability of occurrence.

Prior to the first distribution to the certificateholders, a supervisor for the transaction (the “Supervisor”) will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output.  The Supervisor will also review the content of the certificateholder statements prior to the first distribution date to ensure that all information required by the Documents is present and correct.

The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions, and in no event later than the earliest date a trigger event could occur.  The Supervisor’s responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the certificateholder statement includes all items required to be reported by the Documents.

On a monthly basis, an Analyst will obtain from the servicer a file containing the payment activity for the related collection period on a loan-by-loan basis.  The loan file will be converted to a database format and loaded into the System program.  Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the cut-off date or the most recent collection period.  Once the loan data is confirmed with the servicer, the analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

To the extent U.S. Bank is required by the documents to re-compute any loan-data elements supplied by the servicer, U.S. Bank will do so based on information received from the servicer.  U.S. Bank will identify all discrepancies and bring them to the attention of the servicer for resolution.  If all discrepancies are not resolved by the date required in the Documents, U.S. Bank will deliver a discrepancy memorandum to the servicer.

The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific checklist.  Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor.  The Supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items.

In the past three years, the trustee has not made material changes to the policies and procedures of its securities administration services for mortgage-backed securities.  However, the trustee acquired the securities administration business of State Street Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of the securities administrator acquired from State Street used slightly different procedures than those set forth above to review the data for each certificateholder statement.  Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed certificateholder statement prior to its distribution.  As of January 1, 2006, all offices of the trustee will use the procedures set forth above.

The trustee’s duties are limited solely to its express obligations under the pooling and servicing agreement.  For information, with respect to the trustee’s liability under the pooling and servicing agreement and any indemnification that the trustee will be entitled to from the issuing entity, see “The Trust Fund—Certain Matters Regarding the Servicer, the Depositor, the Trustee and the Special Servicer” in the accompanying prospectus.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee.  The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes incapable of acting under the pooling and servicing agreement or insolvent.  The trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates.  In such circumstances, the depositor will also be obligated to appoint a successor trustee.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  Any expenses associated with the resignation or removal of the trustee and the appointment of a successor will generally be paid by the depositor or the trust.

The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates and may transact business with other interested parties with the same rights as it would have if it were not trustee.

The trustee will not be liable under the pooling and servicing agreement:

·

expect for the performance of such duties and obligations as are specifically set forth in the pooling and servicing agreement;

·

for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement; or

·

for any action taken or omitted by it in good faith in accordance with the direction of holders of certificates evidencing at least 25% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under the pooling and servicing agreement.

In the absence of bad faith, the trustee may conclusively rely upon any certificates or opinions of counsel furnished to such trustee under the pooling and servicing agreement.  Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel.  The trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to it or unless it has received written notice thereof.

Reports to Certificateholders

On each distribution date, the trustee will provide or make available to each holder of a certificate, the Rating Agencies (as specified in the term sheet to which this term sheet supplement relates) and the Swap Counterparty a statement (based solely on information received from the servicers and the Swap Counterparty) setting forth, among other things, the information set forth in the prospectus under “Description of the Certificates—Reports to Securityholders.”  The trustee will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the trustee’s website.  Assistance in using the website can be obtained by calling the trustee’s customer service desk.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and so indicating.  The trustee shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the trustee shall provide timely and adequate notification to all above parties regarding any such changes.

Restrictions on Transfer of the Residual Certificates

The Residual Certificates will be subject to the restrictions on transfer described in the prospectus under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.”  The pooling and servicing agreement will provide that the Residual Certificates, in addition to other classes of certificates, may not be acquired by a Plan or with assets of such a Plan unless certain conditions are met.

YIELD AND PREPAYMENT CONSIDERATIONS

General

The yields to maturity (or to early termination) on the offered certificates will be affected in varying degrees by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the mortgage loans.  The yields to maturity (or to early termination) on the senior certificates will be most affected by the rate of such principal payments on the mortgage loans in the related loan group.  Such yields will also be affected by the extent to which mortgage loans bearing higher mortgage rates prepay at a more rapid rate than mortgage loans with lower mortgage rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price for the offered certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  A portion of the mortgage loans will be adjustable-rate mortgage loans.  As is the case with fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loans to “lock in” a lower fixed interest rate.  The mortgage loans that are fixed rate for a certain period of time and then begin to adjust may become subject to higher prepayment rates as these loans near their respective initial adjustment dates, even if prevailing interest rates for mortgage loans of a comparable term and risk level are at or even slightly above the loan rates, as the borrowers attempt to avoid increases in their monthly payments.  However, no assurance can be given as to the level of prepayments that the mortgage loans will experience.  Other factors affecting prepayment of the mortgage loans include such factors as changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.  A majority of the mortgage loans have due-on-sale clauses.  The enforcement of a due-on-sale clause will generally have the same effect as a prepayment on a mortgage loan.

A portion of the mortgage loans may be subject to prepayment penalties during intervals ranging generally from six months to five years following origination.  Such prepayment penalties may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

The rate of principal payments on the mortgage loans will also be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to certain breaches of representations and warranties or defective documentation.  The timing of changes in the rate of prepayments, liquidations and purchases of the related mortgage loans may, and the timing of Realized Losses, will significantly affect the yield on the certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the offered certificates.  In general, the earlier a prepayment of principal of the related mortgage loans, the greater the effect on the yield on the certificates.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters.  Under the pooling and servicing agreement, the trustee will receive certain representations and warranties relating to the characteristics of the mortgage loans made by the seller. The seller will represent and warrant that as of the closing date, each mortgaged property was free of material damage.  In the event of an uncured breach of such representation and warranty that materially and adversely affects the interests of the certificateholders, the seller will be required to repurchase the affected mortgage loan or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, or landslides (or other cause) occurs after the closing date, the seller will not have any such obligation.  In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding and landslides, and flood or landslide insurance may not have been obtained with respect to such mortgaged properties.  As a consequence, Realized Losses could result.  To the extent that the insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, such proceeds will be used to prepay the related mortgage loans in whole or in part.  Any repurchases or repayments of the mortgage loans may reduce the weighted average lives of the offered certificates and will reduce the yields on such certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of the mortgage loans will result in payments to holders of the certificates of principal amounts that would otherwise be paid over the remaining terms of such mortgage loans.  The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans.  In general, defaults on the mortgage loans are expected to occur with greater frequency in their early years.

The yields to investors in the offered certificates will be affected by the optional purchase of the mortgage loans or the auction, as described under “Description of the Certificates—Optional Termination; Auction Sale” herein.

If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the mortgage loans, the actual yield may be lower than that so calculated.  Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated.

The pass-through rates applicable to the LIBOR Certificates will be affected by the level of one-month LIBOR from time to time, and by the mortgage rates of the mortgage loans from time to time as described under “Risk Factors—The yield on your securities may also be affected by changes in the mortgage interest rate, if applicable” in the prospectus.

Principal Prepayments and Compensating Interest

When a mortgagor prepays a mortgage loan in full between its due dates, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month.  Also, when a prepayment in part is made on a mortgage loan together with the Scheduled Payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount of the prepayment in part as of that due date, but the principal from that mortgage loan is not paid to the holders of certificates until the distribution date in the next month.  As a result, one month of interest shortfall accrues on the amount of such principal prepayment in part.

To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of a voluntary prepayment in full on a mortgage loan between its due dates each servicer will pay Compensating Interest to the limited extent and in the manner described under “Fees and Expenses of the Trust—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans.”

To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a principal prepayment in full, or to the extent that there is an interest deficiency from a prepayment in part on a mortgage loan, such remaining deficiency will be covered by excess interest collections on the mortgage loans.  If excess interest collections are insufficient, each class of certificates will be allocated such shortfall, to the extent of interest due, on a pro rata basis.

Mandatory Prepayment

In the event that at the end of the Prefunding Period there are any remaining amounts on deposit in the Prefunding Account, the holders of the Class A Certificates (other than the Class A-IO-S Certificates) related to the applicable loan group will receive an additional distribution allocable to principal in an amount equal to the amount remaining in the Prefunding Account in respect of the related loan group.  Although there can be no assurance, the depositor anticipates that there should be no material principal payment to the holders of the Class A Certificates due to a lack of subsequent mortgage loans.

Overcollateralization

The yields of the offered certificates will be affected by the application of the Monthly Excess Cashflow as described herein and by the amount of overcollateralization.  The amount of such Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the mortgage loans. There can be no assurance as to whether such overcollateralization will be maintained at the levels described herein.  Monthly Excess Cashflow will be available on each distribution date to create or maintain overcollateralization.

Subordination

The senior certificates are senior to the subordinate certificates.  Each Class of Class M Certificates is senior to the classes of Class M Certificates with higher numerical designations, the Class B Certificates and the Class X Certificates.  Each Class of Class B Certificates is senior to the classes of Class B Certificates with higher numerical designations and the Class X Certificates.  As a result, a class of certificates with a higher payment priority will have a preferential right to receive amounts in respect of interest and principal on any distribution date prior to any class with a lower payment priority.  In addition, Applied Loss Amounts will be allocated among the subordinate certificates, other than the Class X Certificates, in reverse order of priority of payment.  As a result, the yields of the subordinate certificates will be more sensitive, in varying degrees, to delinquencies and losses on the mortgage loans than the yields of the senior certificates and classes of subordinate certificates which have a relatively higher priority of payment.

The Pass-Through Rates

The pass-through rate for each class of LIBOR Certificates is subject to a rate cap, as follows:

(a)

for the Class A Certificates related to each loan group, the applicable Group Senior Net Funds Cap; and

(b)

for the Class M Certificates and Class B Certificates, the Subordinate Net Funds Cap.

If the applicable mortgage loans bearing higher mortgage rates were to prepay at rates faster than mortgage loans with lower mortgage rates, the related Net Funds Cap would be lower than otherwise would be the case.  Thus, the effective pass-through rates on the offered certificates will be dependent on the prepayment experience on the mortgage loans.

Although the holders of the LIBOR Certificates will be entitled to receive the related Basis Risk Shortfall to the extent funds are available for that purpose as described and in the priority set forth in this prospectus supplement, there is no assurance that sufficient funds will be available.  The ratings on the LIBOR Certificates do not address the likelihood of payment of any Basis Risk Shortfall.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses).  The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

McKee Nelson LLP, counsel to the depositor, has filed with the depositor’s registration statement one or more opinions stating that the discussion in this section, along with the discussion in the prospectus under “Material Federal Income Tax Consequences,” represents counsel’s opinion as to the material federal income tax consequences of investing in the offered certificates.

Assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, a designated portion of the trust will comprise multiple REMICs in a tiered structure.  The Residual Certificates will represent ownership of the residual interest in each REMIC.  Elections will be made to treat each REMIC created by the pooling and servicing agreement as a REMIC for federal income tax purposes.  For federal income tax purposes, the Basis Risk Reserve Fund, together with the Supplemental Interest Trust, will be treated as an “outside reserve fund” that is beneficially owned by the Class X Certificateholders.

Tax Treatment of the Regular LIBOR Certificates

For tax information reporting purposes, the trustee will treat each beneficial owner of a LIBOR Certificate other than the Residual Certificates (a “Regular LIBOR Certificate”)  as owning a regular interest in the upper tier REMIC and an interest in a limited recourse interest rate cap contract (the “Cap Contract”).  The REMIC regular interest corresponding to a Regular LIBOR Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Certificate to which it corresponds, except that (i) any Swap Termination Payment will be treated as being payable solely from Monthly Excess Cashflow and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the weighted average of the Net Mortgage Rates for all mortgage loans determined by (x) assuming that all amounts in the Prefunding Account are invested in Subsequent Mortgage Loans bearing an interest rate of zero for the first distribution date, (y) taking into account any Net Swap Trust Payment and (z) limiting the Swap Notional Amount, for purposes of determining the amount of any Net Swap Trust Payment, to the aggregate principal balance of the mortgage loans.  As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Regular LIBOR Certificate may exceed the actual amount of distributions on the Regular LIBOR Certificate.

Any amount payable on a Regular LIBOR Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Regular LIBOR Certificate pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to a Regular LIBOR Certificate in excess of the amount payable on the Regular LIBOR Certificate will be treated as having been received by the holder of that Regular LIBOR Certificate and then as having been paid by such holder pursuant to the Cap Contract. Consequently, each beneficial owner of a Regular LIBOR Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC  Regular Certificates” in the prospectus. In addition, each beneficial owner of a Regular LIBOR Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Regular LIBOR Certificate.

Allocations.  A beneficial owner of a Regular LIBOR Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component.

For information reporting purposes, pursuant to the pooling and servicing agreement, the trustee will assume that the Cap Contract components will have nominal value or such other value as specified in the pooling and servicing agreement. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of a Regular LIBOR Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Regular LIBOR Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, see “Material Federal Income Tax Consequences—Taxation of Owners of REMIC  Regular Certificates” in the prospectus.

Original Issue Discount.  The REMIC regular interest component of a Regular LIBOR Certificate may be issued with OID. A beneficial owner of a Regular LIBOR Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC  Regular Certificates—Original Issue Discount” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the prepayment assumption. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

The Cap Contract Components.  The portion of the overall purchase price of a Regular LIBOR Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Regular LIBOR Certificate.

Any payments made to a beneficial owner of a Regular LIBOR Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Regular LIBOR Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Cap Contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the Cap Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of a Regular LIBOR Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of a Regular LIBOR Certificate may have income that exceeds cash distributions on the Regular LIBOR Certificate, in any period and over the term of the Regular LIBOR Certificate. As a result, the Regular LIBOR Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Status of the Offered Certificates.  The REMIC regular interest components of Regular LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Regular LIBOR Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. See “Material Federal Income Tax Consequences—Classification of REMICs” in the prospectus. The Cap Contract components of the Regular LIBOR Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, a Regular LIBOR Certificate generally will not be a suitable investment for a REMIC.

Taxation of the Residual Certificates

A holder of a Residual Certificate must include the taxable income of each related REMIC in its federal taxable income.  The resulting tax liability of the holder generally will exceed cash distributions to the holder during various periods.  All or a significant portion of the taxable income from a Residual Certificate recognized by a holder generally will be treated as “excess inclusion” income, which, with limited exceptions, is subject to U.S. federal income tax in all events.

Purchasers of a Residual Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors regarding those consequences.  See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” in the prospectus.  Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a “noneconomic” residual interest, a “non-significant value” residual interest and a “tax avoidance potential” residual interest.  See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates,” “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions” and “—Excess Inclusions” in the prospectus.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to cause an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and/or to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any entity deemed to hold the plan assets of the foregoing (“Plans”)to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the plan’s acquisition and ownership of those certificates. See “ERISA Considerations” in the prospectus.  Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to an employee benefit plan or other retirement arrangement subject to ERISA and/or to Section 4975 of the Code from engaging in specific transactions involving that plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving plans and other arrangements, including, but not limited to, individual retirement accounts, described under that section.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law.  Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

The U.S. Department of Labor has granted to the Underwriter an individual administrative exemption (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by plans of securities, including certificates, issued by entities that hold investment pools consisting of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  Assuming that the general conditions of the Exemption are met, the Exemption may apply to offered certificates that qualify for the Exemption and that represent fractional undivided interests in a trust comprised of mortgage loans like the mortgage loans in the trust.

For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.

The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use prefunding accounts and that otherwise meet the requirements of the Exemption.  Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date.  This relief is available only when the prefunding account satisfies certain conditions.

In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

Any person purchasing an offered certificate otherwise eligible for purchase by Plans under the Exemption, which offered certificate entitles the holder to receive payments under the swap agreement from the supplemental interest trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such offered certificate without the right to receive payments from the supplemental interest trust, together with the right to receive such payments.

The acquisition, holding and transfer of the offered certificates, excluding the right to receive the payments from the supplemental interest trust, should meet the conditions of the Exemption (other than the those within the control of the investors). However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the offered certificate s without the right to receive payments from the supplemental interest trust during the term of the swap agreement and after the termination of the swap agreement satisfies the terms and conditions of the Exemption. See “ERISA Considerations” in the prospectus. The rating of an offered certificate may change. If the rating of a class of offered certificate s declines below the lowest permitted rating, certificates of that class may no longer be eligible for relief under the Underwriter’s Exemption (although a Plan that had purchased a certificate of that class when the certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase an offered certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

The Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the supplemental interest trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an offered certificate otherwise eligible for the Exemption before the termination of the swap agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). Plan fiduciaries should consult their legal counsel concerning this issue.  Prior to the termination of the swap agreement, each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the swap agreement, any offered certificate whose rating has fallen to below BBB- could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the swap agreement.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the seller, the trustee and the servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA and the U.S. Department of Labor regulations issued thereunder regarding the potential application to, and exemption from, the fiduciary and prohibited transaction provisions of ERISA and/or Section 4975 of the Code to such accounts.

Prospective plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates.  Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

LEGAL INVESTMENT CONSIDERATIONS

The offered certificates will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because certain of the mortgage loans are secured by a second lien on the related mortgaged property.

There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for such investors. See  “Legal Investment” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions described in the underwriting agreement between the depositor and Credit Suisse Securities (USA) LLC (an affiliate of the depositor and the sponsor) (the “Underwriter”), the depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the depositor all of the certificates offered in this prospectus supplement.

The underwriting agreement provides that the obligation of the Underwriter to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of various legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor’s registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the SEC.

The distribution of the offered certificates by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter may effect those transactions by selling its certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the offered certificates, the Underwriter may be deemed to have received compensation from the depositor in the form of an underwriting discount.  The Underwriter and any dealers that participate with the Underwriter in the distribution of the offered certificates may be deemed to be an underwriter and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The underwriting agreement provides that the depositor will indemnify the Underwriter, and under limited circumstances, the Underwriter will indemnify the depositor, against various civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made for the indemnification.

There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity.

LEGAL MATTERS

The validity of the certificates, including material federal income tax consequences relating to the certificates, will be passed on for the depositor by McKee Nelson LLP, New York, New York. McKee Nelson LLP, New York, New York, will pass on specific legal matters on behalf of the Underwriter.

LEGAL PROCEEDINGS

There are no material legal proceedings currently pending against any of the sponsor, the depositor or the issuing entity.

RATINGS

It is a condition of the issuance of the offered certificates that they receive ratings not lower than those indicated in the term sheet to which this term sheet supplement relates from the rating agencies indicated in such term sheet (the “Rating Agencies”).

A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans.  The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates.  The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of any Basis Risk Shortfall or the possibility that a holder of an offered certificate might realize a lower than anticipated yield.  The ratings assigned by the Rating Agencies to the Residual Certificates address only the return of the Class Principal Balance and interest on that balance at the pass-through rate.  The ratings assigned by the Rating Agencies to the Class P Certificates address only the return of the Class Principal Balance of the Class P Certificates,

The depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the offered certificates.  However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency.  Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by the Rating Agencies.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.  In the event that the ratings initially assigned to any of the offered certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such offered certificates.

ANNEX I
GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the offered certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form.  Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC Seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participants or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing systems customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC maybe subject to U.S. withholding tax at a rate of 30% unless such beneficial owner provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

I.

the trustee or the U.S. withholding agent receives a statement—

(a)

from the beneficial owner on Internal Revenue Service (IRS) From W-8BEN (or any successor form) that—

(i)

is signed by the beneficial owner under penalties of perjury,

(ii)

certifies that such beneficial owner is not a United States person, and

(iii)

provides the name and address of the beneficial owner, or

(b)

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that—

(i)

is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

(iii)

provides the name and address of the beneficial owner, and

(iv)

attaches the IRS Form W-8BEN (or any successor form) provides by the beneficial owner;

II.

the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

III.

the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent; or

IV.

the beneficial owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such beneficial owner consult with their tax advisors when purchasing the certificates.

A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the beneficial owner:

I.

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II.

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.